STOCK PURCHASE AGREEMENT by and among TV SQUARED LIMITED THE SECURITY HOLDERS OF THE COMPANY SET FORTH ON ANNEX I HERETO SHAREHOLDER REPRESENTATIVE SERVICES LLC, AS SECURITY HOLDERS REPRESENTATIVE and INNOVID CORP. Dated as of February 6, 2022 1

TABLE OF CONTENTS Page Article I PURCHASE AND SALE .......................................................................................... 2 1.1. Purchase and Sale of the Company Shares ................................................................... 2 1.2. Purchase Price .............................................................................................................. 2 1.3. Closing Date Payments ................................................................................................ 2 1.4. Closing Date Stock Payment ........................................................................................ 4 1.5. Treatment of Company Securities ................................................................................ 4 1.6. Adjustments to Purchase Price at Closing .................................................................... 9 1.7. Withholding Rights ...................................................................................................... 12 1.8. Closing ......................................................................................................................... 12 1.9. Deliveries of the Sellers and the Company at Closing ................................................... 12 1.10. Deliveries of Buyer at Closing ...................................................................................... 15 1.11. Fractional Shares .......................................................................................................... 15 1.12. Consideration Spreadsheet ........................................................................................... 16 Article II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY . 17 2.1. Organization, Qualification, Authorization .................................................................. 18 2.2. Capitalization ............................................................................................................... 18 2.3. Subsidiaries .................................................................................................................. 19 2.4. Non-contravention; Consents; Enforceability .............................................................. 19 2.5. Financial Statements .................................................................................................... 20 2.6. Taxes ........................................................................................................................... 21 2.7. Assets .......................................................................................................................... 24 2.8. Material Contracts ........................................................................................................ 24 2.9. Real Property ............................................................................................................... 26 2.10. International Trade ...................................................................................................... 26 2.11. Anti-Bribery ................................................................................................................. 26 2.12. Intellectual Property ..................................................................................................... 27 2.13. Privacy and Personal Data ............................................................................................ 29 2.14. Litigation ..................................................................................................................... 31 2.15. Absence of Certain Changes ........................................................................................ 31 2.16. No Breach of Law or Governing Document; Licenses and Permits ............................. 32 2.17. Environmental Matters ................................................................................................ 33 2.18. Labor Matters; Employee Benefits ............................................................................... 33 2.19. Insurance ..................................................................................................................... 38 2.20. Brokers, Finders ........................................................................................................... 38 2.21. Affiliate Transactions ................................................................................................... 38 2.22. IT Systems ................................................................................................................... 38 Article III REPRESENTATIONS AND WARRANTIES OF SELLERs ............................... 39 3.1. Organization; Authorization ......................................................................................... 39 2

3.2.	Non-Contravention; Consents	39
3.3.	Ownership of Shares	40
3.4.	Brokers, Finders	40
3.5.	Litigation	40
3.6.	Securities Matters	40
3.7.	Waiver	45
Article IV REPRESENTATIONS AND WARRANTIES OF BUYER		46
4.1.	Organization; Authorization	46
4.2.	Non-Contravention; Consents	46
4.3.	Brokers, Finders	47
4.4.	Issuance	47
4.5.	Sufficiency of Funds	47
4.6.	No Other Representations or Warranties	47
Article V COVENANTS		47
5.1.	Confidentiality	47
5.2.	Public Announcements	48
5.3.	Cooperation	48
5.4.	Taxes	49
5.5.	Conduct of Business Until Closing	51
5.6.	Termination of Employee Benefits	52
5.7.	Exclusivity; Proposed Acquisition Transactions	52
5.8.	Non-Competition; Non-Solicitation	53
5.9.	Access to Information	54
5.10.	Code Section 280G	54
5.11.	Registration of Stock Consideration	55
5.12.	Director and Officer Indemnification	59
5.13.	Lock-Up	59
5.14.	R&W Policy	59
5.15.	Waiver of Preemptive Rights	59
5.16.	Company Power of Attorney	60
5.17.	Power of Attorney	60
5.18.	Termination of Shareholders Agreement and Loan Notes	60
Article VI CONDITIONS TO CLOSING		61
6.1.	Conditions Precedent to Buyer's Obligation to Effect Closing	61
6.2.	Conditions Precedent to Sellers Obligation to Effect Closing	62
Article VII TERMINATION		63
7.1.	Termination	63
7.2.	Effect of Termination	64
Article VIII INDEMNIFICATION		64
8.1.	Survival of Representations and Warranties	64
8.2.	Certain Limitations	65

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8.3.	Company Securityholder's Agreement to Indemnify	66
8.4.	Buyer's Agreement to Indemnify	67
8.5.	Notice of Claim	68
8.6.	Defense of Third-Party Claims	69
8.7.	Resolution of Claim	69
8.8.	Claims Against Escrow	70
8.9.	Release of Remaining Escrow Amount	70
8.10.	Representation and Warranty Insurance	70
8.11.	Tax Treatment	71
8.12.	Further Acknowledgements by the Buyer	71
8.13.	Exclusive Remedy	72
Article IX HOLDERS REPRESENTATIVE		72
9.1.	Appointment of Holders Representative; Power and Authority	72
Article X MISCELLANEOUS PROVISIONS		75
10.1.	Expenses	75
10.2.	Certain Interpretative Matters	75
10.3.	Notices	75
10.4.	Assignment	77
10.5.	Entire Agreement	77
10.6.	Modifications, Amendments and Waivers	77
10.7.	Counterparts	77
10.8.	Governing Law; Submission to Jurisdiction	77
10.9.	Waiver of Jury Trial	78
10.10.	Severability	78
10.11.	Remedies Cumulative; Specific Performance	78
10.12.	Schedules	78
10.13.	No Presumption	78
10.14.	No Third Party Beneficiary	79
10.15.	Waiver of Conflicts Regarding Representation	79

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INDEX OF ANNEXES, EXHIBITS AND SCHEDULES Annex Description Annex I-1 Sellers Annex I-2 Company Securityholders Annex II Exercising Optionholder Annex III Non-Exercising Optionholder Annex IV Knowledge Parties Exhibit Description Exhibit A Certain Defined Terms Exhibit B Joinder Agreement Exhibit C-1 Option Cancellation Agreement (Unapproved Options) Exhibit C-2 Option Cancellation Agreement (Minor ISO) Exhibit C-3 Option Cancellation Agreement (Other ISO) Exhibit D Excluded Seller General Representations Exhibit E R&W Policy Exhibit F-1 Notice of Exercise for Unapproved Options Exhibit F-2 Notice of Exercise for Exercised EMI Options Exhibit G Replacement Option Agreements Exhibit H Replacement ISO Agreements Exhibit I-1 Non-U.S. Person Sellers Exhibit I-2 U.S. Person Sellers Exhibit J Escrow Agreement Exhibit K Net Working Capital Illustration Schedules Description Disclosure Schedule 5

STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 6, 2022 (the “Agreement Date”), by and among TV Squared Limited, a private company limited by shares incorporated under the laws of Scotland (the “Company”), the stockholders of the Company set forth on Part I of Annex I hereto (each a “First Day Seller” and collectively, the “First Day Sellers”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity the representative, agent and attorney-in-fact of the Company Securityholders (as defined below) (“Holders Representative”), and Innovid Corp., a Delaware corporation (“Buyer”). Sellers, the Company and Buyer are referred to herein each as a “Party” and together as the “Parties”. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in Exhibit A. RECITALS WHEREAS, the stockholders of the Company set forth on Annex I hereto (each a “Seller” and collectively, the “Sellers”) own all of the issued and outstanding capital shares of the Company (the “Issued Company Shares”); provided, however that in addition, there are outstanding Company Options held by the individuals and in the numbers set forth on Annex II hereto, which are expected to be exercised (or, in the case of Unapproved Options, (i) part-exercised and sold to the Buyer pursuant to this Agreement, and (ii) part-cancelled and replaced with substantially equivalent options over Buyer Common Stock and pursuant to the Buyer’s 2021 Omnibus Incentive Plan) immediately prior to Closing. The shares which will be issued following the exercise of the Exercised Options together with the Issued Company Shares, are referred to herein as the “Purchased Shares” and are to be sold to the Buyer pursuant to this Agreement (by way of the relevant Exercising Optionholder entering into a joinder agreement in the form attached hereto as Exhibit B (the “Joinder Agreement”)) on or prior to Closing (except where such person is already a party to this Agreement). In relation to the outstanding Company Options held by individuals and in the numbers set forth on Annex III hereto, the Minor ISOs are expected to be cash cancelled, the Other ISOs are expected to be part-cash cancelled and part-replaced with equivalent options over Buyer Common Stock, and the Unapproved Options are expected to be (i) part exercised and sold to the Buyer pursuant to this Agreement and (ii) part-cancelled part-replaced with substantially equivalent options over Buyer Common Stock and pursuant to the Buyer’s 2021 Omnibus Incentive Plan. WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the Company Shares free and clear of all Liens, so that following the Closing the Buyer shall be the sole owner of all of the Company Shares and all other Company’s securities (including any options of any kind) shall be expired or cancelled on the terms and subject to the conditions hereinafter set forth. WHEREAS, the boards of directors of each of Buyer and the Company have approved this Agreement and each of the related transactions contemplated by this Agreement and the Transaction Documents they are party thereto (the “Transactions”), upon the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1

Article I PURCHASE AND SALE 1.1. Purchase and Sale of the Company Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) each Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Sellers, the full legal and beneficial title and interest in and to the number of Company Shares set forth opposite such Seller’s name in Schedule 2.2, free and clear of all Liens (ii) each Exercised Other EMI Option shall be exercised immediately prior to, and conditional upon, Closing and the resulting Company Shares issued in respect thereof to the Exercising Other EMI Optionholder will be acquired by Buyer in the manner provided by Section 1.5(b), (iii) each Exercised Minor EMI Option shall be exercised immediately prior to, and conditional upon, Closing and the resulting Company Shares issued in respect thereof to the Exercising Minor EMI Optionholder will be acquired by Buyer in the manner provided by Section 1.5(c), (iv)(A) each Exercised Unapproved Option shall be exercised immediately prior to, and conditional upon, Closing and the resulting Company Shares issued in respect thereof to the Exercising Unapproved Optionholder will be acquired by Buyer in the manner provided by Section 1.5(d) and (B) each Rollover Unapproved Option shall be surrendered and cancelled in exchange for a grant by Buyer of substitute options to acquire shares of Buyer Common Stock in the manner provided by Section 1.5(d), (v) each Minor ISO shall be cancelled and converted into the right to receive, for each Company Share subject to the cancelled Minor ISO, an amount in cash in the manner provided by Section 1.5(e)(i)), (vi)(A) each Cashed-Out Other ISO shall be cancelled and converted into the right to receive an amount in cash in the manner provided by Section 1.5(e)(ii) and (B) each Rollover ISO will be surrendered and cancelled in exchange for a grant by Buyer of substitute options to acquire shares of Buyer Common Stock in the manner provided by Section 1.5(e)(ii) and (vii) the Company Warrants will be (A) to the extent such Company Warrants are exercised as of immediately prior to Closing, exercised and the resulting Company Shares issued in respect thereof to the holder of the Company Warrant will be acquired by Buyer in the manner provided by Section 1.5(g)(i) or, (B) to the extent such Company Warrants are outstanding and not exercised as of immediately prior to Closing, transferred to Buyer in exchange for an amount in cash and Buyer Common Stock in the manner provided by Section 1.5(g)(ii). To clarify, following the Closing, the Buyer shall be the sole owner of all of the Company’s Shares and all other Company Options or other securities (including any options or warrants of any kind) shall be expired or cancelled. 1.2. Purchase Price. Subject to Section 1.5, the aggregate purchase price for the Total Outstanding Securities to be purchased pursuant to Section 1.1 (the “Purchase Price”) shall be (a) an amount in cash equal to the Actual Aggregate Cash Closing Consideration plus the Stock Consideration plus the Substitute Option Shares. The Purchase Price shall be paid (or issued, as applicable) in the manner set forth in this Article I with the specific allocations to each Company Securityholder being as detailed in the Consideration Spreadsheet. 1.3. Closing Date Payments. (a) Payment of Closing Date Cash Payment. On the Closing Date, Buyer shall pay or cause to be paid an aggregate amount equal to the sum of (i) One Hundred Million Dollars ($100,000,000), plus (ii) the Estimated Net Working Capital Surplus, if any, minus, (iii) the Estimated Net Working Capital Deficit, if any, minus (iv) the Estimated Indebtedness, minus (v) the Estimated Sellers Transaction Expenses, minus (vi) the Purchase Price Adjustment Escrow Amount, minus (vii) the Indemnity Escrow Amount, plus (viii) Estimated Cash, plus (ix) the Aggregate Exercise Price Amount, minus (x) the Expense Fund Amount (the “Closing Date Cash Payment”) by wire transfer of immediately available funds to the bank account specified by the Exchange Agent for distribution in accordance with the terms hereof. 2

(b) Payment of Debt Payoff Amount. On the Closing Date, the Buyer shall pay, or cause to be paid, on behalf of the Company, to the Exchange Agent the Debt Payoff Amount by wire transfer of immediately available funds. It is hereby agreed that Buyer will be not responsible for any losses/liabilities in connection with Exchange Agent’s failure to timely make such debt payoff amount to the lenders. (c) Payment of Estimated Seller Transaction Expenses. On the Closing Date, the Buyer shall pay, or cause to be paid, on behalf of the Company and the Sellers, the Estimated Sellers Transaction Expenses by wire transfer of immediately available funds to the Exchange Agent to be paid to the Persons or bank accounts and in the amounts specified by the Sellers on the Consideration Spreadsheet. Buyer, Company Security holders and Holders Representative will be not responsible for any losses or liabilities in connection with Exchange Agent’s failure to timely make such Transaction Expenses payments. (d) Escrow Account. (i) On the Closing Date, the Buyer shall deposit an amount in cash equal to Five Hundred Thousand Dollars ($500,000) (the “Purchase Price Adjustment Escrow Amount”) into an escrow account (the “Purchase Price Adjustment Escrow Account”) with Citibank, N.A. (the “Escrow Agent”), to be held and disbursed pursuant to that certain Escrow Agreement, dated as of the Closing Date, by and among the Buyer, the Holders Representative, and the Escrow Agent, substantially in the form of Exhibit J attached hereto (the “Escrow Agreement”). The Purchase Price Adjustment Escrow Amount shall be used to satisfy any payment obligations of the Sellers under the Purchase Price adjustments set forth in Section 1.6(f)of this Agreement. (ii) On the Closing Date, the Buyer shall deposit an amount in cash equal to Two Million and Five Hundred Thousand Dollars ($2,500,000) (the “Indemnity Escrow Amount” and collectively with the Purchase Price Adjustment Escrow Amount, the “Escrow Amounts”) into an escrow account (the “Indemnity Escrow Account” and together with the Purchase Price Adjustment Escrow Account, the “Escrow Accounts”), to be held and disbursed pursuant to the Escrow Agreement. The Indemnity Escrow Amount shall be used to satisfy the indemnification obligations of the Sellers under Article VIII of this Agreement including Seller's participation in fifty percent (50%) of the retention under the R&W Policy. (e) Expense Fund Amount. On the Closing Date, the Buyer shall pay, or cause to be paid, Two Hundred Fifty Thousand Dollars ($250,000) (the “Expense Fund Amount”) by wire transfer of immediately available funds to the Exchange Agent to be paid to the Holders Representative bank account set forth on the Consideration Spreadsheet or otherwise designated by the Holders Representative (the “Expense Fund”). 1.4. Closing Date Stock Payment. At the Closing, Buyer shall issue a number of shares of Buyer Common Stock equal to twelve million five hundred thousand (12,500,000) minus the Substitute Option Shares (the “Stock Consideration”), in accordance with the terms hereof, as detailed in the Consideration Spreadsheet. 1.5. Treatment of Company Securities. (a) Company Shares. Save in respect of the Company Shares acquired pursuant to the exercise of the Exercised Options or exercised Company Warrants, at the Closing, each Company Share issued and outstanding immediately prior to the Closing will be sold to Buyer in exchange for (i) an amount in cash equal to the Per Share Cash Consideration Amount, (ii) the contingent right to receive all or a portion of the Per Share Escrow Amount and the Per Share 3

Expense Fund Amount (as provided in this Agreement and the Escrow Agreement, at the respective times and subject to the contingencies specified herein and therein) in accordance with the Allocable Percentages set forth on the Consideration Spreadsheet and (iii) the Per Share Stock Consideration Amount. (b) Company Shares Acquired Pursuant to Exercise of the Exercised Options. (i) Subject to Section 1.5(b)(iii), in relation to the Company Shares issued immediately prior to Closing pursuant to the valid exercise of the Exercised Other EMI Options, at the Closing, each such Company Share will be sold to Buyer in exchange for (i) an amount in cash equal to the Per Share Cash Consideration Amount, (ii) the contingent right to receive all or a portion of the Per Share Escrow Amount and the Per Share Expense Fund Amount (as provided in this Agreement and the Escrow Agreement, at the respective times and subject to the contingencies specified herein and therein) in accordance with the Allocable Percentages on the Consideration Spreadsheet and (iii) the Per Share Stock Consideration Amount. (ii) Each Exercising Other EMI Optionholder acknowledges: (A) his or her obligation to pay the aggregate exercise price due to the Company in respect of the exercise of his or her Exercised Option(s) (the “Other EMI Option Exercise Amount”); and (B) his or her obligation to pay any Tax (including employee national insurance contributions but excluding employer national insurance contributions) for which the Company (or his or her employer or former employer) has an obligation to withhold and account to HM Revenue and Customs (“HMRC”) or any other Tax Authority in respect of the exercise of his or her Exercised Other EMI Option(s) (the “Other EMI Option Tax Liability”), and hereby indemnifies the Company (or his or her employer or former employer, a relevant) for the Other EMI Option Exercise Amount and the Other EMI Option Tax Liability. (iii) Each Exercising Other EMI Optionholder irrevocably and unconditionally authorizes and directs Buyer to pay the aggregate amount set forth next to his or her name in the Consideration Spreadsheet to the Company on his or her behalf, and authorizes and directs the Company to apply such amounts on the following terms: (A) to retain such amount as is equal to the Other EMI Option Exercise Amount, in discharge of such amount; and (B) to retain (or to forward to the relevant Subsidiary) an amount equal to the Other EMI Option Tax Liability, and to apply such amount (or direct the relevant Subsidiary to apply such amount) in satisfying such liability. (c) Company Shares Acquired Pursuant to Exercise of the Exercised Minor EMI Options. (i) Subject to Section 1.5(c)(iii), in relation to the Company Shares issued immediately prior to Closing pursuant to the valid exercise of the Exercised Minor EMI Options, at the Closing, each such Company Share will be sold to Buyer in exchange for (i) an amount in cash equal to (A) the Per Share Cash Consideration Cash Out Amount, plus (B) the Per Share Stock Consideration Cash Out Amount. 4

(ii) Each Exercising Minor EMI Optionholder acknowledges: (A) his or her obligation to pay the aggregate exercise price due to the Company in respect of the exercise of his or her Exercised Minor EMI Option(s) (the “Minor EMI Option Exercise Amount”); and (B) his or her obligation to pay any Tax (including employee national insurance contributions but excluding employer national insurance contributions) for which the Company (or his or her employer or former employer) has an obligation to withhold and account to HMRC or any other Tax Authority for in respect of the exercise of his or her Exercised Minor EMI Option(s) (the “Minor EMI Option Tax Liability”), and hereby indemnifies the Company (or his or her employer or former employer, a relevant) for the Minor EMI Option Exercise Amount and the Minor EMI Option Tax Liability. (iii) Each Exercising Minor EMI Optionholder irrevocably and unconditionally authorizes and directs Buyer to pay the aggregate amount set forth next to his or her name in the Consideration Spreadsheet to the Company on his or her behalf, and authorizes and directs the Company to apply such amounts on the following terms: (A) to retain such amount as is equal to the Minor EMI Option Exercise Amount, in discharge of such amount; and (B) to retain (or to forward to the relevant Subsidiary) an amount equal to the Minor EMI Option Tax Liability, and to apply such amount (or direct the relevant Subsidiary to apply such amount) in satisfying such liability. (d) Treatment of Unapproved Options. (i) In relation to the Company Shares issued immediately prior to Closing pursuant to the valid exercise of the Exercised Unapproved Options, at the Closing each such Company Share will be sold to Buyer in exchange for (i) an amount in cash equal to (A) the Per Share Cash Consideration Amount, plus (B) the Per Share Stock Consideration Equivalent Payment and (ii) the contingent right to receive all or a portion of the Per Share Escrow Amount and the Per Share Expense Fund Amount (as provided in this Agreement and the Escrow Agreement, at the respective times and subject to the contingencies specified herein and therein) in accordance with the Allocable Percentages on the Consideration Spreadsheet (provided, however, the Per Share Escrow Amount and Per Share Expense Fund Amount in respect of the Company Shares subject to the Rollover Unapproved Option shall be withheld from the cash otherwise payable pursuant to this Section 1.5(d)(i)). (ii) In respect of the remaining Company Shares covered by the applicable Rollover Unapproved Option, each Rollover Unapproved Option shall be surrendered and cancelled in exchange for a grant by Buyer of substitute options to acquire (A) such number of shares of Buyer Common Stock determined by multiplying the number of Company Shares subject to the surrendered portion of the Rollover Unapproved Option immediately prior to the Closing by the Exchange Ratio (rounded down to the nearest whole share), on payment of (B) an exercise price per share of Buyer Common Stock (rounded upwards to the nearest whole cent) equal to the per share exercise price for the Company Shares under the surrendered portion of the Rollover Unapproved Option immediately prior to the Closing divided by the Exchange Ratio, which substitute options (the “Substitute 5

Unapproved Options”) are on the remaining terms set out in the relevant Replacement Option Agreement in the form of Exhibit G (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) (the “Replacement Option Agreement”). (iii) Each Exercising Unapproved Optionholder acknowledges: (A) his or her obligation to pay the aggregate exercise price due to the Company in respect of the exercise of his or her Exercised Unapproved Option(s) (the “Unapproved Option Exercise Amount”); and (B) his or her obligation to pay any Tax (including employee national insurance contributions, but excluding employer national insurance contributions) for which the Company (or his or her employer or former employer) has an obligation to withhold and account to HMRC or any other Tax Authority for in respect of an exercise of his or her Exercised Unapproved Option(s) (the “Unapproved Option Tax Liability”), and hereby indemnifies the Company (or his or her employer or former employer, a relevant) for the Unapproved Option Exercise Amount and the Unapproved Option Tax Liability. (iv) Each Exercising Unapproved Optionholder irrevocably and unconditionally authorizes and directs Buyer to pay the aggregate amount set forth next to his or her name in the Consideration Spreadsheet to the Company on his or her behalf, and authorizes and directs the Company to apply such amounts on the following terms: (A) to retain such amount as is equal to the Unapproved Option Exercise Amount, in discharge of such amount; and (B) to retain (or to forward to the relevant Subsidiary) an amount equal to the Unapproved Option Tax Liability, and to apply such amount (or direct the relevant Subsidiary to apply such amount) in satisfying such liability. (e) ISOs. (i) Minor ISOs. At the Closing, each Minor ISO that remains outstanding and unexercised as of immediately prior to the Closing shall be cancelled and converted into the right to receive, for each Company Share subject to the cancelled Minor ISO, an amount in cash equal to (A) the Per Share Cash Consideration Cash Out Amount, plus (B) the Per Share Stock Consideration Cash Out Amount, minus (C) the per share exercise price, subject to applicable income and employment withholding Taxes, if any. (ii) Other ISOs. At the Closing each Other ISO that remains outstanding and unexercised as of immediately prior to the Closing, will be treated as follows: (A) A number of Company Shares subject to each Cashed-Out Other ISO shall be cancelled and converted into the right to receive for each such cancelled Company Share an amount in cash equal to (i) (A) the Per Share Cash Consideration Amount, plus (B) the Per Share Stock Consideration Equivalent Payment, plus (ii) the contingent right to receive all or a portion of the Per Share Escrow Amount and the Per Share Expense Fund Amount (as provided in this Agreement and the Escrow Agreement, at the respective times and subject to the contingencies specified herein and therein) in accordance with the Allocable Percentages on the Consideration Spreadsheet, minus (iii) the per share exercise 6 price, subject to applicable income and employment withholding Taxes, if any (provided, however, the Per Share Escrow Amount and Per Share Expense Fund Amount in respect of the shares subject to Rollover ISOs shall be withheld from the cash other payable pursuant to this Section 1.5(b)(ii)(A)). (B) A number of Company Shares subject to each Rollover ISO will be surrendered and cancelled in exchange for a grant by Buyer of substitute options to acquire (A) such number of shares of Buyer Common Stock determined by multiplying the number of Company Shares subject to the surrendered portion of the Rollover ISO immediately prior to the Closing by the Exchange Ratio (rounded down to the nearest whole share), on payment of (B) an exercise price per share of Buyer Common Stock (rounded upwards to the nearest whole cent) equal to the per Company Share exercise price of the surrendered portion of the Rollover ISO immediately prior to the Closing divided by the Exchange Ratio, which substitute options (the “Substitute ISOs”) are on the remaining terms set out in the Replacement ISO Agreement in the form of Exhibit H (or such other form as may be agreed in writing between Buyer and the Company prior to Closing). (iii) Any element of the Purchase Price that may fall due to such holders of outstanding (and unlapsed) Company Options will be retained by the Exchange Agent for thirty (30) days following Closing and, if not paid to the individuals entitled to such consideration prior to such date, shall be released by the Exchange Agent to such individuals as the Holders’ Representative may notify the Exchange Agent at the same time as the Purchase Price Adjustment Escrow Amount is released. (f) Company Convertible Notes. The outstanding Company Convertible Notes shall be repaid by the Exchange Agent from the Debt Payoff Amount. (g) Company Warrants. In relation to each Company Warrant: (i) exercised as of immediately prior to the Closing, the Company Shares issued pursuant to such Company Warrant will be sold, at Closing, to the Buyer in exchange for (i) (A) an amount in cash equal to the Per Share Cash Consideration Amount minus (B) the per share exercise price, (ii) the contingent right to receive all or a portion of the Per Share Escrow Amount and the Per Share Expense Fund Amount (as provided in this Agreement and the Escrow Agreement, at the respective times and subject to the contingencies specified herein and therein) in accordance with the Allocable Percentages on the Consideration Spreadsheet and (iii) the Per Share Stock Consideration Amount; and (ii) outstanding (and not exercised) as of immediately prior to the Closing will be transferred to the Buyer (pursuant to an instrument of transfer in a form agreed between the Company and the Buyer (acting reasonably)) in return for the right to receive at the Closing for each Company Share underlying such Company Warrant (i) (A) an amount in cash equal to the Per Share Cash Consideration Amount minus (B) the per share exercise price, (ii) the contingent right to receive all or a portion of the Per Share Escrow Amount and the Per Share Expense Fund Amount (as provided in this Agreement and the Escrow Agreement, at the respective times and subject to the contingencies specified herein and therein) in accordance with the Allocable Percentages on the Consideration Spreadsheet and (iii) the Per Share Stock Consideration Amount. (iii) An amount equal to the exercise price per share in respect of the Company Warrants will be remitted, by the Exchange Agent, to the Company from the Closing Date Cash Payment. 7

(iv) In relation to the Company Warrants held by Kevin Dorren, Kevin Dorren undertakes to pay, out of the cash proceeds receivable by him as part of the transaction envisaged by this Agreement, all amounts due by him to the Company in respect of any applicable taxes, duties and/or social security or national insurance contributions which the Company is required to account for to HMRC or any other taxation authority which arise as a consequence of the exercise of his Company Warrants and/or the sale of the Company Shares issued to him as a result of the exercise of those Company Warrants (“Warrant Tax Liabilities”). Kevin Dorren indemnifies the Company against all and any Warrant Tax Liabilities and instructs the Exchange Agent to remit an amount equal to such Warrant Tax Liabilities to the Company from the amounts that would otherwise fall due to him pursuant to the Agreement. (h) Company Dividends. In the event that the Company, at any time or from time to time between the date of this Agreement and the Closing, in accordance with Section 5.5, declares or pays any dividend on Company Shares payable in additional Company Shares or in any right to acquire Company Shares, or effects a subdivision of the outstanding Company Shares into a greater number of Company Shares, or in the event the outstanding Company Shares will be combined or consolidated, by reclassification or otherwise, into a lesser number of Company Shares, then the amounts payable in respect of Company Shares pursuant to this Section 1.5 will be appropriately adjusted. (i) Buyer Obligations Fulfilled. Notwithstanding anything set forth herein to the contrary, upon payment and delivery by or on behalf of Buyer of the cash and Buyer Common Stock required to be paid to the Exchange Agent at Closing hereunder, and the issuance to the applicable Non-Exercising Optionholders of the Substitute Options, neither Buyer nor its Affiliates shall have any liability to any Person for any Seller Consideration Matter, including claims relating to payment made in accordance with the calculations set forth in the Consideration Spreadsheet or the Letters of Transmittal, or any other payment made to or for the benefit of the Sellers pursuant to this Agreement based on the written instructions of the Company (if delivered prior to Closing) or Holders Representative (if delivered prior to Closing) (including with respect to any claim that the Consideration Spreadsheet or such other written instruction is incomplete or inaccurate) or the Letters of Transmittal delivered by any Person.  1.6. Adjustments to Purchase Price at Closing. (a) Estimated Closing Date Balance Sheet. Three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver, or cause to be prepared and delivered, to the Buyer, a certificate of the Company that contains reasonable good faith estimates of the Company’s consolidated (i) Net Working Capital (the “Estimated Net Working Capital”), (ii) Indebtedness (the “Estimated Indebtedness”), (iii) the amount of Cash of the Company (the “Estimated Cash”) and (iv) the Sellers Transaction Expenses (the “Estimated Sellers Transaction Expenses”), in each case as of immediately prior to the Closing (the “Estimated Closing Date Balance Sheet”) and reasonable supporting documentation for the foregoing, which Estimated Closing Date Balance Sheet will be certified by an executive officer of the Company and prepared using the same accounting methods, standards, policies, practices, classifications, estimation methodologies, assumptions, procedures and level of prudence as were used to prepare the Financial Statements. (b) Closing Schedule. As soon as practicable after the Closing Date, but no later than the seventy-fifth (75) day following the Closing Date, the Buyer shall prepare and deliver, to the Holders Representative, a certificate of the Buyer that contains reasonable good faith calculations of the Company’s consolidated balance sheet as of immediately prior to the Closing which will include the statement (the “Closing Schedule”) setting forth its calculation of Actual Indebtedness, Actual Cash, Actual Sellers Transaction Expenses and Actual Net Working Capital (all of the foregoing are collectively referred to herein as the “Consideration Components”) and the resulting Actual 8

Aggregate Cash Closing Consideration and reasonable supporting documentation for the foregoing, which Closing Schedule will be prepared using the same accounting methods, standards, policies, practices, classifications, estimation methodologies, assumptions, procedures and level of prudence as were used to prepare the Financial Statements. Upon receipt of the Closing Schedule, the Holders Representative and its accountants will be given reasonable access upon reasonable notice to the Company’s relevant books, records, workpapers and personnel during business hours for the purpose of verifying the Consideration Components. (c) Protest Notice. Within forty-five (45) days after the Buyer’s delivery of the Closing Schedule to the Holders Representative, the Holders Representative may deliver written notice (the “Protest Notice”) to the Buyer of any objections, and the basis therefor, which the Holders Representative may have to the Closing Schedule. Any Protest Notice shall specify in reasonable detail the nature of any disagreement so asserted. The Buyer shall be permitted to review the supporting schedules, analyses, working papers and other documentation with respect to such Protest Notice. Except for such items that are specifically disputed in the Protest Notice, the amounts set forth the Closing Schedule shall be final. The failure of the Holders Representative to deliver such Protest Notice within the prescribed time period will constitute the Sellers’ and the Holders Representative’s irrevocable acceptance of the Closing Schedule prepared and delivered by the Buyer. If the Holders Representative delivers a Protest Notice within the prescribed time period, then the Holders Representative and the Buyer will use reasonable efforts to resolve any disagreements as to the computation of any Consideration Component, as the case may be, within twenty (20) days after delivery of the Protest Notice. Any undisputed amount due from the Sellers to the Buyer or the Buyer to the Sellers, as the case may be (an “Interim Payment”), shall be paid within five (5) Business Days after delivery of the Protest Notice, with such Interim Payment being made from the Purchase Price Adjustment Escrow Amount in the first instance and if such amount is insufficient to pay such excess amount in full the Buyer shall be entitled at its sole discretion to elect either (x) to request each of the Company Securityholder to pay in cash its Company Securityholder’s Indemnification Pro Rata Portion out of any remaining difference to the Buyer, and each Company Securityholder’s shall pay such amount within five (5) Business Days after such request; and (y) that that the Escrow Agent shall pay any remaining difference to the Buyer out of the Indemnity Escrow Account in accordance with the terms of the Escrow Agreement. (d) Resolution of Protest. If the Buyer and the Holders Representative are unable to resolve any disagreement with respect to the preparation of the Closing Schedule within twenty (20) days following the delivery of any Protest Notice, then either the Buyer or the Holders Representative may refer the items in dispute to an independent accountant mutually agreeable to the Buyer and the Holders Representative and to the extent the identity of such independent accountant is not agreed following the lapse of additional fifteen (15) days, as of the lapse of the twenty (20) days period following the delivery of any Protest Notice, such independent accountant shall be elected by the Chief Executive of ICAS (the “Independent Accountant”). In such case, the Buyer and the Holders Representative will jointly retain the Independent Accountant and direct it to render a written report setting forth its determination of the Actual Aggregate Cash Closing Consideration, resolving any and all items in dispute (as set forth in the Protest Notice), not later than thirty (30) days after acceptance of its retention. The Holders Representative and the Buyer shall each submit to the Independent Accountant a binder setting forth their respective computations of the Actual Aggregate Cash Closing Consideration, and specific information, evidence and support for their respective positions as to all items in dispute. Neither the Holders Representative nor the Buyer shall have or conduct any communication in connection herewith, either written or oral, with the Independent Accountant without the other Party either being present or receiving a concurrent copy of any written communication. The Holders Representative and the Buyer, and their respective Representatives, shall cooperate fully with the Independent Accountant during its engagement and respond on a timely basis to all requests for information or access to documents or personnel made by the Independent Accountant, all in furtherance of enabling the Independent Accountant to fairly and in good faith resolve all disputes relating to the Closing 9

Schedule or the Purchase Price as promptly as reasonably practicable. The findings and determinations of the Independent Accountant as set forth in its written report shall, in the absence of fraud and manifest error, be deemed final, conclusive and binding upon the Parties. In resolving any disputed item, the Independent Accountant (A) may not assign a value to any particular item greater than the greatest value for such item claimed by either the Holders Representative or the Buyer, or less than the lowest value for such item claimed by either the Holders Representative or the Buyer, in each case as presented to the Independent Accountant, (B) shall be bound by the principles set forth in this Section 1.6(d) (including without limitation that all calculations shall be made in accordance with United Kingdom GAAP, consistently applied), and (C) shall limit its review to matters specifically set forth in the Protest Notice. The fees and expenses of the Independent Accountant shall be borne by the Company Securityholders, on the one hand, and the Buyer, on the other hand, based upon the percentage that the amount not awarded to the Company Securityholders bears to the amount actually contested by the Holders Representative, with the Company Securityholders’ share being settled from the Expense Fund Amount in the first instance (to the extent available) and if such amount is insufficient to pay such excess amount in full the, Buyer shall be entitled at its sole discretion to elect either (x) to request each of the Company Securityholder to pay in cash its Company Securityholder’s Indemnification Pro Rata Portion out of any remaining difference to the Buyer, and each Company Securityholder’s shall pay such amount within five (5) Business Days after such request; and (y) that that the Escrow Agent shall pay any remaining difference to the Buyer out of the Indemnity Escrow Account in accordance with the terms of the Escrow Agreement. (e) Dispute Resolution. Notwithstanding anything to the contrary contained in this Agreement, any disputes regarding amounts shown in the Closing Schedule shall be resolved solely and exclusively as set forth in this Section 1.6. The scope of the disputed items to be resolved by the Independent Accountant shall be limited to whether the Estimated Closing Date Balance Sheet and the Closing Schedule were prepared in accordance with the terms of this Agreement. The findings and determinations of the Independent Accountant as set forth in its written report shall, in the absence of fraud and manifest error, be deemed final, conclusive and binding upon the Parties and shall not be subject to collateral attack for any reason. The Parties shall be entitled to have a judgment entered on such written report in any court of competent jurisdiction. (f) Final Consideration Adjustment. Within five (5) Business Days after the final determination of the Actual Aggregate Cash Closing Consideration, or the failure of the Holders Representative to submit a timely Protest Notice, (i) if the Actual Aggregate Cash Closing Consideration as finally determined pursuant to Section 1.6(d) is less than the Estimated Closing Aggregate Consideration (taking into account any Interim Payments already made) then the Buyer and the Holders Representative shall deliver written notice to the Escrow Agent specifying such amount, and the Escrow Agent shall pay such amount out of the Purchase Price Adjustment Escrow Account to the Buyer in accordance with the terms of the Escrow Agreement and if such amount is insufficient to pay such excess amount in full the Buyer shall be entitled at its sole discretion to elect either (x) to request each of the Company Securityholders to pay in cash its Company Securityholder’s Indemnification Pro Rata Portion out of any remaining difference to the Buyer, and each Company Securityholder shall pay such amount within five (5) Business Days after such request; and (y) that that the Escrow Agent shall pay any remaining difference to the Buyer out of the Indemnity Escrow Account in accordance with the terms of the Escrow Agreement, or (ii) if the Actual Aggregate Cash Closing Consideration as finally determined pursuant to Section 1.6, exceeds the Estimated Closing Date Balance Sheet, then the Buyer shall pay within five (5) Business Days to the Exchange Agent the amount of such difference (taking into account any Interim Payments already made) by wire transfer of immediately available funds to the bank account(s) specified by the Exchange Agent for distribution to the Company Securityholders. As soon as practicable, but no more than five (5) Business Days following a date that is five (5) Business Days after the final determination of the Actual Aggregate Cash Closing Consideration, or the failure of the Holders Representative to submit a timely Protest Notice, the Escrow Agent shall deliver to the Exchange 10

Agent (for further distribution to the Company Securityholders) all of the remaining Purchase Price Adjustment Escrow Amount (if any) in excess of any Purchase Price Adjustment Escrow Amount that is necessary to satisfy any adjustment that is determined to be payable to Buyer in respect of this Section 1.6. 1.7. Withholding Rights. Buyer, the Escrow Agent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the other Party any Taxes that it is required to deduct and withhold under applicable Law. Amounts so deducted and withheld by a Party and shall be paid over to the appropriate Governmental Authority promptly and shall be treated for all purposes of this Agreement as having been paid to the other Party. The Parties shall cooperate in good faith and take reasonable steps to mitigate or eliminate such deduction or withholding. A deducting or withholding Party shall, no later than fourteen (14) days prior to any such deduction or such withholding, notify the other Party of its intention to so deduct or withhold and the basis for such deduction or withholding, and the other Party shall, within fourteen (14) days of such notification, furnish all information reasonably required by the deducting or withholding Party to mitigate or eliminate such deduction or withholding, and if necessary, contest such deduction or withholding. 1.8. Closing. The purchase and sale of the Shares contemplated hereby shall take place: (i) at a closing (the “Closing”) to be held remotely, at 9:00 a.m., New York time, on the second (2nd) Business Day following the date on which the conditions to the Closing set forth in this Agreement (other than conditions that by their nature or pursuant to the terms of this Agreement are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing) are satisfied or, to the extent permissible, waived by the Party entitled to the benefit of such conditions; or (ii) at such other location, date and time as Buyer and the Company may mutually determine (such date, the “Closing Date”). 1.9. Deliveries of the Sellers and the Company at Closing. In addition to the other requirements set forth herein, at the Closing, subject to the conditions to Seller’s obligations set forth in Section 6.2, the Company and the Sellers (each relevant Seller in relation to themselves and their Shares only, as applicable) shall deliver or cause to be delivered to Buyer: (a) to the extent a share certificate has been issued by the Company to the relevant holder in respect of such Shares, share certificates evidencing the Shares (or a lost share certificate indemnity in a form reasonably acceptable to the Buyer with respect thereto); (b) stock transfer forms in respect of the Shares in favor of the Buyer; (c) a certificate from the Company’s Chief Executive Officer pursuant to Section 6.1(a); (d) a deed of release in a form reasonably acceptable to the Buyer duly executed by representatives of the Company, TV Squared Inc, a Delaware corporation, and The Royal Bank of Scotland plc (the “RBS Deed of Release”); (e) deeds of release in a form reasonably acceptable to the Buyer duly executed by representatives of the Company, on the one hand, and West Coast Capital Assets Limited, on the other hand (the “Loan Note Deeds of Release”); (f) an instrument duly executed by each of the directors of the Company and the directors and officers each of its Subsidiaries in office immediately prior to the Closing evidencing such individual’s resignation from any and all director and officer positions, as applicable, that such individual holds with the Company and each of its Subsidiaries effective as of Closing; 11

(g) the duly executed Escrow Agreement and Exchange Agent Agreement; (h) duly executed resolution of the Company’s board of directors approving the Company’s execution of this Agreement and the transactions contemplated hereunder; (i) a certificate of good standing of TV Squared Inc, a Delaware corporation, from the Delaware Secretary of State (dated within five (5) Business Days of the Closing Date); (j) the Consideration Spreadsheet; (k) duly executed powers of attorney from each Company Optionholder (other than holders of Minor ISOs) in favor of the Company enabling any director of the Company to take such steps as s/he may consider necessary or desirable in connection with the Company Options and which will be in such form as may be agreed in writing between Buyer and the Company prior to Closing; (l) duly executed Notices of Exercise, in the applicable form attached hereto as Exhibit G (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) in relation to the EMI Options and the portion of the Unapproved Options which the Company has invited Company Optionholders to exercise as a result of Closing; (m) duly executed Option Cancellation Agreements in the applicable form attached hereto as Exhibit C-1, C-2, and C-3 (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) (the “Option Cancellation Agreements”) in relation to the ISOs and the portion of the Unapproved Options which the Company has invited Company Optionholders to cancel in exchange for Substitute ISOs and Substitute Unapproved Options, as applicable, as a result of Closing; (n) duly executed section 431 elections pursuant to Part 7 of ITEPA in a form as may be agreed in writing between Buyer and the Company prior to Closing in relation to the Company Shares issued pursuant to each Exercised Option; (o) a duly executed Joinder Agreement in the form attached hereto as Exhibit B for each Seller and each Exercising Optionholder (except where such person is already a party to this Agreement); (p) duly signed resolutions of the board of directors of the Company in a form acceptable to the Buyer and which (among other things) (i) accelerate the vesting of any unvested portion of Company Options immediately prior to Closing, (ii) approve the proposed treatment of Company Options as set out in Section 1.5 and the form of any related documents (including the documents at Exhibits C, G, H and I), (iii) approve the dispatch of notifications to Company Optionholders pursuant to rule 9.2.2 of the Company Option Plan, (iv) agree to the cashless exercise facility for Exercising Optionholders outlined in Section 1.5, and (v) determine that the Company (or each relevant Subsidiary) will bear any employer national insurance contributions due in respect of the exercise of Exercised Options; (q) duly signed resolutions of the board of directors of the Company in a form acceptable to the Buyer and which (among other things) (i) accept the exercise of the Exercised Options and approve the related issue of new Company Shares to the relevant Exercising Optionholders, (ii) acknowledge the cancellation of the Non-Exercised Options, (iii) confirmation of any Company Options that will lapse at Closing, and (iii) to the extent that any Company Options will not lapse at Closing and are not Exercised Options or Non-Exercised Options immediately prior to Closing, amend the Company's articles of association as required by the Buyer acting reasonably; 12

(r) to the extent that any Company Options will not lapse at Closing and are not Exercised Options or Non-Exercised Options immediately prior to Closing, duly signed resolutions of the Company in a form acceptable to the Buyer and which amend the Company's articles of association as required by the Buyer acting reasonably; (s) to the extent that any Company Options will not lapse at Closing and are not Exercised Options or Non-Exercised Options immediately prior to Closing, duly amended articles of association of the Company in a form acceptable to the Buyer acting reasonably; (t) (A) in relation to an exercised Company Warrant, evidence of the execution of the outstanding Company Warrant and the issue of the Company Shares to the holders of such Company Warrant and (B) in relation to all unexercised Company Warrants, a duly executed instrument of transfer in respect of such Company Warrants in favor of Buyer; (u) the statutory registers and minute books made up to the Closing Date, the common seal (if any), share certificate books, the certificate of incorporation and any certificates of incorporation on change of name of the Company or its Subsidiaries; (v) the security and authentication codes for the Companies House WebFiling service for the Company (and Protected Online Filing Scheme if the Company is registered); (w) a duly executed settlement agreement with Calum Smeaton providing for the termination of his employment within an agreed period following Closing, in a form acceptable to the Buyer and the Company (both acting reasonably); (x) evidence that the Company has purchased a fully prepaid “tail” policy under the Company’s existing directors’ and officers’ liability insurance policy (the “D&O Tail Policy”), which (i) has an effective term of six (6) years from the Closing Date, (ii) covers those persons who are currently covered by the Company’s existing director’s and officers’ liability insurance policy in effect as of immediately prior to the Closing and for matters occurring at or prior to the Closing, and (iii) contains, in all material respects, the same coverage terms as the Company’s existing directors’ and officers’ liability insurance; and (y) Replacement Option Agreements and Replacement ISO Agreements duly executed by the Non-Exercising Optionholders, in the applicable form attached hereto as Exhibit G and Exhibit H respectively (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) in relation to the Substitute Unapproved Options and Substitute ISOs pursuant to Section 1.5. 1.10. Deliveries of Buyer at Closing. In addition to the other requirements set forth herein, at the Closing, subject to the conditions to Buyer’s obligations set forth in Section 6.1, Buyer shall deliver to Sellers, the Exchange Agent and/or the Escrow Agent: (a) To the Exchange Agent, (i) cash in an amount equal to the Closing Date Cash Payment, (ii) stock in an amount equal to the Stock Consideration and less the Substitute Option Shares, and (iii) an instruction letter in a form reasonably acceptable to Exchange Agent; (b) To the Holders Representative, cash in an amount equal to the Expense Fund Amount by wire transfer in immediately available funds to an account designated at least two (2) Business Days prior to the Closing Date by the Holders Representative in a written notice to Buyer; (c) To the Escrow Agent, cash in an amount equal to the Indemnity Escrow Amount by wire transfer in immediately available funds; 13

(d) To the Escrow Agent, cash in an amount equal to the Purchase Price Adjustment Escrow Amount by wire transfer in immediately available funds; (e) To the Exchange Agent, cash in an amount equal to the Estimated Sellers Transaction Expenses and the Debt Payoff Amount by wire transfer in immediately available funds; (f) The certificate required from an officer of Buyer pursuant to Section 6.2(a); (g) Replacement Option Agreements and Replacement ISO Agreements duly executed by the Buyer, in the applicable form attached hereto as Exhibit G and Exhibit H respectively (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) in relation to the Substitute Unapproved Options and Substitute ISOs pursuant to Section 1.5. (h) Duly executed Escrow Agreement; (i) Duly executed R&W Policy, in substantially the form attached hereto as Exhibit E; and (j) A duly executed Joinder Agreement in the form attached hereto as Exhibit B in relation to each Seller and each Exercising Optionholder (except where such person is already a party to this Agreement). 1.11. Fractional Shares. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Buyer Common Stock shall be issued in connection with the Closing, and no certificates or scrip for any such fractional shares shall be issued. Any holder who would otherwise be entitled to receive a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock issuable to such holder) shall, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Buyer Common Stock Price (the “Fractional Share Cash”). 1.12. Consideration Spreadsheet. The Company will deliver to Buyer no later than four (4) Business Days prior to the Closing, a spreadsheet (the “Consideration Spreadsheet”) setting forth the following information: (a) the name of each Company Securityholder; (b) the number of Company Shares held by each Company Securityholder; (c) the number of Total Outstanding Securities (with a separate indication of its components); (d) with respect to each Company Option, whether such Company Option is an: (i) Minor EMI Option; (ii) Minor ISO; (iii) Other EMI Option; (iv) Other ISO Option; (v) Rollover Unapproved Option; or 14

(vi) Exercised Unapproved Option; (e) details of the exercise prices, the number of Company Shares under each Company Option and the relevant lapse date for each Company Option; (f) in respect of each Company Warrant, the exercise price of such Company Warrant and number of Company Shares underlying such Company Warrant; (g) the calculation of each of the: (i) Actual Aggregate Cash Closing Consideration; (ii) Aggregate Exercise Price Amount; (iii) Aggregate Minor Option Cash Out Amount; (iv) Aggregate Stock Consideration Value; (v) Closing Date Cash Payment; (vi) Estimated Closing Aggregate Consideration; (vii) Option Partial Cash Out Percentage; (viii) Option Partial Rollover Percentage; (ix) Per Share Cash Consideration Amount; (x) Per Share Cash Consideration Cash Out Amount; (xi) Per Share Escrow Amount; (xii) Per Share Expense Fund Amount; (xiii) Per Share Stock Consideration Amount; (xiv) Per Share Stock Consideration Cash Out Amount; (xv) Per Share Stock Consideration Equivalent Payment; (xvi) Other EMO Option Tax Liability; (xvii) Other EMI Option Exercise Amount; (xviii) Minor EMI Option Exercise Amount; (xix) Minor EMI Option Tax Liability; (xx) Unapproved Option Tax Liability; and (xxi) Unapproved Option Exercise Amount; (h) the (i) Indemnification Pro Rata Portion and (ii) Allocable Percentage of each Company Securityholder; and 15

(i) the payments to each Person in respect of Company Indebtedness and Seller Transaction Expenses. Article II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY The Company hereby represents and warrants to the Buyer that each of the statements in this Article II is true, correct and complete as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties refer to a specific date, which case the Company makes such representations and warranties as of such date), subject only to such exceptions as are disclosed in the Company Disclosure Schedule and organized with corresponding numbered sections and lettered subsections attached hereto as Schedule 2. Reference herein to the Company shall include also reference to any of its Subsidiaries. 1.1. Organization, Qualification, Authorization. (a) The Company is duly organized, validly existing and in good standing under the laws of Scotland. The Company has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as presently conducted, and is duly qualified to do business as a foreign corporation and, is in good standing, wherein the nature of its business or the ownership of its assets makes such qualification necessary. The Company provided or made available to Buyer complete and correct copies of the Organizational Documents of the Company. Every document which the Company is or was required by law to deliver to the Registrar of Companies in the United Kingdom has been duly delivered and was complete and accurate. (b) The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which the Company is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Company is or will be a party by the Company has been duly authorized by all corporate action on the part of the Company, and no other action on the part of the Company or its stockholder is necessary to authorize the execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which the Company is or will be a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which the Company is or will be a party, assuming due and valid authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, and other similar Laws affecting the rights and remedies of creditors generally and general equitable principles. 1.2. Capitalization. Schedule 2.2 completely and accurately sets forth the entire authorized, issued and outstanding capital shares and other equity interests of the Company and the identity of the record owner of such capital shares and equity interests as of the date of this Agreement and, taking into account the treatment of Company securities contemplated in Article I, as of the Closing. The register of members and other registers contained in the statutory books of the Company are in its possession or control and have been properly kept, are up to date and contain a complete and accurate record of the matters which should be dealt with in them. There are no other issued and outstanding Company Shares and no commitments or Contracts to issue any Company Shares other than pursuant to the exercise of Company Options set forth on Schedule 2.2. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable securities Laws, including Rule 701 adopted by the United States Securities and Exchange Commission and any applicable blue sky securities Laws, and 16 without violation of any preemptive rights. No shares of are held in the Company’s treasury. Except as provided in Schedule 2.2 and the Organizational Documents of the Company, there is no security, option, warrant, right, call, subscription, agreement, written commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, redemption, sale, pledge or other disposition of any shares or other Equity Securities of the Company, or any securities convertible into, or other rights to acquire, any shares or other Equity Securities of the Company, (ii) obligates the Company to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such shares or other Equity Securities of the Company. The Company has not created any “synthetic stock,” “phantom stock,” “profit participation,” derivative, option, interest, put or call, stock appreciation rights or other similar rights, the value of which is related to or based upon the price or value of any shares or other Equity Securities of the Company. Except as provided in the Organizational Documents of the Company, there are no voting trusts, operating agreements, stockholder agreements, proxies or other agreements or written understandings in effect with respect to the voting or transfer of any of the shares or any other Equity Securities of the Company. Except for the Company Option Plan, the Company has never adopted, sponsored or maintained any stock option plan or any other plan, arrangement or agreement providing for equity compensation to any person. Without limiting anything contained in this Agreement, the allocation of the Purchase Price as set forth in the Consideration Spreadsheet was calculated based upon and fully comply with (i) the Organizational Documents of the Company, (ii) any applicable Contracts and Company Benefit Plans, and (iii) any applicable Law. 1.3. Subsidiaries. (a) Other than the Subsidiaries of the Company listed on Schedule 2.3, the Company does not have any Subsidiaries nor has it agreed to acquire an interest in any other company or undertaking. Each Subsidiary of the Company is duly organized and validly existing under the laws of its jurisdiction of organization as set forth opposite the name of such Subsidiary on Schedule 2.3. Each Subsidiary of the Company has the requisite corporate (or other entity) power and authority to own, lease or operate its assets and properties and to conduct its business as presently conducted. Sellers have provided or made available to Buyer complete and correct copies of the Organizational Documents of each Subsidiary the Company and its capitalization tables. (b) The Company directly or indirectly owns all of the issued and outstanding Equity Securities of each of its Subsidiaries. All of the issued and outstanding Equity Securities of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (to the extent applicable), and have been issued in material compliance with all applicable securities Laws and without violation of any preemptive rights. 1.4. Non-contravention; Consents; Enforceability. (a) The execution and delivery by Sellers and the Company of this Agreement and the other Transaction Documents to which Sellers and/or the Company is or will be a party, the performance by Sellers and the Company of its respective obligations hereunder and thereunder, and the consummation by Sellers and/or the Company of the transactions contemplated hereby and thereby do not (with or without notice or lapse of time or both): (i) contravene any provision of the Organizational Documents of the Company or any of its Subsidiaries; (ii) except as set forth on Schedule 2.4(a)(ii) or to the extent such violation, breach, default, modification, revocation, cancellation, termination or acceleration, or failure to obtain approval, consent or waiver, or to give notice, does not constitute, individually or in the aggregate, a Material Adverse Effect, (A) violate, to the Knowledge of 17 the Company result in a breach of any provision of, constitute a default under, or, to the Knowledge of the Company, result in or permit the modification, revocation, cancellation, termination or acceleration of, any Material Contract, or (B) require any approval, consent or waiver of, or notice to, any party to any such Material Contract; (iii) result in the creation or imposition of any Lien upon, or any Person obtaining any right to acquire or other interest in, any properties, assets or rights of the Company or any of its Subsidiaries, or any of the Shares, except Liens imposed by securities Laws or by this Agreement; or (iv) violate any Law applicable to the Company or any of its Subsidiaries. (b) Other than such authorizations, consents, orders, permits, approvals, notices, filings, registrations and qualifications, the failure of which to obtain does not have and to the Knowledge of the Company would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Governmental Authority is necessary to be obtained or made by the Company in connection with the consummation by the Company of the transactions contemplated by the Transaction Documents. 1.5. Financial Statements. (a) Set forth on Schedule 2.5(a) of the Disclosure Schedule are (i) the audited consolidated financial statements of the Company and its Subsidiaries for the year ended December 31, 2020; and (ii) the unaudited consolidated profits and losses statement and balance sheet of the Company and its Subsidiaries for the year ended December 31, 2021 (collectively, the “Financial Statements”) (b) The Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods indicated, in accordance with United Kingdom GAAP applied consistently. (c) The Company and its Subsidiaries do not have any liabilities or obligations that would have been required to be reflected on the Financial Statements in accordance with United Kingdom GAAP, except for such liabilities and obligations (i) set forth on Schedule 2.5(c) of the Disclosure Schedule, (ii) reflected, reserved against or otherwise disclosed as liabilities or obligations in the Financial Statements, (iii) incurred in the Ordinary Course after December 31, 2021, (iv) incurred as Sellers Transaction Expenses hereunder, and (v) arising under the terms of this Agreement or the other Transaction Documents. There are no off-balance sheet arrangements to which the Company or any of its Subsidiaries is a party required to be disclosed pursuant to Instruction 8 to Item 303(b)of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”) that have not been disclosed in the Financial Statements. (d) Except as set forth on Schedule 2.5(d) of the Disclosure Schedule, there is no Indebtedness. (e) Accounts Receivable; Unbilled Revenue. All accounts receivable reflected on the Financial Statements (i) represent valid obligations arising from bona fide sales actually made or services actually performed in the Ordinary Course of business, (ii) are not subject to valid counterclaims or setoffs relating to the amount or validity of such accounts receivable, and (iii) are current and collectible in accordance with their terms at their recorded amounts, subject (in the aggregate) only to the reserve for bad debt set forth on the Financial Statements. All unbilled 18 revenue that is reflected on the Financial Statements or in the accounting records of the Company and its Subsidiaries represents amounts with respect to which the Company or one of its Subsidiaries have fulfilled a particular obligation to a customer and is entitled to immediately bill and collect the revenue associated with fulfilling such obligation. 1.6. Taxes. Except as set forth on Schedule 2.6 of the Disclosure Schedule: (a) The Company and its Subsidiaries have filed, or caused to be filed, on a timely basis all Income Tax Returns and all other material Tax Returns required to be filed by them and all such Tax Returns are correct and complete in all material respects. (b) The Company and its Subsidiaries have not (i) consummated or participated in, nor are they currently participating in, any transaction which was or is a “tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder or (ii) entered into any “listed transactions” as defined in Treasury Regulation Section 1.6011-4(b)(2) or any equivalent provisions for non-U.S. Taxes. (c) All material Taxes due and owing by the Company and its Subsidiaries have been timely and fully paid. (d) The Company and its Subsidiaries have complied in all material respects with applicable Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or any similar provision of state, local, or non-U.S. Law), and have timely and properly withheld and paid all Taxes required to have been withheld and paid. (e) The Company and its Subsidiaries are not liable for Taxes of any other Person as a result of (i) any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement (other than Tax distribution provisions and standard Tax indemnity provisions entered into in connection with purchase or sale agreements or credit or other commercial agreements entered into in the Ordinary Course) that will have effect after the Closing Date or (ii) being a member of any combined, consolidated, unitary or affiliated group for U.S. federal, state, local or non-U.S. Tax purposes other than any combined, consolidated, unitary or affiliated group of which the Company is the parent. (f) The Company and its Subsidiaries have not received from any federal, state, local or non-U.S. Governmental Authority (including jurisdictions where neither the Company nor any Subsidiary of the Company has filed a Tax Return) any written notice of an impending audit or deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against the Company or its Subsidiaries with respect to any period for which the limitation period on assessing additional Tax has not closed. (g) There is no waiver or tolling of any statute of limitations in effect with respect to any Tax Returns of the Company, nor has the Company agreed to any extension of time with respect to a Tax assessment or deficiency which audit or deficiency or proposed adjustment has not been resolved. (h) Neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement which extension is still outstanding. (i) All transactions or arrangements made by the Company or any subsidiary thereof and all prices and terms for the provision of any loan, property, services or any other related 19 party transaction entered into by, or provided to, the Company or any subsidiary thereof, have (i) been made on arm’s length terms for purposes of the relevant transfer pricing Laws and regulations and (ii) all related documentation if required by such laws and regulations has been timely prepared or obtained and, if necessary, retained in all material respects. No notice, inquiry or adjustment has been made by any taxation authority in connection with any such transactions or arrangements, and the Company and each subsidiary thereof has complied in all material respects with all of its obligations under any applicable transfer pricing legislation. (j) Other than the EMI Options and the Unapproved Options, each Company Option (i) was granted with an exercise price per share equal to or greater than the fair market value of the underlying shares on the date of grant, (ii) has been issued in compliance with all applicable Laws and (iii) currently has an exercise price that is the same as when the Company Option was first issued or awarded. Each Company Option does not trigger any liability to the holder of the Company Options under Section 409A of the Code. (k) In respect of the EMI Options: (i) prior to the date of this Agreement, the Company has provided the Buyer with complete and accurate details: (A) of each EMI Option (including the rules of the Company Option Plan to the extent that it is a share option scheme intended to grant options that are, or were at the time of grant, qualifying options for the purposes of Chapter 9 of Part 7 ITEPA and Schedule 5 of ITEPA ("EMI Scheme") and any amendments thereto), copies of any advance assurance sought or obtained from HMRC, all annual returns filed with HMRC and any correspondence with HMRC Shares and Assets Valuation; and (B) of all EMI Options which have been granted to current or former employees and directors (including options which have been surrendered, renounced or lapsed) and copies of all letters or agreements granting options, forms of exercise and details of: (i) the date of grant; (ii) the exercise price; (iii) the number of shares under EMI Options; (iv) the vesting and exercise terms; and (v) any performance conditions; (ii) all EMI Options granted are qualifying enterprise management incentive options as defined in Part 1 of Schedule 5 of ITEPA and the Company is not aware of any disqualifying events for the purposes of sections 533-536, ITEPA; (iii) details of any restrictions on the shares under EMI Option have been identified to the holders of EMI Options in accordance with published HMRC guidance in force at the relevant time; (iv) each holder of EMI Options has signed a working time declaration confirming that they meet the requirements of paragraph 26, Schedule 5 of ITEPA; (v) there have been no material amendments to the terms of the EMI Options; (vi) for each EMI Option granted, the actual market value of the shares under option was agreed with HMRC Shares and Assets Valuation no more than sixty (60) days prior to the date of grant (or such other period as HMRC may have agreed in respect of the EMI Options), and no EMI Option was granted at a discount to the agreed actual market value; 20

(vii) each EMI Option granted was notified to HMRC within ninety-two (92) days of the date of grant; (viii) none of the EMI Options granted have been exercised; (ix) all registrations, notifications and declarations (including annual returns pursuant to section 421J, ITEPA) have been made to HMRC within the relevant time period and no penalties have arisen; (x) each holder of options has agreed, as a condition of exercise, to enter into a joint election in respect of restricted securities under Chapter 2 of Part 7 of ITEPA within fourteen (14) days of exercise of their options; (xi) it has been administered in accordance with the requirements of HMRC and ITEPA and in accordance with the powers and provisions contained in its rules and all applicable laws, regulations and requirements of any competent governmental body or regulatory authority; and (xii) no claim has been threatened or made or litigation commenced against the Company in respect of any matter arising out of or in connection with the EMI Scheme and so far as the Company is aware, there are no circumstances which may give rise to any such claim or litigation. (l) To the Knowledge of the Company, the Company is not, and has not been for any day in the taxable year of the Closing, a “controlled foreign corporation” within the meaning of Section 957(a) of the Code. (m) Each of the Company and any of its Subsidiaries is solely a tax resident in its applicable country of incorporation. Neither the Company nor any of its Subsidiaries has paid and is not liable to pay tax in any jurisdiction other than the jurisdiction of its incorporation nor has or has had a permanent establishment in any other jurisdiction. (n) No less than fair market value (or, in the case of UK tax payers, unrestricted market value) was paid for any shares acquired by employees or directors. The Company has met all IR35 requirements. (o) In respect of all restricted securities acquired by current or former employees or directors: (i) the Company (or any relevant Subsidiary) has entered into a valid joint election under Chapter 2 of Part 7 of ITEPA with each such current or former employee or director; and (ii) such joint elections have been properly made using forms approved by HMRC and within the applicable time limits. (p) There are no "employee shareholders" pursuant to section 205(1)(d) of the UK Employment Rights Act 1996. 1.7. Assets. (a) Except as set forth on Schedule 2.7(a) of the Disclosure Schedule, the Company and its Subsidiaries have good and valid title to or, in the case of leased or licensed property, good and valid leasehold or license interests in, all of the tangible property or leased real property they purport to own, lease or license, free and clear of all Liens. 21

(b) Except as set forth on Schedule 2.7(b) of the Disclosure Schedule, all of the tangible personal property of the Company and its Subsidiaries is in good operating condition and repair (ordinary wear and tear excepted). 1.8. Material Contracts. (a) Schedule 2.8(a) of the Disclosure Schedule sets forth, as of the date of this Agreement, each of the Company Agreements of the type described below (other than (i) those that have expired or been terminated and do not have material surviving obligations other than those that commonly survive termination (such as those relating to protection of confidential information or indemnification) and (ii) those that are Non-Scheduled Contracts) (each, a “Material Contract”): (i) any Company Agreement providing for or incurring Indebtedness, including any Company Agreement providing for a guaranty, direct or indirect, primary or secondary, of any obligation for borrowing or otherwise, excluding endorsements made for collection in the Ordinary Course; (ii) any Real Property Leases; (iii) any Company Agreement to which any Insider is a party (excluding employee offer letters and proprietary information inventions assignment agreements (or similar intellectual property assignment agreements, non-compete agreements or confidentiality agreements) with employees entered into in the Ordinary Course) (each such Company Agreement, an “Insider Contract”); (iv) any Company Agreement with a Top Supplier; (v) any Company Agreement that contains a non-competition provision in favor of a third party relating to the businesses of the Company or its Subsidiaries, that grants the other party or any other Person “most favored nation” status or any rights of exclusivity as a customer or supplier, or that grants a right of first refusal in favor of a third party with respect to the disposition of any material asset or business of the Company or its Subsidiaries; (vi) any Company Agreement with an employee, service provider, or any third party or independent contractor of the Company with severance, change of control or other termination-related provisions under which the Company would have liability; (vii) any Company Agreement that is an equity partnership, joint venture or similar Contract; (viii) any Company Agreement relating to the acquisition or disposition of any business; (ix) any Company Agreement pursuant to which the Company or a Subsidiary of the Company grants an exclusive license of any of the Company Owned Intellectual Property; (x) any Company Agreement with any reseller, distributor or system integrator with respect to the resale or distribution of Company Products; and (xi) any Company Agreement with a Top Customer. 22

(b) Prior to the date of this Agreement, Sellers have delivered to Buyer correct and complete copies of all written Material Contracts, and summaries of all Material Contracts that are unwritten, if any. (c) With such exceptions as do not constitute, individually or in the aggregate, a Material Adverse Effect: (i) all of the Material Contracts are in full force and effect and are valid and binding on and enforceable against the Company or Subsidiary of the Company party thereto in accordance with their terms and, to the Knowledge of the Company, on and against the other parties thereto, except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights and remedies of creditors generally and to general principles of equity or (y) with respect to the period beginning after the date of this Agreement and ending on the Closing Date, for Material Contracts terminated by the counterparty or that expire in accordance with their respective terms; (ii) neither the Company nor any of its Subsidiaries is, and, to the Knowledge of the Company, no other party to any Material Contract is, in breach of, or default under, any Material Contract; and (iii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has given to or, to the Knowledge of the Company, received from any other Person, at any time since January 1, 2019, any written notice regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract. 1.9. Real Property. Neither the Company nor any of its Subsidiaries owns, nor have such Persons since January 1, 2019 owned, any real property. 1.10. International Trade. (a) Except as may be set forth on Schedule 2.10 of the Disclosure Schedule, the Company and its Subsidiaries have been for the past five (5) years and are currently in compliance with all applicable international trade Laws. Neither the Company nor any of its Subsidiaries has received any notice that it is subject to any civil or criminal investigation, government audit or any other inquiry, or is, to the Knowledge of the Company, aware of any allegations, internal investigations or reviews, or other facts or circumstances, involving or otherwise relating to any potential or actual violation of the international trade Laws. (b) Neither the Company, its Subsidiaries nor any of their respective officers, directors or equityholders, nor to the Knowledge of the Company, any resellers, distributors, or agents acting on their behalf (i) have been or are designated on or are owned fifty percent (50%) or more or controlled by any person designated on any list of any Governmental Authority, including OFAC’s SDN List, or (ii) to the Knowledge of the Company and its Subsidiaries have participated in any transaction, directly or indirectly, in violation of international trade Laws, including related to an SDN or any country that is subject to comprehensive sanctions, or any prohibited end use, such as support for international terrorism and nuclear, chemical or biological weapons proliferation. (c) Neither the Company nor any of its Subsidiaries has received any written notice that any import is subject to or otherwise covered by an antidumping duty order or countervailing duty order or is subject to or otherwise covered by any pending antidumping or countervailing duty investigation. 23

1.11. Anti-Bribery. Except as may be set forth on Schedule 2.11 of the Disclosure Schedule: (a) The Company and its Subsidiaries have been and are in compliance with all applicable anti-bribery and anti-money laundering Laws. Neither the Company, any of its Subsidiaries and to the Knowledge of the Company, any of their officers, directors, employees, resellers, distributors or agents have provided, offered, gifted or promised, directly or indirectly, anything of value to any government official, political party or candidate for government office, nor provided or promised anything of value to any other person while knowing that all or a portion of that thing of value would or will be offered, given, or promised, directly or indirectly, to any government official, political party or candidate for government office, for the purpose of unlawfully: (i) influencing any act or decision of such official, party or candidate in his or her official capacity, inducing such official, party or candidate to do or omit to do any act in violation of their lawful duty, or securing any improper advantage for the benefit of the Company; or (ii) inducing such official, party or candidate to use his or her influence with his or her government or instrumentality to affect or influence any act or decision of such government or instrumentality, in order to assist the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, any person. (b) Neither the Company nor any of its Subsidiaries has received any written, or, to the Knowledge of the Company, oral, notice that it is subject to any civil or criminal investigation, audit or any other inquiry, or, to the Knowledge of the Company, is aware of any allegations, internal investigations or reviews, or other facts or circumstances, involving or otherwise relating to any potential or actual violation of any applicable anti-bribery or anti-money laundering laws. Each of the Company and its Subsidiaries utilizes procedures and an internal accounting controls system that are reasonably tailored to the Company’s size, complexity, operation, business lines, geographic footprint, and business model and designed to provide reasonable assurances that violations of applicable anti-bribery and anti-money laundering laws or regulations will be prevented, detected and deterred. 1.12. Intellectual Property (a) Status. Except as set forth in Schedule 2.12(a), the Company or a Subsidiary of the Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all Intellectual Property used in or necessary to enable it to carry on its activities as currently conducted, free and clear of any Liens other than Permitted Liens. (b) Registered Intellectual Property. Schedule 2.12(b) sets forth a true and complete list of all issued patents and patent applications, all registered trademarks and trademark applications, all registered copyrights and all registered Internet domain names included in the Company Owned Intellectual Property as of the date of this Agreement (other than those that have lapsed, expired, been abandoned, been cancelled, or that are otherwise not in effect) (collectively, the “Company Registered Intellectual Property”), and for each of the foregoing (i) the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed or the jurisdictions in which any other filing or recordation has been made and (ii) all actions that are required to be taken within one hundred and twenty (120) days following the date of this Agreement in order to avoid prejudice to, impairment or abandonment of such Company Registered Intellectual Property (including all office actions, provisional conversions, annuity or maintenance fees or re-issuances). Each item of Company Registered Intellectual Property is, to the Knowledge of the Company, valid (or in the case of applications, applied for) and subsisting, all 24 registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been paid and all documents, recordation and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property. (c) No Assistance. At no time during the development, conception of, or reduction to practice of any of the Company Owned Intellectual Property was the Company or, to the Knowledge of the Company, any developer, inventor or other contributor to such Company Owned Intellectual Property operating under any grants from any Governmental Authority, or performing research sponsored by any Governmental Authority. (d) Invention Assignment and Confidentiality Agreement. The Company has secured from all (i) current and former consultants, advisors, employees and independent contractors who independently or jointly contributed to or participated in the conception, reduction to practice, creation or development of any material Company Owned Intellectual Property and (ii) named inventors of patents and patent applications owned or purported to be owned by the Company (any Person described in clause (i) or (ii), an “Author”), except as restricted under applicable Law, unencumbered and unrestricted exclusive ownership of, all of the Authors’ right, title and interest in and to such Company Owned Intellectual Property. No Author has asserted in writing to the Company any rights, licenses, claims or interest whatsoever or any claims for compensation with respect to any Intellectual Property developed by the Author for the Company. Without limiting the foregoing, assignments of ownership of inventions from the applicable Authors with respect to all patents and patent applications within the Company Owned Intellectual Property have, to the extent required under applicable Law, been recorded with the relevant authorities in the applicable jurisdiction or jurisdictions. (e) Confidential Information. The Company takes commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information of the Company (including trade secrets) that the Company desires to maintain as confidential or provided by any third party to the Company that the Company is obligated to protect as confidential (“Confidential Information”). All current and former employees and contractors of the Company and any third party having access to Confidential Information have executed and delivered to the Company a written agreement regarding the protection of such Confidential Information or are otherwise bound by legal, fiduciary, professional, or other obligations to protect such Confidential Information. The Company has implemented and maintains security, disaster recovery and business continuity plans, and acts in material compliance therewith. To the Knowledge of the Company, the Company has not experienced any breach of security or otherwise unauthorized access by Third Parties to the Confidential Information, including Personal Data in the Company’s possession, custody or control. (f) Non-Infringement. To the Knowledge of the Company, no Person is engaging in any activity that infringes any Company Owned Intellectual Property. Since January 1, 2019, neither the Company nor any of its Subsidiaries has brought any legal proceeding against any third party for infringement or misappropriation of any Company Owned Intellectual Property. Since January 1, 2019, no claim has been asserted in writing to the Company that the conduct of the Business as currently conducted infringes or misappropriates the Intellectual Property of any third party. To the Knowledge of the Company, the operation of the Business, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product and (ii) the Company’s use of any product, device, process or service used in the Business as currently conducted, has not since January 1, 2019 and does not infringe (directly or indirectly, including via contribution or inducement), misappropriate or violate any Intellectual Property of any third party and does not 25 constitute unfair competition or unfair trade practices under the applicable Law of any jurisdiction in which the Company conducts the Business. (g) Company License Agreements. Except as set forth in Schedule 2.12(g)of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted any options, material licenses or material agreements of any kind with respect to any Company Owned Intellectual Property outside of normal nonexclusive Contracts with the Company’s or its Subsidiaries’ customers or pursuant to Non-Scheduled Contracts. Neither the Company nor any of its Subsidiaries is obligated to pay any material royalties or other payments to third parties with respect to the marketing, sale, distribution, license or use of any Company Products. (h) Company Source Code. The Company has not disclosed, delivered or licensed to any Person or agreed or obligated themselves to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code, other than disclosures to employees, contractors and consultants involved in the development or maintenance of Company Products. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company of any Company Source Code, other than disclosures to employees, contractors and consultants involved in the development or maintenance of Company Products. (i) Open Source Software. The Company has made available to Buyer a list of all Open Source Materials used in or distributed with any Company Products and which identifies the licenses under which such Open Source Materials were used. The Company is in compliance with the terms and conditions of all licenses for the Open Source Materials to which it is subject in all material respects. The Company has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company Products, (ii) distributed Open Source Materials in conjunction with any Company Products or (iii) used Open Source Materials, in such a way that, with respect to clauses (i), (ii), or (iii) creates obligations for the Company with respect to any Company Products for such Company Products to (A) be disclosed or distributed in source code form, (B) be licensed Company Owned Intellectual Property for the purpose of making derivative works or (C) be redistributable at no charge. 1.13. Privacy and Personal Data. (a) Except as detailed in Schedule 2.13 of the Disclosure Schedule, the Company and its Subsidiaries have complied with all applicable Data Protection Laws, including, as applicable: (i) requirements relating to the registration and/or notification of the Processing of Personal Data; (ii) transparency requirements set out in the Data Protection Laws; (iii) requirements relating to the Processing of Personal Data by a data processor or Processor on its behalf or when the Company acts as a data processor on behalf of its clients; (iv) requirements relating to the maintenance of records of Processing of Personal Data by the Company as a data processor and as a controller; (v) requirements relating to the Processing of special categories of data (as defined under Data Protection Laws) or data relating to criminal convictions; (vi) implementing policies and procedures including, but not limited to, data subject rights, breaches of Personal Data, the retention and destruction of Personal Data and privacy by design and by default. The Company and its Subsidiaries have (i) implemented, publicly posted, and otherwise made available, in each case, as required by Data Protection Laws one or more privacy notice(s) to data subjects that accurately describes the Company’s information collection practices, including its collection, use and disclosure of Personal Data (“Privacy Policies”); and materially and (ii) all times materially complied with such Privacy Policies. (b) The Company only Processes Personal Data collected from a client’s deployment of the TVS JS Pixel (“Pixel Data”) for the Company’s provision of its service to that 26 specific client and that there is no further Processing of that Personal Data by the Company (for example for the Company’s own research and development). With respect to the use of the TVS JS Pixel and the collection, use, transmission and Processing of the Pixel Data, the Company contractually requires all clients and customers, to the extent required by applicable Data Protection Laws, to provide adequate notice to and obtain any required consent or authorization from individuals and other third parties, to ensure a lawful basis exists for the Processing of Pixel Data and to otherwise comply with applicable Data Protection Laws with respect to the collection, use, transmission and Processing of the Pixel Data. To the Knowledge of the Company, none of its customers or clients have failed to comply with the foregoing obligations or applicable Data Protection Laws. (c) The Company and its Subsidiaries have established, implemented, and materially conformed with commercially reasonable written policies and procedures, and appropriate technical and organizational measures, to prevent any accidental and unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Personal Data or other Sensitive Company Information that is transmitted, stored or otherwise Processed by or on behalf of the Company and its Subsidiaries that comply with industry standard and applicable Laws, including Data Protection Laws (“Security Policies”). Prior to disclosing, making available, transferring or otherwise permitting the Processing of any Personal Data or other Sensitive Company Information by a data processor, vendor or service provider of the Company and its Subsidiaries (a “Processor”), the Company: (i) has engaged in appropriate diligence to confirm that the Processor has (A) implemented and maintained commercially reasonable technical and organizational measures, and other adequate safeguards to prevent accidental and unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Personal Data or other sensitive or confidential information Processed on behalf of the Company and its Subsidiaries, and (B) complied with applicable Data Protection Laws and the Company’s applicable Privacy Policies and Security Policies; and (ii) has executed a contractual agreement that includes appropriate privacy, data protection, data transfer and confidentiality terms that comply with applicable Data Protection Laws and the Company’s obligations under any applicable Contract or other legally binding requirement to which Company is subject. To the Knowledge of the Company, no Processor has violated any Data Protection Laws, or the Company’s Privacy Policies or Security Policies, and there has been no breach of Personal Data by a Processor. (d) The Company has implemented appropriate technical and organizational measures to prevent accidental and unlawful destruction, loss, alteration, unauthorized disclosure of, or unauthorized access to, Personal Data transmitted, stored or otherwise Processed by the Company and its Subsidiaries. (e) To the extent the Company or any of its Subsidiaries receives Personal Data from a Third Party supplier, the Company undertakes appropriate due diligence to establish the lawfulness of the supplier’s collection of the Personal Data: (i) undertakes data protection impact assessments regarding the Company’s ongoing Processing of Personal Data; (ii) has an appropriate lawful basis under applicable Data Protection Laws to Process such Personal Data; and (iii) provides fair processing information to underlying data subjects regarding the Company’s Processing of such Personal Data. (f) The Company and its Subsidiaries have at all times abided by any privacy choices (including opt-out preferences or requests for access) of data subjects communicated to the Company and its Subsidiaries relating to Personal Data Processed by the Company. The Company and its Subsidiaries do not sell, disclose or otherwise make available any Personal Data (including Pixel Data) or other Sensitive Company Information Processed by the Company to Third Parties in exchange for good or other valuable consideration. Neither the execution, delivery and performance of this Agreement will cause, constitute, or result in a breach or violation by the Company and its Subsidiaries of any Data Protection Laws, Contracts, Privacy Policies, and the Security Policies. 27

(g) The Company and its Subsidiaries have not transferred Personal Data subject to EU or UK Data Protection Laws to outside of the UK or European Economic Area. (h) Except as detailed in Schedule 2.13 of the Disclosure Schedule: since January 1, 2019, the Company has not been subject to any third-party investigation by a Governmental Authority or proceedings (whether of a criminal, civil or administrative nature) relating to Sensitive Company Information) and since January 1, 2016, no breach, security incident or violation of any data security policy in relation to data owned or controlled by the Company, including any Personal Data, has occurred or, to the Knowledge of the Company, is threatened against the Company and its Subsidiaries, and there has been no unauthorized or illegal Processing of any such data. (i) Since January 1, 2016, no circumstance has arisen in which: (i) Data Protection Laws would require the Company to notify a Governmental Authority of a data security breach or security incident or (ii) applicable guidance or codes of practice promulgated under Data Protection Laws would recommend the Company to notify a Governmental Authority of a data security breach, and the Company has not been subject to any third-party investigation by a Governmental Authority or proceedings (whether of a criminal, civil or administrative nature) relating to any data security breach. (j) The Company has not received: (i) any enforcement or other notice from any Governmental Authority or any written notices from any data subject or other Third Parties alleging non-compliance with any relevant Data Protection Laws, nor are there any outstanding valid data subject access requests; or (ii) any written notice, complaint or objection alleging breach of any relevant Data Protection Laws (including failure to maintain necessary registrations) and no person or other body has been awarded compensation, claimed or taken action against the Company for any breach of Data Protection Laws, and to the Knowledge of the Company there are no circumstances which are likely to give rise to any such allegations, complaints, awards, claims or actions. 1.14. Litigation. Except as set forth on Schedule  2.14, (a) there is no suit, claim, action, litigation or proceeding (whether administrative, judicial or in arbitration) (any of the foregoing, “Action”) pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company, there is no investigation by a Governmental Authority pending or threatened, against the Company or any of its Subsidiaries and (b) neither the Company nor any of its Subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or other Governmental Authority, other than those of general applicability (each, an “Order” ). 1.15. Absence of Certain Changes. Since December 31, 2020 and until the date of this Agreement, there has not been a Material Adverse Effect. Since December 31, 2021 and until the date of this Agreement, except in the Ordinary Course or as set forth on Schedule 2.15, there has not been: (a) any declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) to any Person with respect to any Equity Securities of the Company or any of its Subsidiaries; (b) any borrowing or incurrence of any other Indebtedness (other than the creation of accounts or trade payable in the Ordinary Course), by or on behalf of the Company or any of its Subsidiaries; (c) any grant or any general increase in any compensation or benefits payable to any Employee, other than to the terms of any Company Plans, any collective bargaining agreements, or as required by applicable Law; 28

(d) any establishment, adoption, termination, or amendment of any Company Plan; (e) any termination of or resignation by any Employees who are manager-level or above, or any provision of written notice by or to such Employee and no such notice is pending or threatened to the Knowledge of the Company; (f) any hiring or offering of employment or appointment made to any employee or contractor with annual base salary or annual fees (as applicable) of one hundred thousand dollars ($100,000) or more before tax (or the local currency equivalent) which has been accepted but the individual’s employment or engagement has not yet commenced; (g) any unionization or other collective organizations, or any entry into a collective bargaining or collective labor agreement, with respect to any current or former employees of the Company; (h) any material change in any method of accounting or accounting practice or policy other than those required after the date thereof by United Kingdom GAAP; or (i) any binding commitment or agreement by the Company or any Subsidiary of the Company, or (in relation to the Company or its Subsidiaries) Sellers, to do any of the foregoing items (a) through (h). 1.16. No Breach of Law or Governing Document; Licenses and Permits. (a) Neither the Company nor any of its Subsidiaries is in default under or in breach or violation of any applicable Law, or the provisions of any material Permit, or any material provision of their respective Organizational Documents. Since January 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice alleging any default, breach or violation of Law or Permit by the Company or any of its Subsidiaries. (b) Schedule  2.16(b) of the Disclosure Schedule contains a complete and accurate list, as of the date of this Agreement, of each authorization, business license, certificate, registration, consent, approval, variance, and permit (collectively, “Permits”) issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law that is held as of the date of this Agreement by the Company or any of its Subsidiaries and is necessary for the operation of the business of the Company or such Subsidiaries as currently conducted, and the Company and its Subsidiaries have obtained all Permits necessary for the operation of their respective businesses as currently conducted. 1.17. Environmental Matters. (a) To the Knowledge of the Company, except as would not reasonably be likely to result in a material liability to the Company, no Hazardous Materials have been discharged, disbursed, released, stored, treated, used, generated, disposed of or allowed to escape on, in, under, or from, the real properties leased by the Company or its Subsidiaries pursuant to, and during the term of, the Real Property Leases, in violation of any Environmental Law; and (b) the Company and its Subsidiaries have not received or made, and to the Knowledge of the Company there has been no, notice, order, directive, claim or demand from or with any Governmental Authority with respect to: (i) the generation, storage, use, handling, transportation, treatment, emission, spillage, disposal, release, discharge or removal of any Hazardous Materials; or (ii) any actual violation or failure to comply with any Environmental Law by the Company. 29

1.18. Labor Matters; Employee Benefits. (a) Schedule 2.18(a) lists, as of the date of this Agreement, each Employee (on an anonymous basis), including for each such Employee his or her (i) job title, (ii) status as a full- time, part-time or temporary employee, (iii) base salary or wage rate, (iv) exemption status under the Fair Labor Standards Act and applicable state and local wage and hour laws (“FLSA”); (v)  2021 bonus opportunity and any other variable compensation accrued for each employee, (vi) accrued unused paid holiday and other time off (irrespective of whether the Company had made provisions for this in its balance sheets); (vii) date of hire, (viii) work location by city, state and country, (ix) length of notice necessary to terminate the contract of employment of each Employee or, if the contract is for a fixed term, the expiry date of the fixed term together with details of any previous renewals, and (x) employing entity. The Company confirms that it has provided Buyer with copies of written contracts of employment for each Employee included in that list at Schedule 2.18(a). Schedule 2.18(a) also lists as of the date of this Agreement each Employee who is not actively at work for any reason other than vacation, the reason for such absence and the anticipated return to work date, if known. (b) The Company has not, and no Subsidiary has, changed or agreed to change, or is under any obligation to change, the terms of employment of any of its employees and, to the Knowledge of the Company, there are no requests or negotiations for any such change which are likely to take place within the next six (6) months. (c) The Company has provided full and accurate details to Buyer of all contractual and non-contractual benefits or payments which the Company and its Subsidiaries provides or which it is bound to provide (whether now or in the future) whether during any periods of sickness, incapacity, disablement or leave, on termination of employment or otherwise (including share option schemes, loan arrangements, insurance schemes or allowances with respect to home working arrangements). (d) The Company does not and no Subsidiary has any obligation to make a payment on redundancy in excess of that required by applicable statutory requirements and there is no discretionary practice of making such excess payments. The Company and its Subsidiaries has not made any redundancies in the last two (2) years. (e) The Company has provided details to Buyer of any reasonable adjustments currently being made for any Employee who is a disabled person under the Equality Act 2010. (f) The Company has provided to Buyer a copy of the standard form contract of employment used at the Company and its Subsidiaries, and confirms that save with respect to the Key Personnel the employment contracts of Employees follows that standard form in all material respects. No person is currently seconded to the Company or its Subsidiaries and the Company and its Subsidiaries are under no obligation to have any person seconded to it. (g) No Employee is employed outside of the UK, the US and Germany. The Company and each Subsidiary has in its possession a copy of an original document validly evidencing the right of each of its Employees to work for it in the country in which they work. (h) The Company and its Subsidiaries have not made any loan to any of its officers or Employees which remains outstanding nor have any of them agreed to make any such loan to any such officer or Employee. (i) The Company has provided to Buyer, as of the date of this Agreement, a true, correct and complete list of all of its current consultants, advisory board members, independent contractors, subcontractors and other service providers (including leased and temporary employees) 30 of the Company or its Subsidiaries, and for each, the name of such worker, the nature of the services provided, the start date of the engagement, the length of the engagement, the location where services are performed, whether the engagement must be terminated by written notice by either party, the compensation arrangement, and whether the worker is engaged directly or through a staffing agency. The Company has provided copies of all written agreements for each of these workers. The Company confirms that no former contractor or consultant has raised complaints in writing against it or its Subsidiaries with respect to their employment status. (j) No amounts due from the Company or its Subsidiaries to or in relation to any of its current or former officers or employees (including PAYE and national insurance and pension contributions and holiday pay) are in arrears or unpaid (other than salary and expenses for previous normal pay period). No amounts due from the Company or its Subsidiaries to or in relation to any of its current or former officers or employees (including PAYE and national insurance and pension contributions and holiday pay) are in arrears or unpaid (other than salary and expenses for previous normal pay period). (k) Schedule 2.18(k) lists, as of the date of this Agreement, each Company Plan (excepting employment agreements, consulting agreements, and offer letters entered into on the Company’s or its Subsidiaries’ standard form and that do not contain any severance, change of control or other prior notice or termination entitlements). (l) The Company has made available to Buyer copies of any currently applicable employee handbook or other policy or procedure applicable to Employees and, with respect to each material Company Plan (excepting employment agreements, consulting agreements, and offer letters entered into on the Company’s or its Subsidiaries’ standard form and that do not contain any severance, change of control or other prior notice or termination entitlements): (i)  the plan document, including any amendments (or a written description of any unwritten plan); (ii) any trust agreement, insurance contract, or any other funding vehicle; (iii) any summary plan description and summary of material modifications; (iv) the latest Internal Revenue Service (“IRS”) determination letter, opinion letter or advisory letter applicable to any Company Plan; and (v) the last three annual reports on IRS Form 5500 (including all schedules, accountant’s opinions and financial statements required by Law to be attached to such reports). (m) Each Company Plan is and has been operated and administered in all material respects in accordance with its terms and applicable Laws. Each Company Plan intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its tax-qualified status under the Code or is maintained under a prototype or volume- submitter document and may rely on an opinion or advisory letter issued by the IRS with respect to such prototype or volume-submitter plan and, to the Knowledge of the Company, nothing has occurred since the date of such favorable determination, opinion or advisory letter which is to affect the tax-qualified status of such plan. (n) No Company Plan provides health, life insurance or other welfare benefits to retirees or other terminated Employees, other than continuation coverage required by Section 4980B of the Code or Sections 601-608 of ERISA (“COBRA”) or similar Law. The Company has at all times have been, to the extent applicable, in compliance with all applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and all regulations thereunder (collectively, the “ACA”). No excise tax or penalty under the ACA, including Sections 4980D and 4980H of the Code, is outstanding or has accrued with respect to any applicable Company Plan for any period prior to the date of this Agreement or Closing, as applicable. (o) There are no Actions with respect to any Company Plan pending, or to the Knowledge of the Company, threatened as of the date of this Agreement. There is currently no audit or investigation by any Governmental Authority against or involving any Company Plan. 31

(p) All contributions and premium payments required to have been paid under or with respect to any Company Plan have been timely paid or accrued in accordance with applicable Law. (q) None of the Employees is, or has been (in connection with his/her services provided to the Company or its Subsidiaries), represented by a union or other labor organization, association or bargaining agent, and to the Knowledge of the Company, no such organizing efforts are now being conducted or pending with respect to any Employee. Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement. The Company and its Subsidiaries have not entered into any recognition or other agreement with a trade union or received any request from a trade union for recognition in the last three (3) years. Neither the Company nor any of its Subsidiaries has, since January 31, 2019, had a strike, union organization effort, grievance, work stoppage or work slowdown or other labor dispute with respect to Employees, nor, to the Knowledge of the Company, is any such action threatened. Neither the Company nor any of its Subsidiaries is involved in, nor, to the Knowledge of the Company, has the Company or any of its Subsidiaries been threatened with, any material labor dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters involving the Employees. (r) The Company and its Subsidiaries are in compliance in all material respects with applicable Laws relating to the employment of labor, including those relating to wages, hours, the calculation and payment of holiday pay, wage statements, immigration, discrimination, harassment, retaliation, equal pay, worker classification (including exemption classification under the FLSA and classification of independent contractors), workers’ compensation, unemployment, termination, the payment and withholding of Taxes and other sums, and occupational health and safety with respect to all Employees. The Company has completed Forms I-9 for all employee in accordance with applicable Law. (s) None of the Company Plans is (i) a plan subject to Sections 412 or 430 of the Code or Title IV of ERISA, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” (within the meaning of ERISA or the Code), (iv) a self-funded health or welfare benefit plan, (v) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) or (vi) a Defined Benefit Occupational Pension Plan. (t) Except as set forth on Schedule 2.18(t), neither the execution and delivery of the Transaction Documents to which Seller or the Company is a party, nor the consummation by Seller or the Company of the transactions contemplated hereby and thereby, will (either alone or in combination with another event) (i) increase the amount of benefits otherwise payable under any Company Plan with respect to any current or former Employee, (ii) result in the acceleration of the time of payment, exercisability, funding or vesting of any such benefits with respect to any current or former Employee, or (iii) result in any payment (whether severance pay or otherwise) becoming due to, or with respect to, any current or former Employee. No payment or series of payments that would constitute a “parachute payment” (within the meaning of Section 280G of the Code) has been made or will be made by the Company or its Subsidiaries, directly or indirectly, to any Employee in connection with the execution of this Agreement by Seller or as a result of the consummation by Seller and/or Company of the transactions contemplated hereby. (u) Neither the Company nor any Subsidiary has, since the date that is three (3) years prior to the date hereof, effectuated a “plant closing” or “mass lay-off” (in each case as defined in the WARN Act), in either case affecting any site of employment or facility of the Company or any Subsidiary. (v) Each Company Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has at all times been administered, operated and maintained according to the requirements of Section 409A of the Code. The Company has no 32

obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 409A or Section 4999 of the Code. (w) Each Foreign Plan is fully funded and has been fully accrued for on the Financial Statements and if required to be registered, has been registered with the appropriate Governmental Authorities and has been maintained in good standing with the appropriate Governmental Authorities, and there is no employee, worker, independent contractor or consultant that has any entitlement to any early retirement benefits. If applicable, from and after the Closing Date, Buyer and its Affiliates will receive the full benefit of any funds, accruals, and reserves under any Foreign Plan. (x) There are no outstanding inspection orders or any pending or threatened charges under the Occupational Safety and Health Administration or similar health and safety agency, including the Health and Safety Executive (“H&S Agencies”) or any other applicable occupational health and safety legislation with respect to the Company or any Subsidiary. The Company and its Subsidiaries have complied in all material respects with any orders issued to it under the H&S Agencies or any other applicable occupational health and safety legislation (including but not limited to legislation and government orders related to COVID-19), and there are no appeals of any orders that are currently outstanding. (y) The Company has no and no Subsidiary has any outstanding dispute, claim, legal action, proceeding, suit, litigation, prosecution, arbitration or any other form of alternative dispute resolution or liability pending before any Governmental Authority with or in relation to any of its current or former officers or employees, and no such dispute is, to the Knowledge of the Company, threatened. (z) The Company confirms that all UK settlement agreements entered into with it in the past six (6) years with previous employees have been properly executed and signed employee solicitor certificates have been obtained in relation to each of those agreements. (aa) The Company has no and no Subsidiary has any current disciplinary investigations, proceedings or appeals in respect of any of its current or former officers or employees and, to the Knowledge of the Company, there are no circumstances which are likely to give rise to any such investigations or proceedings. (ab) With respect to the UK Coronavirus Job Retention Scheme, the Company confirms that only one (1) Employee was furloughed under that scheme and that there were no rejected or disputed claims with respect to the Company’s claim under that scheme with respect to that individual. (ac) In the last six (6) years, the Company has not been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment Regulations) 2006) and, within this period, none of its employees or former employees has transferred to the Company under any such regulations. (ad) Other than as set out elsewhere in this Agreement entry into and performance of this Agreement will not: (i) result in any payment or other benefit to any officer or Employee, or (ii) entitle any Employee to give notice to terminate their contract of employment or to any additional period of notice. (ae) Neither the Company nor any of its Subsidiaries has been connected with, or associated with, an employer (within the meaning of sections 249 and 435 of the UK Insolvency Act 1986 respectively) in relation to a Defined Benefit Occupational Pension Plan, and no Governmental Authority has required the Company nor any of its Subsidiaries to contribute towards 33 such a Defined Benefit Occupational Pension Plan, and, to the Knowledge of the Company, there are no circumstances which are likely to give rise to such an order to contribute. (af) No current or former Employee whose employment was previously transferred to the Company or its Subsidiaries where the Acquired Rights Directive or TUPE applied, has a right to or in respect of benefits under a Defined Benefit Occupational Pension Plan that do not relate to old age, invalidity or survivors. 1.19. Insurance. Schedule  2.19 contains a list of all insurance policies relating to the Company or any of its Subsidiaries, or any of their respective businesses, that are in effect as of the date of this Agreement. 1.20. Brokers, Finders. Except for amounts payable to Luma Partners LLC and Moelis & Company by Sellers or its Affiliates (other than the Company and its Subsidiaries), no finder, broker, agent, or other intermediary, acting on behalf of the Company or its Subsidiaries, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. 1.21. Affiliate Transactions. Except as set forth on Schedule 2.21, (i)  there is (excluding employment agreements and proprietary information inventions assignment agreements (or similar intellectual property assignment agreements, non-compete agreements or confidentiality agreements) with employees entered into in the Ordinary Course) no Contract or liability between the Company or any of its Subsidiaries, on the one hand, and (A)  any officer, director, shareholder or other security holder, or to the Knowledge of the Company any Affiliate of the Company, or (B) to the Knowledge of the Company any Person who is an immediate family member, associate or entity Controlled by of any such officer, director, shareholder or to the Knowledge of the Company’s Affiliate (the Persons listed in (A) and (B) collectively, “Related Parties”), on the other hand, (ii) the Company or any of its Subsidiaries has not provided or caused to be provided any asset, service or facility to any Related Party, including loans relating to the purchase of any security, and (iii) to the Knowledge of the Company, no Related Party provides or causes to be provided any assets, services or facilities to the Company or any of its Subsidiaries or owns any material property or right that is used by the Company or any of its Subsidiaries. All transactions between the Company and interested parties that require approval pursuant to the Companies Law or the Company’s Organizational Documents have been so approved. Except as set forth on Schedule 2.21, no officer, director or Affiliate of the Company competes, or has an interest in any Person that competes, with the business of the Company or any of its Subsidiaries or engages in a field that is substantially related to the business of the Company or any of its Subsidiaries (except for ownership of less than one percent (1%) of any company that is publicly traded on any recognized stock exchange). None of the Related Parties have any interest in any intangible (including Intellectual Property) that is used in, or that relates to, the business of the Company or any of its Subsidiaries. 1.22. IT Systems. To the Knowledge of the Company, the computer, information technology and data processing systems, facilities and services used by the Company or any of its Subsidiaries that are owned or controlled by the Company or its Subsidiaries including all software, hardware, networks, communications facilities, platforms and related systems and services used by the Company or any Subsidiary that are owned or controlled by the Company or its Subsidiaries (collectively, the “Systems”), are reasonably sufficient for the existing needs of the Company and each subsidiary and to the Knowledge of the Company are substantially free of any contaminants. To the Knowledge of the Company, the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the Business as currently conducted in all material respects and there have been no material unplanned outages in respect of the Systems in the past twelve (12) months. The Company and each of its Subsidiaries take commercially reasonable steps and have implemented commercially reasonable safeguards designed to ensure that the Systems are substantially free from contaminants 34 and are secure from any unauthorized access either to the Systems or the data within the Systems. To the Knowledge of the Company, neither the Company nor any suppliers to the Company are in material breach of any agreements relating to the System. 1.23. Stock Consideration Recipients. The parties listed on Exhibits I-1 and I-2 represent all Persons receiving Stock Consideration, options to purchase Buyer Common Stock or other equity interests in Buyer as consideration for their equity interests in the Company in connection with the Transactions. Article III REPRESENTATIONS AND WARRANTIES OF SELLERS Each Seller hereby represents and warrants, severally and not jointly, to the Buyer that each of the statements in this Article III is true and correct with respect to such Seller, subject only to such exceptions as are specifically disclosed with respect to specific numbered sections and lettered subsections of this Article III in the disclosure schedule and schedule of exceptions, delivered herewith and dated as of the date hereof and organized with corresponding numbered sections and lettered subsections (the “Sellers Disclosure Schedule”). 1.1. Organization; Authorization. (a) Such Seller, if not a natural person, is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its jurisdiction of incorporation or organization and all other jurisdictions in which its ownership of property or conduct of business requires it to be qualified. (b) Such Seller has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which Seller is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document to which Seller is or will be a party by Seller has been duly authorized by all corporate action on the part of Seller, and no other action on the part of Seller or its shareholders is necessary to authorize the execution, delivery and performance by the applicable Seller of this Agreement and each other Transaction Document to which Seller is or will be a party and the consummation by Seller of the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which Seller is or will be a party, assuming due and valid authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its respective terms, except to the extent that such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, and other similar Laws affecting the rights and remedies of creditors generally and general equitable principles. 1.2. Non-Contravention; Consents. (a) The execution and delivery by each Seller and the Company of this Agreement and the other Transaction Documents to which it is or will be a party, the performance by each Seller and the Company of its obligations hereunder and thereunder and the consummation by each Seller and the Company of the transactions contemplated hereby and thereby do not and will not (with or without notice or lapse of time or both): (i) contravene any provision of the Organizational Documents of such Seller; 35

(ii) except to the extent such violation, breach, default, modification, revocation, cancellation, termination or acceleration, or failure to obtain approval, consent or waiver, or to give notice, does not have, individually or in the aggregate, a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement, violate, to the Knowledge of the Company result in a breach of any provision of, constitute a default under, result in or permit the modification, revocation, cancellation, termination or acceleration of, any Contract to which such Seller is a party, or require any approval, consent or waiver of, or notice to, any party to any such Contract; (iii) result in the creation or imposition of any Lien upon any of the Shares except for Liens imposed by securities Laws or by this Agreement; or (iv) violate any Law applicable to such Seller. (b) Other than (i) such authorizations, consents, orders, permits, approvals, notices, filings, registrations and qualifications, the failure of which to obtain does not have and to the Knowledge of the Company would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of each Seller to consummate the transactions contemplated by this Agreement, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Governmental Authority is necessary to be obtained or made by each Seller in connection with the consummation by such Seller or the Company of the transactions contemplated by the Transaction Documents. 1.3. Ownership of Shares. Seller is the sole record and beneficial owner of the Shares set forth opposite Seller’s name on Schedule 2.2. Seller has, good title to such Shares, free and clear of all Liens. 1.4. Brokers, Finders. No finder, broker, agent, or other intermediary, acting on behalf of Seller, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. 1.5. Litigation. There is no action or proceeding pending or, to such Knowledge of the Company, threatened against or affecting such Seller, which to the Knowledge of the Company could reasonably be expected to have an adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement or any of the Transaction Documents to which such Seller is a party. 1.6. Securities Matters. (a) Such Seller, if listed in Exhibit I-1 (each such Seller, a “Non-U.S. Recipient”), will receive a portion of the Stock Consideration or options to purchase Buyer Common Stock and is not as of the date hereof and upon receipt of the Stock Consideration or options to purchase Buyer Common Stock will not be a U.S. Person (as defined in Rule 902(k) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and is outside the United States, its territories and possessions. Such Non-U.S. Recipient represents, and warrants and covenants as set forth in this Section 3.6 with respect to any and all shares of Buyer Common Stock that such Person receives pursuant to this Agreement. For purposes of this Section 3.6, “Shares” shall mean the Buyer Common Stock to be issued to a Non-U.S. Recipient pursuant to this Agreement. (i) Such Non-U.S. Recipient is not a U.S. Person (as defined in Regulation S under the Securities Act), is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Buyer and is not a corporation that has been formed principally for the purpose of investing in securities not registered under the Securities Act. 36

(ii) Such Non-U.S. Recipient is receiving the Shares for its own account for the purpose of investment and not (A) with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or (B) for the account or benefit of, as a nominee or agent for, or on behalf of any U.S. Person. (iii) Such Non-U.S. Recipient: (A) understands that the Shares are or will be distributed under Regulation S under the Securities Act or under another exemption from the registration requirements of the Securities Act and under applicable securities laws in such Non-U.S. Recipient’s country of residence, and any such Non-U.S. Recipient will not, during the period commencing on the Closing Date and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (in each case, such period being referred to herein as the “Distribution Compliance Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person except as permitted under the federal securities laws; (B) will, after expiration of the Distribution Compliance Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom (and based upon an opinion of counsel reasonably satisfactory to Buyer and its counsel, if so requested) and, in any case, in accordance with all applicable United States, European Union, and other applicable state and foreign securities laws; and (C) has not in the United States, engaged in, and prior to the expiration of the Distribution Compliance Period will not engage in, any short selling of any equity security issued by Buyer (including, without limitation, the Shares) or any hedging transaction with respect to any such equity security, including, without limitation, put, call or other option transaction, option writing and equity swaps, except in compliance with the Securities Act. (iv) Such Non-U.S. Recipient has not, and none of its affiliates or any Person acting on behalf of any such Non-U.S. Recipient or any such affiliates has engaged, or will engage, in any directed selling efforts (within the meaning of Regulation S under the Securities Act) with respect to the Shares and they, their affiliates and all Persons acting on their behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act. (v) The transactions contemplated by this Agreement have not been pre- arranged with a buyer of the Shares located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act. (vi) Such Non-U.S. Recipient understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or pursuant to an exemption from registration or pursuant to Regulation S (and, in either such case, based upon an opinion of counsel reasonably satisfactory to Buyer and its counsel if so requested) and each certificate representing the Shares will be endorsed with the following legends: (A) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND 37

WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS WITH REGARD TO THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.” (B) “SUBSCRIPTIONS MAY BE ACCEPTED ONLY FROM A PERSON THAT, AT ANY TIME THE DECISION TO ACQUIRE SECURITIES IS MADE, IS OUTSIDE THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, AND IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S), WAS NOT FORMED UNDER THE LAWS OF ANY UNITED STATES JURISDICTION, WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT, AND IS NOT PURCHASING THE SECURITIES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, WITHIN THE MEANING OF REGULATION S UNDER THE ACT. BY SIGNING THE SHARE PURCHASE AGREEMENT, A PERSON UNDER REGULATION S CERTIFIES TO THE COMPANY THAT IT QUALIFIES AS A NON-U.S. PERSON AND IS THEREFORE ELIGIBLE TO PURCHASE SECURITIES IN THE OFFERING, THAT IT IS NOT PURCHASING THE SECURITIES AS A RESULT OF OR IN CONNECTION WITH ANY ACTIVITY THAT WOULD CONSTITUTE “DIRECTED SELLING EFFORTS” (WITHIN THE MEANING GIVEN SUCH TERM IN REGULATION S) IN THE UNITED STATES, THAT IT WILL NOT BECOME AN AFFILIATE OF THE COMPANY AS A RESULT OF THE PURCHASE OF THE SECURITIES, THAT NO OFFER OR SALE OF THE SECURITIES WAS MADE TO SUCH PERSON IN THE UNITED STATES, AND THAT SUCH PERSON IS NOT PURCHASING THE SECURITIES WITH A VIEW TO THEIR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.” (C) “INVESTORS UNDER REGULATION S ARE ADVISED THAT NO OFFERS OR SALES OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.” (D) Any legend required to be placed thereon by applicable United States federal or state, European Union or other applicable securities laws. (b) Such Seller, if listed in Exhibit I-2, will receive a portion of the Stock Consideration or options to purchase Buyer Common Stock is as of the date hereof and upon receipt of the Stock Consideration or options to purchase Buyer Common Stock will be (each such Seller, a “U.S. Recipient”) (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A or, if not a “qualified institutional buyer” or “accredited investor” is so identified on such Exhibit, (ii) acquiring the Shares only for its own account and not for the account of others, or if the U.S. Recipient is 38 subscribing for a portion of the Stock Consideration and/or options to purchase Buyer Common Stock as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the U.S. Recipient has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Stock Consideration with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the laws of any jurisdiction. (c) Such U.S. Recipient acknowledges and agrees that the Stock Consideration and/or options to purchase Buyer Common Stock is being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Stock Consideration and/or options to purchase Buyer Common Stock have not been registered under the Securities Act and that the Buyer is not required to register the Stock Consideration and/or options to purchase Buyer Common Stock except as set forth in this Agreement. Such U.S. Recipient acknowledges and agrees that the Stock Consideration and/or options to purchase Buyer Common Stock (including any shares of Buyer Common Stock issued in respect of such options) may not be offered, resold, transferred, pledged or otherwise disposed of by such Seller absent an effective registration statement under the Securities Act. Such U.S. Recipient acknowledges and agrees that the Stock Consideration and/or options to purchase Buyer Common Stock will be subject to transfer restrictions (including in some instances customary legends) and, as a result of these transfer restrictions, the U.S. Recipient may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Stock Consideration or Buyer Common Stock issued in respect of options and may be required to bear the financial risk of an investment in the Stock Consideration and/or Buyer Common Stock issued in respect of options for an indefinite period of time. Such U.S. Recipient acknowledges and agrees that the Stock Consideration and/or Buyer Common Stock issued in respect of options will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Stock Consideration and/or Buyer Common Stock issued in respect of options. Such U.S. Recipient acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. (d) Such U.S. Recipient acknowledges and agrees that the U.S. Recipient is purchasing the Stock Consideration and/or options to purchase Buyer Common Stock from the Buyer. Such U.S. Recipient further acknowledges that there have been no representations, warranties, covenants and agreements made to the U.S. Recipient by or on behalf of the Buyer, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or Entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Buyer expressly set forth in this Agreement. (e) Such U.S. Recipient acknowledges and agrees that the U.S. Recipient has received such information as the U.S. Recipient deems necessary in order to make an investment decision with respect to the Stock Consideration and/or options to purchase Buyer Common Stock, including, with respect to the Buyer, the Transaction and the business of the Buyer and its Subsidiaries. Without limiting the generality of the foregoing, the U.S. Recipient acknowledges that it has reviewed the Buyer’s filings with the SEC. The U.S. Recipient acknowledges and agrees that the U.S. Recipient its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the U.S. Recipient and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Stock Consideration and/or options to purchase Buyer Common Stock. 39

(f) Such U.S. Recipient became aware of this offering of the Stock Consideration and/or options to purchase Buyer Common Stock solely by means of direct contact between the U.S. Recipient and Buyer, the Company or a representative of the Buyer or the Company, and the Stock Consideration and/or options to purchase Buyer Common Stock was offered to the U.S. Recipient solely by direct contact between the U.S. Recipient and the Buyer, the Company or a representative of the Buyer or the Company. The U.S. Recipient did not become aware of this offering of the Stock Consideration and/or options to purchase Buyer Common Stock, nor was the Stock Consideration and/or options to purchase Buyer Common Stock offered to the U.S. Recipient, by any other means. Such U.S. Recipient acknowledges that the Stock Consideration and/or options to purchase Buyer Common Stock (i) was not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Such U.S. Recipient acknowledges that there have not been, and such U.S. Recipient hereby agrees that it is not relying upon, and has not relied upon, any statement, covenant, agreement, representation or warranty made by any person, firm or corporation (including, without limitation, the Buyer or any of its affiliates or any control persons, officers, directors, employees, agents, representatives, legal counsel, financial advisors or accountants of any of the foregoing), other than the representations and warranties of the Buyer contained in this Agreement. (g) Such U.S. Recipient acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Stock Consideration and/or options to purchase Buyer Common Stock, including those set forth in the Buyer’s filings with the SEC. Such U.S. Recipient has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Stock Consideration and/or options to purchase Buyer Common Stock, and such U.S. Recipient has sought such accounting, legal and tax advice as the U.S. Recipient has considered necessary to make an informed investment decision. Such U.S. Recipient acknowledges that such U.S. Recipient shall be responsible for any of such U.S. Recipient tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither the Buyer nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Agreement. (h) Such U.S. Recipient acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Stock Consideration and/or options to purchase Buyer Common Stock or made any findings or determination as to the fairness of this investment. (i) No U.S. Recipient nor, if any U.S. Recipient is not an individual, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar applicable list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located or resident, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to comprehensive trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Such U.S. Recipient represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA 40

PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the U.S. Recipient maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The U.S. Recipient also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. (j) Such U.S. Recipient is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244). 1.7. Waiver. By executing this Agreement, each Company Securityholder hereby waives any rights that such Company Securityholder may have had pursuant to the Company's articles of association, any shareholders' agreement or other constitutional documents or otherwise to object to the establishment of the Company Option Plan, the grant, vesting, exercise or lapse of the Company Options and the issue and allotment of any shares in the Company pursuant to the foregoing. Article IV REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants, to the Sellers that each of the statements in this Article IV is true and correct with respect to the Buyer, subject only to such exceptions as are specifically disclosed with respect to specific numbered sections and lettered subsections of this Article IV in the disclosure schedule and schedule of exceptions, delivered herewith and dated as of the date hereof and organized with corresponding numbered sections and lettered subsections (the “Buyer Disclosure Schedule”). 1.1. Organization; Authorization. (a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. (b) Buyer has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which Buyer is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document to which Buyer is or will be a party by Buyer has been duly authorized by all requisite corporate action on the part of Buyer, and no other action on the part of Buyer or its equity holders is necessary to authorize the execution, delivery and performance by Buyer of this Agreement and each other Transaction Document to which Buyer is or will be a party and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which Buyer is or will be a party, assuming due and valid authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except to the extent that such enforceability hereof may be affected by bankruptcy, insolvency, reorganization, moratorium, and other similar Laws affecting the rights and remedies of creditors generally and general equitable principles. 1.2. Non-Contravention; Consents. (a) The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is or will be a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not (with or without notice or lapse of time or both): 41

(i) contravene any provision of the Organizational Documents of Buyer; (ii) except to the extent such violation, breach, default, modification, revocation, cancellation, termination or acceleration, or failure to obtain approval, consent or waiver, or to give notice, does not have and would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement, violate, result in a breach of any provision of, constitute a default under, result in or permit the modification, revocation, cancellation, termination or acceleration of, any Contract to which Buyer is a party, or require any approval, consent or waiver of, or notice to, any party to any such Contract; or (iii) except to the extent such violation does not have and would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement, violate any Law applicable to Buyer. (b) Other than such authorizations, consents, orders, permits, approvals, notices, filings, registrations and qualifications, the failure of which to obtain does not have and would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Governmental Authority is necessary to be obtained or made by Buyer in connection with the consummation by Buyer of the transactions contemplated by the Transaction Documents. (c) Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks pursuant to this Agreement and of making an informed purchase decision. Buyer has the capacity to protect its concerns in connection with the purchase of the Shares. 1.3. Brokers, Finders. No finder, broker, agent, or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. 1.4. Issuance. The Stock Consideration, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Certificate of Incorporation of Buyer and applicable Law subject to the registration mechanics set forth herein. 1.5. Sufficiency of Funds. Buyer has sufficient funds to pay the amounts it is required to pay in connection with Closing. 1.6. No Other Representations or Warranties. Buyer acknowledges (for itself and on behalf of its Affiliates) that, except for the representations and warranties of the Sellers and the Company expressly set forth in Article II, Article III and in the certificate delivered pursuant to Section  6.1(a), neither the Company, any Seller nor any other Person makes, or has made, any representation or warranty relating to the Company or any of the Company’s businesses, operations, estimates, forecasts, projections, predictions, other forward looking information in connection with this Agreement, or the Transactions, and neither Buyer nor any of its Affiliates is relying on any other representation or warranty of the Sellers or the Company made outside of Article II, Article III or in the certificate delivered pursuant to Section 6.1(a) or of any other Person. 42

Article V COVENANTS 1.1. Confidentiality. From and after the Closing, each Seller shall severally, and shall cause their Affiliates to, hold, and shall use its reasonable best efforts to cause their or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that the Seller can show that such information (a) is generally available to and known by the public through no fault of any Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by such Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (c) is required to be disclosed pursuant to applicable Law. If any Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Seller is advised by its counsel in writing is legally required to be disclosed, provided that, if requested by Buyer, such Seller shall provide reasonable assistance to Buyer if Buyer seeks to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing, the provisions of this Section 5.1 will not apply to (i) the use of, or disclosure of, confidential information, to the extent required to enforce any provision of, or defend any claim in relation to, the Transaction Documents or (ii) in the case of the Specified Stockholder, any disclosure by the Specified Stockholder to any member of the Scottish Enterprise Group; provided, that the Specified Stockholder shall (x) use its best efforts to cause any such member of the Scottish Enterprise Group to agree to comply with the terms of this Section 5.1 and (y) limit any such sharing to the extent required by the Specified Stockholder’s internal reporting obligations or as otherwise required by Law. 1.2. Public Announcements. From and after the date of this Agreement, each Party shall, and shall cause such Party’s Affiliates and such Party’s and its Affiliates’ respective Representatives to, refrain from issuing any press release or making any announcement or communication relating to the transactions contemplated by this Agreement or by the other Transaction Documents without, with respect to Sellers or the Company, the prior written consent of Buyer, and, with respect to Buyer, the prior written consent of the Company (prior to Closing) or the Holders Representative (following the Closing), except to the extent and as may be required by applicable Law. Notwithstanding the foregoing, Buyer, Buyers’ Affiliates and their respective Representatives may (i) make such filings or communications in accordance with any listing agreement or rules of any securities exchange or association as they determine to make from time to time with respect to this Agreement or the other Transaction Documents and (ii) communicate with securities analysts. 1.3. Cooperation. Subject to the terms and conditions of this Agreement, each of the Parties shall, and shall cause their respective Affiliates to, cooperate with each other and use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such Party with respect to the consummation of the transactions contemplated by this Agreement, and, subject to the conditions set forth in Article VI (as applicable to the Parties) to consummate such transactions as promptly as practicable and (ii) to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use commercially reasonable efforts to obtain, as soon as practicable after the date of this Agreement, all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement. 43

1.4. Taxes. (a) Each of Sellers and Buyer agrees to furnish or cause to be furnished to each other, upon reasonable request and in a timely manner, such information (including reasonable access to books and records, Tax Returns and Tax filings) and assistance as is reasonably requested for the filing of any Tax Return, the conduct of any Tax audit or other Tax proceedings, and for the prosecution or defense of any claim, suit or proceeding relating to any Tax matter. Any information obtained under this Section 5.4(a) shall be kept confidential, except as otherwise may be reasonably necessary in connection with the filing of Tax Returns or claims for refund or in conducting any Tax audit, dispute or contest. Sellers and Buyer shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings and for the prosecution or defense of any claim, suit or proceeding relating to any Tax matter and each Party shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 5.4. Any Tax audit or other Tax proceedings that may result in an assertion of liability for which indemnification may be available under this Agreement shall be deemed to be a Third Party Claim subject to the procedures set forth in Section 8.5 of this Agreement. (b) Buyer shall bear for all transfer, documentary sales, use, stamp, registration and other such Taxes together with all conveyance fees, recording charges and other fees and charges, including penalties and interest (all such taxes, fees, charges, penalties and interest collectively, “Transfer Taxes”), whether imposed on Sellers, Buyer, the Company or any of its Subsidiaries, incurred in connection with consummation of the transaction contemplated by this Agreement, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, fees and charges, and if required by applicable Law, Sellers, the Company or a Subsidiary, as the case may be, will join in the execution of any such Tax Returns and other documentation. (c) Buyer shall prepare or cause to be prepared, and file or cause to be filed, all Income Tax Returns and all non-income Tax Returns for any Tax year or period ending on or before the Closing Date (“Pre-Closing Period”) that are required to be filed after the Closing Date. Buyer shall deliver a copy of each such Income Tax Return at least thirty (30) days prior to the due date for filing thereof for Holders Representative review and comment, and no such Tax Return shall be filed without Holders Representative’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. For any such non-Income Tax Returns, Buyer shall deliver a copy of (i) each such Tax Return due more than thirty (30) days after the Closing Date, at least fifteen (15) days, and (ii) each other such Tax Return, as soon as reasonably practicable and in no event later than eight (8) days, prior to the due date for filing thereof, for Holders Representative review and comment, and no such Tax Return shall be filed without Holders Representative’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No elections shall be made or positions taken with respect to Pre-Closing Periods that are inconsistent with past practice, unless such elections or positions are required by applicable Law. (d) Buyer shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company and its Subsidiaries for all taxable periods beginning on or before and ending after the Closing Date (“Straddle Period”). All such Tax Returns with respect to Straddle Periods shall be prepared and filed in a manner that is consistent with the applicable Company’s or its Subsidiaries’, as applicable, past practices (including, without limitation, prior Tax elections and accounting methods or conventions), except as otherwise consented to by Holders Representative or required by applicable Law. Buyer shall provide Holders Representative with a copy of (i) any such Straddle Period Income Tax Returns for review and comment at least thirty (30) calendar days, (ii) any Straddle Period Tax Return (other than Income Tax Returns) due more than thirty (30) days after the Closing Date, at least fifteen (15) calendar days and (iii) all other Straddle Period Tax Returns, as soon as reasonably practicable and in no event later than eight (8) days, prior to the due date for filing thereof, and no such Tax Return shall be filed without Holders Representative’s 44 written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If Holders Representative objects to the treatment of one or more items on Straddle Period or Pre- Closing Period Tax Returns, Holders Representative and Buyer shall negotiate in good faith to resolve any dispute; provided, however, that if Holders Representative and Buyer are unable to resolve any dispute, such dispute shall be resolved by the Independent Accountant. The fees and expenses of the Independent Accountant shall be borne fifty percent (50%) by Company Securityholders and fifty percent (50%) by Buyer, with the Company Securityholders share being settled from the Expense Fund Amount (to the extent available) in the first instance. For the purposes of this Section 5.4(d), in the case of any such Taxes that are payable for a Straddle Period, the portion of such Taxes that are Indemnified Taxes shall (i) in the case of any property Taxes, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period ending on the Closing Date, and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of any Tax other than a property Tax, be deemed to be equal to the amount that would be payable if the relevant Tax period ended on the Closing Date (or, in the case of any Tax arising in connection with Company Options or "employment-related securities" (as defined in ITEPA) as a result of Closing, such Tax period as may be relevant). Any credits relating to a Straddle Period Tax (or to any Tax arising in connection with Company Options or "employment-related securities" (as defined in ITEPA) as a result of Closing) shall be taken into account in the same manner as Straddle Period (e) Taxes. All determinations necessary to give effect to the allocations described in this Section 5.4(e) shall be made in a manner consistent with the prior practice of the Company or its Subsidiaries unless required by applicable Law. The Parties agree that any deductions of the Company or its Subsidiaries, in respect of the costs and expenses relating to any of the transactions contemplated by this Agreement shall be taken into account in the Pre-Closing Periods or the pre- Closing portion of the Straddle Period. Each Party shall bear its own costs and expenses of any third-party advisors that Buyer or Sellers selects to assist in preparing any Tax Returns for the Pre- Closing Periods or Straddle Period in connection with this Section 5.4. (f) Except to the extent required by applicable Law, Buyer shall not cause or permit (i) the amendment of any Tax Return of the Company or its Subsidiaries for a Pre-Closing Period or Straddle Period without the prior written consent of Holders Representative, (ii) the making or changing of any Tax election, or adoption or changing of any accounting method or practice, with respect to, or that has retroactive effect to, any Pre-Closing Period or Straddle Period of the Company or any of its Subsidiaries without the prior written consent of Holders Representative, (iii) making any application under any voluntary disclosure, amnesty or similar program with respect to any Pre-Closing Period or Straddle Period of the Company or any of its Subsidiaries without the prior written consent of Holders Representative, (iv) the carryback of an item on a Tax Return of the Company or any of its Subsidiaries for a post-Closing Tax period to a Pre-Closing Period or Straddle Period, unless such action by Buyer or the Company or its Subsidiaries would not result in any Tax liability to Sellers or any Affiliate thereof, or (v) any action to be taken on the Closing Date after the Closing outside of the Ordinary Course that could result in any increase in Indemnified Taxes. (g) Notwithstanding anything else in this Agreement, Sellers shall not be liable under Sections 5.4(c) and (d) above or under Article VIII with respect to Damages that (i) relate to Taxes that have been paid by the Company or its Subsidiaries prior to the Closing, including amounts paid in respect of estimated Taxes, (ii) relate to Taxes that have been taken into account in the calculation of Actual Aggregate Cash Closing Consideration, or (iii) relate to Taxes that are attributable to Buyer’s breach of any covenant set forth in this Agreement (including Section 5.4(f)), or (iv) any Option Tax Liabilities, (v) except for any Tax Asset arising in connection with Company Options or “employment-related securities” (as defined in ITEPA) as a result of Closing relate to the amount or availability in any taxable period (or portion thereof) beginning after the Closing Date of any Tax Asset of the Company or any of its Subsidiaries attributable to a Pre-Closing Period 45

(including the portion of any Straddle Period ending on the Closing Date), or (vi) except for any Tax Asset arising in connection with Company Options or “employment-related securities” (as defined in ITEPA) as a result of Closing relate to Taxes resulting from a breach of the representations or warranties contained in Section 2.6 and arising in Tax period (or portion of a Tax period) beginning after the Closing Date. From and after the Closing, promptly upon the request of Holders Representative, Buyer or any Affiliate of Buyer shall cause the Company and its Subsidiaries to use commercially reasonable efforts to collect any Tax refund or credit with respect to a Pre-Closing Period or pre-Closing portion of the Straddle Period (or to any Tax arising in connection with Company Options or “employment-related securities” (as defined in ITEPA) as a result of Closing). If the Company, any Subsidiary of the Company, Buyer or any Affiliate of Buyer receives any refund or other repayment of Taxes to the Company or its Subsidiaries which relates to a period or portion thereof ending on or prior to the Closing Date (other than to the extent such refund or credit was taken into account as a current asset in the calculation of Estimated Closing Date Balance Sheet), such refund or other repayment shall be paid promptly to the Company Securityholders in accordance with each Company Securityholder’s Indemnification Pro Rata Portion. 1.5. Conduct of Business Until Closing. Between the date of this Agreement and the Closing Date, except as set forth on Schedule 5.5, as required by the terms of this Agreement (including the acceleration of the vesting of Company Options to vest in full prior to Closing and exercising the discretion in rule 9.1 of the amended Company Option Plan (or equivalent provision in the Standalone Agreement) in order to cause certain unexercised Company Options to lapse on Closing), as required by Law or with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Company covenants and agrees that it shall, and shall cause its Subsidiaries to, conduct the Company’s and its Subsidiaries’ respective businesses in all material respects in the Ordinary Course. Except as set forth on Schedule 5.5, as required by the terms of this Agreement, as required by Law or with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), between the date of this Agreement and the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to: (a) enter into any Company Agreement providing for the direct or indirect sale, transfer, assignment or other disposal of the Shares or any other Equity Securities of the Company or its Subsidiaries or rights to acquire any such Equity Securities; (b) grant any general increase or implement any decrease in any compensation or benefits payable to any Employee, other than in the Ordinary Course, pursuant to the terms of any Company Plans, any collective bargaining agreements, or as required by applicable Law; (c) (i) merge with or into, consolidate with or acquire all or substantially all of the stock or assets of any other Entity, (ii) other than in the Ordinary Course, enter into, terminate, waive any provision under or amend in any material respect any (A) Material Contract or (B) Company Agreement that if entered into prior to the execution of this Agreement would have constituted a Material Contract; or (iii) other than in the Ordinary Course, sell, lease or grant any option to sell or lease, give a security interest in or otherwise create any Lien (other than a Permitted Lien) on any of its material assets; (d) make any material amendment to its Organizational Documents; (e) take any action that would otherwise violate Section 2.15; (f) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into, terminate, or amend any Company Plan; or 46

(g) enter into any agreement (conditional or otherwise) to do any of the foregoing. 1.6. Termination of Employee Benefits. If requested by at least three (3) Business Days prior to the Closing Date, the Company (and its Affiliates, including the Company and its Subsidiaries) shall terminate (or shall cause to be terminated) any and all Company Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”) and shall cause any professional employer organization or co-employer organization to terminate the participation of the Company in any 401(k)  Plan maintained by such organization. Unless Buyer provides written notice to the Company as contemplated in the foregoing sentence, no later than three (3) Business Days prior to the Closing, the Company shall provide Buyer with evidence that each 401(k) Plan (if any) has been terminated and the participation of the Company in each 401(k) Plan (if any) has been terminated as applicable (effective as of no later than the day immediately preceding the Closing Date), pursuant to resolutions of the Board of Directors of the Company (or such Affiliate, as the case may be). The form and substance of such resolutions, if any be required, shall be subject to review and approval of Buyer. 1.7. Exclusivity; Proposed Acquisition Transactions. (a) Exclusivity. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Article VII hereof, none of the Sellers, the Company, or any of their respective Representatives (including, without limitation, their investment bankers, attorneys and accountants), shall take or permit any other Person on its behalf to take, directly or indirectly, any action to encourage, initiate or engage in discussions or negotiations with, provide any information to, or otherwise communicate with or respond to, any Person (other than the Buyer and the Buyer’s Representatives) concerning any purchase of the Shares, or any merger, acquisition, consolidation, recapitalization, liquidation, or dissolution involving the Sellers or the Company, any sale of all or substantially all of the assets of the Company or any similar transaction involving the Company (each such transaction being referred to herein as a “Proposed Acquisition Transaction”). The Sellers shall, and shall cause the Company and their respective Representatives to, terminate any and all negotiations or discussions with any third party regarding any proposal concerning any Proposed Acquisition Transaction. Each of the Sellers and the Company hereby represents that it is not now engaged in discussions or negotiations with any Person other than the Buyer and its Affiliates with respect to any Proposed Acquisitions Transaction. (b) Notification of Proposed Acquisition Transactions. Without limiting any obligations of Sellers or the Company under Section 5.7, the Sellers and the Company shall (i) immediately notify the Buyer (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made, or any information is requested, with respect to any Proposed Acquisition Transaction, (ii) promptly notify the Buyer of the terms of any proposal that it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective Buyer or soliciting party and such proposal main terms, and (iii) keep the Buyer informed of the status of such offer and the offeror’s efforts and activities with respect thereto. (c) Company’s and the Sellers’ Liability; Equitable Relief. The Company and the Sellers hereby acknowledge and agree that they shall be severally and not jointly, liable for any actions taken by any them in violation of this Section 5.7. Upon breach of any provisions of this Section 5.7, in addition to any other remedies to which the Buyer may be entitled at law or in equity, the Buyer shall be entitled to injunctive relief. For the purposes of this Section 5.7, the Parties agree that the Buyer would suffer irreparable harm, no adequate remedy at law would exist for the Buyer, and the Buyer’s damages would be difficult to ascertain. 47

1.8. Non-Competition; Non-Solicitation. (a) For a period of two (2) years commencing on the date of Closing (the “Restricted Period”), each Non-Competing Persons shall not directly or indirectly anywhere, (i) engage in or assist others in engaging in the Business; (ii) have an interest in any Person that engages directly or indirectly in the Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and any Person who is a customer or supplier of the Company as of the Closing Date or who, to the knowledge of the Non-Competing Persons, becomes a customer or supplier after the Closing Date. For the avoidance of doubt, the foregoing covenant shall apply only in the Restricted Territory. Notwithstanding the foregoing, nothing in this Agreement shall prevent or restrict any Non-Competing Persons from: (i) owning, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Non- Competing Persons is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person, (ii) engage in research, lecturing, or teaching at (x) an academic institution, (y) non- profit organization, or (z) any domestic or foreign government, (iii) own a passive equity interest in a private debt or equity investment fund in which Non-Competing Persons does not have the ability to control or exercise managerial influence over such fund or provide any consultations for such fund, or (iv) perform any services for Buyer or its Subsidiaries (including, after the Closing, the Company). (b) During the Restricted Period, each Non-Competing Persons shall not hire or directly or indirectly solicit any employee of the Company or encourage any such employee to leave such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.8(b) shall prevent such Non-Competing Persons from hiring (i) any employee whose employment has been terminated by the Company or Buyer, (ii) after one hundred eighty (180) days from the date of termination of employment, any employee whose employment has been terminated by the employee, or (iii) any employee pursuant to general, public solicitations for employment, or using an employee recruiting or search firm to conduct a search, that does not specifically target employees or consultants of the Company or its Subsidiaries. (c) During the Restricted Period, each Non-Competing Persons shall not, directly or indirectly, solicit or entice, or attempt to solicit or entice, any Person who is known to such Non-Competing Persons to be a client or customer of the Company for purposes of diverting their business or services from the Company. (d) Each Non-Competing Persons acknowledges that a breach or threatened breach of this Section 5.8 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by any Non-Competing Persons of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). (e) Each Non-Competing Persons acknowledges that the restrictions contained in this Section  5.8 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.8 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to 48 reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.8 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. 1.9. Access to Information. Between the date of this Agreement and the earlier of the Closing or the termination of this Agreement in accordance with Article VII, upon reasonable notice by the Buyer, the Company shall, subject to any applicable Law or the receipt of any applicable required permit, (a) give the Buyer and its officers, employees, accountants, counsel, financing sources and other agents and representatives reasonable access during normal business hours to the books and records of the Company, (b) permit the Buyer to make such inspections as the Buyer may reasonably require during normal business hours, and (c) cause its officers, employees, accountants and agents to provide the Buyer such financial and operating data and other information with respect to the Company as the Buyer from time to time may reasonably request, including financial statements and schedules. 1.10. Code Section 280G. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will: (a) no later than two (2) days prior to the Closing Date, solicit and use its reasonable best efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than one (1) day prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than four (4) days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Buyer for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Buyer. No later than four (4) days prior to soliciting the waivers, the Company shall provide Buyer with the calculations and related documentation to determine whether and to what extent the vote described in this Section 5.10 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Buyer evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the vote of the sole member of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained. 1.11. Registration of Stock Consideration. (a) The Buyer shall prepare, and in no event later than the later of (i) April 29, 2022 and (ii) the fifth (5th) Business Day following the date upon which audited consolidated financial statements of the Company and its Subsidiaries for the year ended December 31, 2021 which comply in all respects with Rule 3-05 of Regulation S-X under the Securities Act and related pro forma financial statements required under Article 11 of Regulation S-X under the Securities Act are available to the Buyer, file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act on appropriate form (if eligible, using Form S-3 or 49 otherwise using Form S-1) (the “Registration Statement”) covering the resale of the Stock Consideration. No later than five (5) Business Days prior to filing, the Buyer shall provide a copy of the draft Registration Statement to the securityholders of the Company listed on Annex I-2 (which shall include all Company’s Shares and all other Company Options or other securities (including any options or warrants of any kind)) attached hereto (each a “Company Securityholder” and together the “Company Securityholders”) for review of the information included therein to the extent it pertains to the Company Securityholders. (b) The Buyer shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the date which shall be either: (i) in the event that the Commission does not review the Registration Statement, ten (10) days after the filing of the Registration Statement, or (ii) in the event that the Commission reviews the Registration Statement, ninety (90) days after the filing of the Registration Statement (but in any event under clause (i) or (ii), no later than five (5) Business Days following the date that the Commission first indicates that it will not review the Registration Statement or has no further comments on the Registration Statement, as applicable), to the extent such Registration Statement is otherwise sufficient to be declared effective as of such date. (c) After the Registration Statement has been declared effective by the Commission, the Buyer shall use its commercially reasonable efforts to keep the Registration Statement continuously effective until the date that all shares of Stock Consideration covered by the Registration Statement are sold or are able to be sold by the holders thereof by relying on Rule 144 under the Securities Act without any restriction, including volume limitation or current public information of Buyer or pursuant to another exemption from registration. Without limiting the foregoing, the Buyer shall (i) prepare and file with the Commission such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Stock Consideration covered by the Registration Statement and (ii) register or qualify all shares of Stock Consideration covered by the Registration Statement, following the declaration of effectiveness thereof, under the applicable United States state securities or blue sky laws. (d) The Buyer will pay all expenses associated with the Registration Statement and any amendments or supplements thereto, and any actions or filings necessary to maintain the effectiveness of the Registration Statement, including filing and printing fees, the fees and expenses of the Buyer’s counsel and accounting fees and expenses, costs associated with clearing the shares of Stock Consideration covered by the Registration Statement for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the shares of Stock Consideration being sold. In addition, the Buyer agrees, at its sole expense, to use commercially reasonable efforts to cause its legal counsel (or internal legal counsel of the Buyer or counsel to any Company Securityholder) to provide a legal opinion to the Buyer’s transfer agent that is in form and substance sufficient for such transfer agent to remove all applicable legends in connection with, and to otherwise facilitate, the sale of all shares of Stock Consideration under the Registration Statement under the Securities Act (to the extent such sales are permitted under the Securities Act). (e) The Buyer shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in accordance with the requirements of the Exchange Act. The Buyer will use its commercially reasonable efforts to, for so long as the Company Securityholders continue to hold Stock Consideration, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements to enable the subscriber to resell the Stock Consideration pursuant to Rule 144 to the extent otherwise permitted. 50

Each Company Securityholder agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Stock Consideration to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above. In addition, the Buyer agrees, at its sole expense, to use commercially reasonable efforts to cause its legal counsel (or internal legal counsel of the Buyer) to provide a legal opinion to the Buyer’s transfer agent that is in form and substance sufficient for such transfer agent to remove all applicable legends in connection with, and to otherwise facilitate, the sale of all shares of Stock Consideration under Rule 144 under the Securities Act (or pursuant to any other then applicable exemption from registration). (f) The Buyer shall indemnify and hold harmless the Company Securityholder Indemnified Parties from and against any Damages to which any Company Securityholder Indemnified Party may become subject (under the Securities Act or otherwise) to the extent such Damages arise out of, or are based upon, (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5.11, except to the extent that untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Company Securityholder furnished in writing to the Buyer by or on behalf of the Company Securityholder expressly for use therein or Seller has omitted a material fact from such information. The procedures set forth in Article VIII shall apply to any claim for indemnification made pursuant to this Section, mutatis mutandis. Notwithstanding the forgoing, the Buyer’s indemnification obligations shall not apply to amounts paid in settlement of any Damages or action if such settlement is effected without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed). Each Company Securityholder shall, severally and not jointly with any Company Securityholder, indemnify and hold harmless the Buyer, its directors, officers, agents and employees, each person who controls the Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Damages arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Company Securityholder furnished in writing to the Buyer by or on behalf of such Company Securityholder expressly for use therein. In no event shall the liability of any Company Securityholder be greater in amount than the dollar amount of the net proceeds received by such Company Securityholder upon the sale of the Stock Consideration giving rise to such indemnification obligation. Notwithstanding the forgoing, Company Securityholder indemnification obligations shall not apply to amounts paid in settlement of any Damages or action if such settlement is effected without the prior written consent of the applicable Company Securityholder (which consent shall not be unreasonably withheld, conditioned or delayed). (g) As soon as practicable following the Closing Date, but in no event later than the fifteenth (15th) Business Day following the Closing Date, the Company shall use commercially reasonable efforts to file or shall have previously filed a Registration Statement under the Securities 51

Act on Form S-8 relating to shares of Buyer Common Stock issuable with respect to the Substitute Options held by current employees and service providers and shall use its reasonable that efforts to cause such Registration Statement to remain in effect for so long as such Substitute Options remain outstanding. (h) Notwithstanding anything to the contrary in this Section 5.11, the Buyer’s obligations to include any Stock Consideration in the Registration Statement are contingent upon each applicable Company Securityholder furnishing in writing to the Buyer a completed selling stockholder questionnaire in customary form that contains such information regarding the Company Securityholder, the securities of the Buyer held by the Company Securityholder and the intended method of disposition of the Stock Consideration as shall be reasonably requested by the Buyer to effect the registration of the Stock Consideration, and Company Securityholder shall execute such documents in connection with such registration as the Buyer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Buyer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as provided below; provided, that the Buyer shall request such information from each Company Securityholder, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated filing date of the Registration Statement. Notwithstanding anything to the contrary contained in this Section 5.11, the Company may delay or postpone filing of such Registration Statement, and from time to time require each Company Securityholder not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if it determines in good faith that (i) upon advice of legal counsel, in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or (ii) such filing or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Buyer that would require additional disclosure by the Buyer of material information or (iii) would reasonably be expected to require premature disclosure of information that would materially adversely affect the Buyer that the Buyer has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Buyer shall use commercially reasonable efforts to make such registration statement available for the sale by each Company Securityholder of such securities as soon as practicable thereafter. (i) Upon receipt of any written notice from the Buyer (which notice shall not contain any material non-public information regarding the Buyer other than to the extent that providing notice to any Company Securityholder of the events listed in clauses (i) through (iii) below constitutes material non-public information regarding the Buyer of the happening of (i) an issuance by the United States Securities and Exchange Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading) each Company Securityholder agrees that one (1) it will immediately discontinue offers and sales of the Stock Consideration under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the each such Company Securityholder receives copies of a supplemental or amended prospectus (which the Buyer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Buyer that it may resume such offers and sales, and two (2) it will maintain the confidentiality of any information included in such written notice delivered by the Buyer unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the 52

Buyer, each Company Securityholder will deliver to the Buyer or, in each Company Securityholder’s sole discretion destroy, all copies of the prospectus covering the Stock Consideration in such Company Securityholder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Stock Consideration shall not apply (w) to the extent the Company Securityholder is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up. 1.12. Director and Officer Indemnification. (a) From and after the Closing, and until the sixth (6th) anniversary of the Closing, Buyer will cause the Company to fulfill and honor in all respects the obligations of the Company to the Company Securityholder Indemnified Parties pursuant to any indemnification provisions under the Organizational Documents and pursuant to any indemnification agreements between the Company and such Company Securityholder Indemnified Parties that are listed on Schedule 5.12; provided, however, that (i) the foregoing obligations will be subject to any limitation imposed by applicable Laws, and (ii) no Company Securityholder Indemnified Party will have any right of contribution, indemnification or right of advancement from Buyer, Company, or their respective successors with respect to any Damages claimed by any of the Indemnified Parties against such Company Securityholder Indemnified Party in his or her capacity as an Indemnifying Party pursuant to this Agreement. (b) From and after the Closing, and until the sixth (6th) anniversary of the Closing, Buyer will cause the Organizational Documents of the Company to contain provisions with respect to exculpation and indemnification and advancement of expenses that are at least as favorable to the Company Indemnified Parties as those contained in the Organizational Documents (as in effect on the date hereof), which provisions will not be amended, repealed, or otherwise modified in any matter during the period of six (6) years following the Closing that would adversely affect the rights thereunder of Company Indemnified Parties. (c) Prior to the Closing, the Company will purchase the D&O Tail Policy. The cost of the D&O Tail Policy will be treated as a Sellers Transaction Expense hereunder. If Transactions are consummated, Buyer will not cancel the D&O Tail Policy during its term. 1.13. Lock-Up. Each Company Securityholder agrees that it shall not Transfer any Stock Consideration until May 30, 2022, pursuant to any Registration Statement or otherwise. 1.14. R&W Policy Buyer shall cause the R&W Policy to expressly exclude rights of subrogation against the Sellers or their Affiliates, except with respect to any claim based on fraud committed by a Seller, and Buyer shall not amend the R&W Policy to adversely affect such exclusion of subrogation rights. 1.15. Waiver of Preemptive Rights. Each Seller severally waives all rights of pre-emption or other similar right or option conferred on them under the articles of association of the Company or otherwise in respect of any of the Company Shares or Company Warrants and consents, for all purposes, to the entry into by the Company of this Agreement and the other Transaction Documents to which it is a party and to each party’s compliance with the terms of the Transaction Documents (including, without limitation, the transfer of the Company Shares and, if applicable, the Company Warrants). In addition, each party waives the requirement for Exercising Optionholders to adhere to the existing shareholders agreement in relation to the Company as a condition to the issue of Company Shares. 1.16. Company Power of Attorney. 53

(a) Each Seller (other than any member of the Scottish Enterprise Group) and each Exercising Optionholder appoints the Company to be their attorney and to act in their name, granting to the Company full power on their behalf to execute, enter into, sign and/or deliver any deed, agreement, document, indemnity, form or certificate, and do all such other acts and things as the Company in its absolute discretion thinks fit and considers necessary, desirable or appropriate pursuant to, in connection with and/or in the implementation of this Agreement including (without limitation) the power to execute and deliver any deed, agreement, exercise notice, document, indemnity (including an indemnity in relation to a lost share certificate), form, instrument of transfer (including in relation to their Company Shares or Company Warrants) or certificate required pursuant to, or set out in, Section 1.9. (b) Each Seller and each Exercising Optionholder hereby declares that the power of attorney granted by this Section  5.16 shall be irrevocable until the earlier of: (i) immediately following the Closing; and (iii) the termination of this Agreement in accordance with its terms. 1.17. Power of Attorney. (a) Each Seller and Exercising Optionholder appoints Buyer to be their attorney from and after Closing, granting to Buyer full power on their behalf to exercise all voting and other related rights attaching to the Company Shares sold by them including power: (i) to execute a form of proxy in favor of such person or persons as Buyer may think fit to attend and vote as such Seller’s proxy at any general meeting of the members, or separate class meeting of any class of members, of the Company in respect of such Company Shares in such manner as the Buyer may reasonably determine; (ii) to consent to the convening and holding of any such meeting and the passing of the resolutions to be submitted at any such meeting on short notice; and (iii) to settle the terms of such resolutions, provided always that: one (1) Buyer shall not commence any legal, arbitration or other proceedings or incur any liability or expense in the name of, or otherwise on behalf of, the Sellers (or any of them); and (2) nothing in this clause shall apply in respect of the Transaction Documents (or any rights arising thereunder). (b) Each Seller and Exercising Optionholder hereby declares that the power of attorney granted by this Section 5.17 shall be irrevocable until the earlier of: (i) six (6) months from the date of Closing; (ii) the date of registration of the transfer of the Company Shares sold by such Seller in the books of the Company; and (iii) the termination of this Agreement in accordance with its terms. 1.18. Termination of Shareholders Agreement and Loan Notes. (a) Each of the parties to the shareholders agreement in relation to the Company dated 17 February 2017 (as amended and/or restated from time to time) (the “Stockholders Agreement”) including, without limitation, any party who may have adhered to such Stockholders Agreement, as well as any prior investment agreements entered into by the Sellers in respect of the Company (the “Investment Agreements”, and together with the Stockholders Agreement, the “Shareholder Arrangements”), agree that, with effect from Closing, such Shareholder Arrangements shall immediately terminate and cease to have effect, with the parties thereto accordingly being released and discharged from all outstanding obligations arising under or resulting therefrom. 54

(b) Each holder of a Company Convertible Note confirms that, on repayment of such Company Convertible Note by the Exchange Agent in accordance with the terms of this Agreement, the Company Convertible Notes will be satisfied in full and the convertible loan note instrument created by the Company on 5th October 2021 shall immediately (following such repayment) be terminated and cease to have effect, with the parties accordingly being released and discharged from all outstanding obligations arising under or resulting therefrom. Article VI CONDITIONS TO CLOSING 1.1. Conditions Precedent to Buyer’s Obligation to Effect Closing. The obligation of Buyer to consummate the Closing shall be subject to the satisfaction, or waiver by Buyer, on or prior to the Closing Date, of each of the following conditions: (a) (i) (x) The Seller Fundamental Representations (as defined below) (other than with respect to Section 2.2 (Capitalization)) shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if made as of the Closing (except that the representations and warranties that are made as of a specified date, time or time period will be true and correct in all material respects as of such specified date, time or time period), and (y) the representation and warranties of the Company in Section 2.2 (Capitalization) shall be true and correct except for de minimis inaccuracies as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if made as of the Closing (except that the representations and warranties that are made as of a specified date, time or time period will be true and correct except for de minimis inaccuracies as of such specified date), and (z) each of the other representations and warranties of the Company and Sellers contained in Article II and Article III of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made as of the Closing (except that the representations and warranties that are made as of a specified date, time or time period will be true and correct as of such specified date, time or time period), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect (without giving effect to any “materiality”, “Material Adverse Effect”, “material adverse effect” or similar materiality qualifications contained in such representations and warranties, provided, however, that, in no event will (A) “Material Contract” be interpreted to mean “Contract” or (B) the representation set forth in Section 2.15be interpreted to exclude the term “Material Adverse Effect”); and (ii) Sellers and the Company shall have performed or complied, in all material respects, with all covenants and agreements contained in this Agreement on their part required to be performed or complied with at or prior to the Closing. Sellers shall deliver to Buyer at the Closing a certificate of an officer of Company certifying that the conditions stated in this Section 6.1(a) have been fulfilled. (b) On the Closing Date, there shall exist no other Law or Order which restrains, enjoins or prohibits the consummation of the transactions contemplated by this Agreement. (c) Buyer shall have received all of the items specified in Section 1.9. (d) No change, event, development or effect shall have occurred since the date of this Agreement that individually or in the aggregate constitutes, a Material Adverse Effect. (e) No action, suit, or proceeding shall be pending before any court or quasi- judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) 55 adversely affect the right of Buyer to own all Shares and/or to control Company or (D) materially and adversely affect the right of Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect). 1.2. Conditions Precedent to Sellers Obligation to Effect Closing. The obligations of Sellers to consummate the Closing shall be subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date, of each of the following conditions: (a) (i)The Buyer Fundamental Representations (as defined below) shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if made as of the Closing (except that the representations and warranties that are made as of a specified date, time or time period will be true and correct in all material respects as of such specified date, time or time period), and (y) each of the other representations and warranties of Buyer contained in Article IV of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made as of the Closing (except that the representations and warranties that are made as of a specified date, time or time period will be true and correct as of such specified date, time or time period), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement (without giving effect to any “materiality”, “material adverse effect” or similar materiality qualifications contained in such representations and warranties); and (ii) Buyer shall have performed or complied, in all material respects, with all covenants and agreements contained in this Agreement on its part required to be performed or complied with at or prior to the Closing. Buyer shall deliver to the Company and the Holders Representative at the Closing a certificate of an officer of Buyer certifying that the conditions stated in this Section 6.2(a) have been fulfilled. On the Closing Date, there shall exist no Law or Order which materially restrains, enjoins or prohibits the consummation of the transactions contemplated by this Agreement. (b) The Company and the Holders Representative shall have received all of the items specified in Section 1.10. Article VII TERMINATION 1.1. Termination (a) This Agreement may be terminated at any time prior to the consummation of the Closing: (i) by mutual consent of Buyer and the Company; (ii) by Buyer or the Company, if the Closing shall not have taken place on or prior to April 4, 2022 (the “End Date”), or such later date as shall have been approved in writing by Buyer and the Company; provided, further, that the right to terminate this Agreement under this Section 7.1(a)(ii) will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes breach of this Agreement; (iii) by Buyer or the Company if any court of competent jurisdiction in the United States, the United Kingdom or other Governmental Authority in the United States, or the United Kingdom shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or any other Transaction Document, and such order, decree, ruling or other 56 action shall have become final and nonappealable provided, however, that the right to terminate this Agreement under this Section 7.1(a)(iii) will not be available to a party if such order, decree, ruling or other action (or such order, decree, ruling or other action becoming final and nonappealable) was due to the material breach by such party of any covenant or other agreement of such party set forth in this Agreement; (iv) by Buyer, if it is not in material breach of its obligations under this Agreement, if there has been a breach of any representation, warranty, covenant or agreement made by Sellers or the Company in this Agreement such that any of the conditions precedent set forth in Section 6.1 shall become incapable of being satisfied, and which, after receipt of written notice from Buyer requesting such breach be cured, has not been cured by Sellers or the Company, as applicable, within ten (10) days after such receipt; or (v) by the Company, if the Company and/or the Sellers and/or the Holders Representative it is not in material breach of its obligations under this Agreement, if there has been a breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement such that any of the conditions precedent set forth in Section 6.2 shall become incapable of being satisfied, and which, after receipt of written notice from the Company requesting such breach be cured, has not been cured by Buyer within ten (10) days after such receipt. (b) If Buyer or the Company shall terminate this Agreement pursuant to the provisions of this Agreement, such termination shall be effected by notice to whichever of Buyer or the Company is not the terminating Party specifying the provision of this Agreement pursuant to which such termination is made. 1.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, written notice shall forthwith be given by the terminating Party to whichever of Buyer or the Company is not the terminating Party, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the Parties; provided, however, that: (a) the provisions of this Section 7.2, Sections 5.1, 5.2 and Article X shall survive; and (b) nothing herein shall relieve any Party of any liability for any willful material breach of any covenants contained in this Agreement occurring prior to such termination. Article VIII INDEMNIFICATION 1.1. Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in Article II, Article III and Article IV above shall survive the Closing as follows: (a) Survival of Sellers’ and Company’s Representations and Warranties. (i) The representations of Company set forth in Sections 2.1, 2.2, 2.3, 2.4(a)(i), and 2.20 and the representations of Sellers set forth in Sections 3.1, 3.2(a)(i), 3.3 and 3.4 (collectively, the “Seller Fundamental Representations”), shall survive until the date that is six (6) years following the Closing Date; and (ii) Subject to the provisions of Section 8.1(d) below, all other representations and warranties of the Company and Sellers set forth in this Agreement that are not Seller Fundamental Representations (the “Seller General Representations”) shall survive until the date that is twelve (12) months following the Closing Date; provided that 57 the Seller General Representations shall survive until the date that is three (3) years following the Closing Date solely with respect to the Excluded Seller General Representations. (b) Survival of Buyer’s Representations and Warranties. (i) The representations of Buyer set forth in Sections 4.1, 4.2(a)(i), 4.3, and 4.4 (collectively, the “Buyer Fundamental Representations”), shall survive until the date that is six (6) years following the Closing Date; and (ii) Subject to the provisions of Section 8.1(d) below, all other representations and warranties of Buyer set forth in this Agreement that are not Buyer Fundamental Representations (the “Buyer General Representations”) shall survive until the date that is twelve (12) months following the Closing Date. (c) The respective covenants and agreements of the Company, Sellers, and Buyer contained in this Agreement that require performance after the Closing shall survive the Closing until performed or expired by their terms. (d) Notice of Claims. None of the Company Securityholders, the Company or the Buyer shall have any liability with respect to any representations, warranties or covenants unless a Notice of Claim is given to the other party prior to the expiration of the applicable survival period, if any, for such representation, warranty or covenant, in which case such representation, warranty or covenant shall survive as to such claim until such claim has been finally resolved, without the requirement of commencing any Action in order to extend such survival period or preserve such claim. Notwithstanding the foregoing requirements set forth in this Section 8.1, expiration shall not affect the rights of any Indemnified Party under this Section 8.1 or otherwise to seek recovery of Damages arising out of any fraud until the expiration of any applicable statute of limitations with respect thereto. 1.2. Certain Limitations. (a) Parties Basket. Company Securityholder Indemnified Parties and Buyer Indemnified Parties, respectively, shall not be entitled to recover under this Article VIII for any inaccuracy or breach of a Sellers General Representation (other than with respect to the Excluded Seller General Representations) or Buyer General Representation (as applicable) pursuant to Article VIII, until the aggregate amount which such Company Securityholder Indemnified Parties and Buyer Indemnified Parties (as applicable) would be entitled to recover on account thereof, but for this paragraph, exceeds Eight Hundred Thousand Dollars ($800,000) in the aggregate, at which event such Company Securityholder Indemnified Parties or Buyer Indemnified Parties shall, subject to the other limitations set forth in this Article VIII, be entitled to recover for all Damages (from the first dollar); provided, that the foregoing indemnification limitations shall not apply to Damages arising out of or relating to any representation or warranty in the event of fraud and/or in respect of any Damages arising out of or relating to any Claim under Section 8.3(a) related to a Excluded Seller General Representation, Seller Fundamental Representation, Buyer Fundamental Representation, or any Damage or Claims asserted under Section 8.3 subsections (b) – (h) and/or any other Damages which are not related to Sellers General Representation or Buyer General Representation (as applicable), in respect to which, the parties, as applicable, shall be entitled to recover for from the first dollar. (b) Materiality. Notwithstanding anything contained herein to the contrary, any inaccuracy in or breach of any representation or warranty or determination of losses shall be determined without giving effect to the terms “material” or “Material Adverse Effect” or similar 58 phrases contained in such representation or warranty (as if such words or phrases were deleted from such representation and warranty). (c) Company Securityholder’s Caps. The maximum aggregate liability for Damages of Company Securityholders, and the maximum aggregate amount to which all Buyer Indemnified Parties will be entitled to receive, calculated on an aggregate basis, in respect of any Damages or Claims asserted under Section 8.3(a) with respect to a breach of any (i) Sellers General Representation shall be limited to Eight Hundred Thousand Dollars ($800,000) and the Buyer, on behalf of itself and the other Buyer Indemnified Parties, agrees not to seek, and shall not be entitled to recover, any Damages in excess of such amount (and such amount and the R&W Policy shall be the sole source of recourse for the Buyer Indemnified Parties) except for (A) recovery of Damages arising out of any fraud that shall not be limited to such amount and (B) any matter related to Seller General Representations specifically excluded from the R&W Policy which is set forth on Exhibit D (“Excluded Seller General Representations”) for which Damages shall be limited to Ten Million Dollars ($10,000,000) in the aggregate (the “Sellers GR Indemnification Cap”), and (ii) Sellers Fundamental Representations and/or any Damage or Claims asserted under Section 8.3 subsections (b) – (h), together with all claims made pursuant to the preceding clause (i), all of which shall be limited to the Purchase Price actually received by such Company Securityholder (the “Seller Indemnification Cap”); provided, that, (i) in the case of Claims in respect of the Sellers Fundamental Representations and Claims in respect of Section 8.3(c), (A) the Buyer Indemnified Parties will only be permitted to recover Damages directly from the Company Securityholders pursuant to such Claims if and to the extent (x) that the Indemnity Escrow Amount has been exhausted, unless such indemnity claim is being made in respect of fraud, (y) if recovery is available under the R&W Policy, that the coverage under the R&W Policy have been exhausted, unless such indemnity claim is being made in respect of fraud and (B) in no event will the Specified Stockholder have liability (other than with respect to amounts in the Indemnity Escrow Amount) for Claims asserted under Section 8.3(c) and (ii) in no event will any Company Securityholder have liability (other than with respect to amounts in the Indemnity Escrow Amount) for (A) a breach of a representation, warranty or covenant or any fraud with respect to any representation or warranty contained in Article III, in each case, by any other Company Securityholder, or (B) for fraud other than fraud committed by such Company Securityholder. (d) Buyer’s Cap. The maximum aggregate liability for Damages of Buyer and the maximum aggregate amount to which all Company Securityholder Indemnified Parties will be entitled to receive, calculated on an aggregate basis, in respect of any Damages or Claims asserted under Section 8.4 below with respect to a breach of any representation or warranty shall be limited to the Purchase Price actually paid. (e) No Double Recovery. The amount of any Damages for which indemnification is provided under this Article VIII shall be net of any amounts actually recovered by the Indemnified Party from any third party or from any insurance policy, including, with respect to Buyer Indemnified Parties, under the R&W Policy as a result of the facts or circumstances giving rise to the Damages. (f) Duty to Mitigate. Each Indemnified Party shall use its commercially reasonable efforts to mitigate any Damages for which such Indemnified Party is entitled to indemnification under this Article VIII, which shall include using commercially reasonable efforts to pursue recovering any proceeds reasonably available under insurance policies (including, with respect to the Buyer Indemnified Parties, under the R&W Policy). 1.3. Company Securityholder’s Agreement to Indemnify. Subject to the terms, conditions and limitations of this Article VIII, from and after the Closing, each Company Securityholder severally and not jointly (based on their respective Company Securityholder’s Indemnification Pro Rata Portion) agrees, to indemnify Buyer and its respective Affiliates, stockholders, officers, 59 directors, employees, agents, representatives, successors and assigns (collectively, the “Buyer Indemnified Parties” and each, a “Buyer Indemnified Party”) against, and hold Buyer Indemnified Parties harmless from, any and all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable and documented out- of-pocket attorneys’ fees and other reasonable and documented out-of-pocket professional and expert fees and reasonable expenses, court costs and cost of investigation including both the reasonable fees and expenses incurred in connection with the defense of any indemnifiable claim and those incurred in connection with the enforcement of this provision(as defined below) (collectively, “Damages”) paid, suffered or incurred in investigating, preparing, defending, acknowledging, satisfying or settling any threatened or actual demand, charge, complaint, hearing, investigation, claim, suit, action, order, decree, judgment, ruling or proceeding (a “Claim”) asserted against, resulting from, imposed upon, or incurred or suffered by any of Buyer Indemnified Party or Company which results from, arises out of or is caused by any: (a) breach of or failure of any of the representations and warranties of such Company Securityholder (made in Article III) and/or the Company (made in Article II) to be true and correct as of the Agreement Date and as of the Closing Date (except in the case of representations and warranties which by their terms speak only as of a specific date or time, in which case such representations and warranties will be true and correct on and as of such specified date or time, including for the avoidance of any doubt, any matter related to any Excluded Seller General Representation; (b) any nonfulfillment, nonperformance, nonobservance or other breach or violation, or default in performance, of any covenant or agreement of such Company Securityholder contained in this Agreement; (c) any and all unpaid Indemnified Taxes; (d) any liability arising out of the matters set forth on Schedule 2.14; (e) actual Sellers Transaction Expenses, to the extent not paid prior to or concurrent with the Closing; (f) any liability arising out of the settlement agreement with Calum Smeaton terminating his employment with the Company to the extent not paid prior to or concurrent with Closing or otherwise taken into consideration in the calculation of the Actual Aggregate Cash Closing Consideration; (g) any and all Actual Indebtedness, to the extent not paid prior to or concurrent with the Closing; (h) any Claim brought by a Company Securityholder or by any third party that the consideration hereunder was not allocated or distributed in accordance with applicable Law, the Organizational Documents of the Company and other applicable Contracts and Company Plans, including any actual or claimed inaccuracies in the Consideration Spreadsheet (a “Seller Consideration Matter”). 1.4. Buyer’s Agreement to Indemnify. From and after the Closing, Buyer agrees, to indemnify Company Securityholders and their Affiliates, agents, heirs, successors and assigns (collectively, the “Company Securityholder Indemnified Parties”) against, and hold the Company Securityholder Indemnified Parties harmless from, any and Damages paid, suffered or incurred in investigating, preparing, defending, acknowledging, satisfying or settling any threatened or actual Claims asserted against, resulting from, imposed upon, or incurred or suffered by any of Company Securityholder Indemnified Party which results from, arises out of or is caused by: 60

(a) any breach of or failure of any of the representations and warranties of Buyer (made in Article IV) to be true and correct as of the Agreement Date and as of the Closing Date (except in the case of representations and warranties which by their terms speak only as of a specific date or time, in which case such representations and warranties will be true and correct on and as of such specified date or time); (b) any nonfulfillment, nonperformance, nonobservance or other breach or violation, or default in performance, of any covenant or agreement of Buyer (or, following the Closing, the Company) contained in this Agreement; and (c) any and all Transfer Taxes. 1.5. Notice of Claim. (a) In the event that subsequent to the Closing the Buyer Indemnified Party or Company Securityholder Indemnified Party, as applicable (each, an “Indemnified Party”), may give notice of a claim for indemnification hereunder, whether for their respective own Damages or for Damages incurred by any other Buyer Indemnified Party or Company Securityholder Indemnified Party (as applicable), and such Indemnified Party shall give written notice of a claim for indemnification hereunder (a “Notice of Claim”) in respect thereof to the Holders Representative, on behalf of the Company Securityholders, or to the Buyer, as applicable (each of the Company Securityholders (other than the holders of Minor ISOs and Exercised Minor EMI Options (collectively)) and the Buyer, as applicable, an “Indemnifying Party”), after such Indemnified Party becomes aware of the existence of any claim by any Buyer Indemnified Party or Company Securityholder Indemnified Party for indemnification under this Article VIII, which Notice of Claim shall be given promptly if it relates to a Third-Party Claim, arising from or relating to: (i) any matter specified in Sections 8.3 or 8.4; or (ii) the assertion, whether orally or in writing, against any Buyer Indemnified Party or Company Securityholder Indemnified Party (as applicable) of a Claim brought by a third party against a Buyer Indemnified Party or Company Securityholder Indemnified Party (as applicable) (in each such case, a “Third-Party Claim”) that is based on, arises out of or relates to any matter specified in Sections 8.3 or 8.4. (b) Each Notice of Claim by an Indemnified Party given pursuant to this Section 8.5 shall contain the following information: (i) that a Buyer Indemnified Party or Company Securityholder Indemnified Party (as applicable) has directly or indirectly incurred, paid or properly accrued or, in good faith, reasonably believes it shall have to directly or indirectly incur, pay or accrue, Damages in an aggregate stated amount arising from such Claim (which amount may be an estimated amount and may be the amount of damages claimed by a third party in an action brought against any Buyer Indemnified Party or Company Securityholder Indemnified Party (as applicable)) based on alleged facts, which if true, would give rise to liability for Damages to such Buyer Indemnified Party or Company Securityholder Indemnified Party (as applicable) under this Article VIII; and (ii) a description, in reasonable detail (to the extent reasonably available to Buyer Indemnified Party or Company Securityholder Indemnified Party (as applicable)), of the facts, circumstances or events giving rise to the alleged Damages based on such Indemnified Party’s good faith reasonable belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to such Indemnified Party) and copies of any formal demand or complaint, the amount of Damages (to the extent known), 61 or the basis for such anticipated liability, and the specific nature of the breach to which such item is related. 1.6. Defense of Third-Party Claims. (a) The Indemnified Party shall determine and conduct the defense or settlement, and the costs and expenses incurred by such Indemnified Party in connection with such defense or settlement (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Damages for which such Indemnified Party may seek indemnification pursuant to a Claim made by any Indemnified Party hereunder. (b) The Indemnifying Parties shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Indemnifying Parties do not affect any privilege relating to the Indemnified Parties and may participate in, but not to determine or conduct, any defense of the Third-Party Claim or settlement negotiations with respect to the Third-Party Claim. Subject to the limitations set forth in the immediately preceding sentence, the Indemnifying Parties shall have the right to participate in such proceedings related to a Third-Party Claim at the expense of the Indemnifying Parties, but control of such proceeding shall remain exclusively with Indemnified Party. (c) An Indemnified Party shall not compromise or settle any Third-Party Claims without the prior written consent of the Indemnifying Parties that are required to indemnify the Indemnified Parties (which consent shall not be unreasonably withheld, conditioned or delayed). 1.7. Resolution of Claim (a) If within thirty (30) days after a Notice of Claim is received by the Indemnifying Party, the Indemnifying Party does not give written notice to the Indemnified Party (with a copy to the Escrow Agent if the Claim involves recovery against the Escrow Amount) contesting the basis for, or the amount of, such claim (the “Contest Notice”), the Indemnifying Party shall be conclusively deemed to have consented to the recovery of the full amount of Damages (subject to the limits contained in this Section 8.7) specified in the Notice of Claim in accordance with this Section 8.7, and, without further notice, to have stipulated to the entry of a final judgment for Damages against the Indemnifying Parties for such amount in any court having jurisdiction over the matter where venue is proper. (b) If the Contest Notice is given by the Indemnifying Parties, then the Indemnified Parties and the Indemnifying Parties shall use reasonable efforts to reach agreement with respect to such Claim. If the respective Indemnified Parties and the Indemnifying Parties are unable to agree to a resolution of any Claim within thirty (30) days after such Indemnified Party’s receipt of a Contest Notice, then such Claim shall be resolved by either (i) a written settlement agreement or memorandum executed by an authorized representative of the Indemnified Parties and the Indemnifying Parties or (ii) in the absence of such a written settlement agreement within sixty (60) days following receipt by the Indemnified Party of the Contest Notice from the Indemnifying Parties, by binding arbitration between Indemnified Parties and the Indemnifying Parties in accordance with the terms and provisions of Section 8.7(c) below. (c) If no such agreement can be reached after good faith negotiation, the Holders Representative (if the Indemnifying Parties are the Company Securityholders pursuant to Section 8.3) or Buyer (if the Indemnifying Parties are Buyer pursuant to Section 8.4) may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall 62 be settled by arbitration conducted by one (1) arbitrator, the Indemnified Parties (on the one hand) and the Indemnifying Parties (on the other hand). Within fifteen (15) days after such written notice is sent, the Holders Representative (on the one hand) and the Buyer (on the other hand) shall select an agree to an arbitrator. The decision of the arbitrator as to the validity and amount of any claim in any disputed Notice of Claim shall be binding and conclusive upon the parties to this Agreement. In event the Holders Representative (on the one hand) and the Buyer (on the other hand) do not agree on the identity of the arbitrator within thirty (30) days after the providing the notice requiring resolution of the dispute by arbitration, the Holders Representative (on the one hand) and the Buyer (on the other hand) shall be entitled to initiate legal proceedings with the competent court located in Delaware Court of Chancery, Delaware. 1.8. Claims Against Escrow. In the event of a Claim asserted under this Article VIII whereby a Buyer Indemnified Party provides a Notice of Claim prior to the Escrow Expiration Date to Holders Representative, and such Claim is related and/or in connection with (i) any matter related to any Excluded Seller General Representation; (ii) Seller Fundamental Representations; and/or (iii) any matter under Sections 8.3 subsections (b) – (h), then such Buyer Indemnified Party will pursue the amount then outstanding in the Indemnity Escrow Account and only to the extent such amount is insufficient to fully indemnify the Buyer Indemnified Party for their Damages with respect thereto and as provided above, then the Buyer Indemnified Parties will be entitled to Claim against Company Securityholder for the excess amount of Damages sought, subject to the limitations set forth in this Article VIII. 1.9. Release of Remaining Escrow Amount. As soon as practicable following a date that is twelve (12) months following the Closing Date, the Escrow Agent shall deliver to the Exchange Agent (for further distribution to the Company Securityholders) all of the remaining Indemnity Escrow Amount (if any) in excess of any Indemnity Escrow Amount that is necessary to satisfy all unresolved, unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to Company Securityholders on or before the Escrow Expiration Date. The date on which the Indemnity Escrow Amount (if any) is released in accordance with the preceding sentence is hereinafter referred to as the “Escrow Expiration Date.” If any Claims are unresolved, unsatisfied or disputed as of the Escrow Expiration Date, then the Escrow Agent shall retain possession and custody of that portion of the Escrow Amount reasonably required to satisfy all such unresolved, unsatisfied or disputed Claims, and as soon as all such Claims have been resolved, the Escrow Agent shall deliver to Company Securityholders all of the remaining Escrow Amount (if any) such that each Company Securityholders shall receive a the amount such Company Securityholder is entitled to out of the Escrow Amount according to each Company Securityholder’s Indemnification Pro Rata Portion and after deducting any amount payable to the Buyer Indemnified Parties hereunder. 1.10. Representation and Warranty Insurance. Parties agree that only with respect to Company Securityholders’ indemnifications obligations pursuant to Section 8.3(a), Company Securityholder shall have no liability with respect to any breach or inaccuracy of any Seller General Representations, except (i) if such breach or inaccuracy constitutes fraud and/or (ii) such breach or inaccuracy is related to any Excluded Seller General Representation, in which cases, such that Buyer shall be satisfied first from (A) in the event of a Claim asserted under this Article VIII whereby a Buyer Indemnified Party provides a Notice of Claim prior to the Escrow Expiration Date to Holders Representative, the amount then outstanding in the Indemnity Escrow Account and only to the extent such amount is insufficient to fully indemnify the Buyer Indemnified Party for their Damages with respect thereto and as provided above (provided however, that if a Notice of Claim was provided prior to the Escrow Expiration Date, the applicable survival period shall not expire), and second from (B) the R&W Policy and Company Securityholder shall have no direct or indirect liability with respect to any such R&W Policy (including, without limitation, by way of subrogation). Buyer and Company Securityholder shall each bear fifty percent (50%) of the premium and related initial one-time closing fees of the R&W Policy which Company Securityholder's portion shall be part of Seller Transactions Expenses. In addition and notwithstanding anything to the contrary 63 including any indemnification limitation under Section 8.2(a), Buyer shall bear the first fifty percent (50%) of the retention or any deductible or other payment for the R&W Policy after the Closing Date and the Company Securityholders will bear the remaining fifty percent (50%). 1.11. Tax Treatment. Any indemnity payment made pursuant to this Article VIII shall be treated as (and no Party shall take (or permit the Company to take) any contrary position for Tax purposes), an adjustment to the Purchase Price for all Tax purposes unless otherwise required by applicable Law. 1.12. Further Acknowledgements by the Buyer. (a) The Buyer has conducted its own independent review and analysis of the Company, the Company’s business and the assets, liabilities, results of operations and financial condition of the Company. The Buyer has undertaken such investigation as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions. (b) Without limiting the generality of the foregoing, no Buyer Indemnified Party shall have any claim or right to recovery pursuant to this Agreement or otherwise, with respect to (i) any information, documents or materials furnished, delivered or made available by the Company Securityholders, the Company or its Affiliates, officers, directors, employees, agents or advisors to the Buyer and/or its Affiliates or Representatives in certain “data rooms,” management presentations or any other form in contemplation of the Transactions or (ii)  any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or the future business, operations or affairs of the Company heretofore or hereafter delivered to or made available to the Buyer and/or its Affiliates or Representatives. (c) The Buyer acknowledges, on behalf of itself and the other Buyer Indemnified Parties, that the Buyer is consummating the transactions contemplated by this Agreement without any representation or warranty, express or implied, by the Company or any Company Securityholder or any of their respective Affiliates or Representatives except as expressly set forth in Article II and Article III herein (as modified by the Disclosure Schedule) or any other Transaction Documents to which the Company or any Company Securityholder is a party or in any certificate or other document or instrument to be delivered to the Buyer pursuant to this Agreement or any such other Transaction Documents at or prior to the Closing.  1.13. Exclusive Remedy. Other than in case of fraud, from and after the consummation of the Closing, except with respect to the Parties’ respective rights under Sections 1.6(f), 1.7, 5.1, 5.4, 5.4(d) and 10.11, the remedies of the Parties under this Article VIII are the sole and exclusive remedies of the Parties and in lieu of any and all other rights and remedies which the Parties may have against the each other: (i) under this Agreement with respect to: (x) the breach or inaccuracy of any representation, warranty, certification or other statement made (or deemed made) in this Agreement or any certificate required to be delivered pursuant to this Agreement, or (y) any breach of, or failure to perform or comply with, any covenant or agreement set forth in this Agreement; or (ii) otherwise with respect to the transactions contemplated by this Agreement. In furtherance of the foregoing, effective as of the consummation of the Closing, each of the Parties hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the other Parties arising under or based upon any Law based upon events occurring prior to the consummation of the Closing (other than rights, claims and causes of action expressly contemplated by (and enforced in accordance with) this Article VIII) and that relate to the subject matter hereof. Notwithstanding anything to the contrary herein, this Section 8.13 shall not apply to 64

Section 9.1, which shall be enforceable by the Holders Representative in its entirety against the Sellers. Article IX HOLDERS REPRESENTATIVE 1.1. Appointment of Holders Representative; Power and Authority. (a) By virtue of the execution or adoption of this Agreement, or by otherwise approving the transactions contemplated hereby and receiving the benefits thereof, including any consideration payable hereunder, each of the Company Securityholders hereby irrevocably agrees, constitutes and appoints the Holders Representative (and by the execution of this Agreement, the Holders Representative hereby accepts each such appointment), as of the Closing, as the true, exclusive and lawful representative, agent and attorney-in-fact of each of the Company Securityholders for all purposes in connection with this Agreement and the agreements ancillary hereto, including to act: (i) as a Holders Representative under this Agreement, the Escrow Agreement, the Exchange Agent Agreement, and any other applicable document and to have the right, power and authority to perform all actions (or refrain from taking any actions) the Holders Representative deems necessary, appropriate or advisable in connection with, or related to, this Agreement, the Escrow Agreement, the Exchange Agent Agreement any other applicable document and the transactions contemplated hereunder, (ii) in the name, place and stead of each Company Securityholder (as applicable) (A) in connection with the transactions contemplated hereunder, in accordance with the terms and provisions of this Agreement, and (B) in any Action or Proceeding involving this Agreement, and (iii) to do or refrain from doing all such further acts and things, and to execute all such documents as the Holders Representative shall deem necessary or appropriate in connection with the transactions contemplated hereunder. This power of attorney is coupled with an interest and is irrevocable. (b) Without derogating from the generality of the foregoing, as of the Closing, the Holders Representative shall have the right, power and authority to: (i) act for the Company Securityholders with regard to all matters set forth in this Agreement, including those pertaining to the indemnification referred to in this Agreement, the power to compromise or settle any claim or any indemnity claim on behalf of the Company Securityholders and to transact matters of litigation or other Action or Proceedings; (ii) execute and deliver the Escrow Agreement and the Exchange Agent Agreement on behalf of all the Company Securityholders and all amendments, waivers, ancillary agreements, share powers, certificates and documents that the Holders Representative deems necessary or appropriate in connection with the consummation of the transactions hereunder and thereunder; (iii) do or refrain from doing any further act or deed on behalf of the Company Securityholder that the Holders Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as the Company Securityholders could do if personally present; (iv) receive all notices or other documents given or to be given to the Holders Representative by Buyer, the Escrow Agent or the Exchange Agent pursuant to this Agreement, the Escrow Agreement and the Exchange Agent Agreement; (v) receive service of process on behalf of any Company Securityholders in connection with any claims under this Agreement; 65

(vi) negotiate, undertake, compromise, defend, resolve and settle any suit, Action or Proceeding, claim or dispute under this Agreement or the Escrow Agreement on behalf of the Company Securityholders; (vii) engage special counsel, accountants and other advisors and incur such other expenses in connection with the transactions contemplated hereunder; (viii) take such other action as the Holders Representative may deem appropriate, including: (A) agreeing to any modification or amendment of the Escrow Agreement or the Exchange Agent Agreement and executing and delivering an agreement of such modification or amendment; (B) taking any actions required or permitted under the Escrow Agreement and the Exchange Agent Agreement; and (C) all such other matters as the Holders Representative may deem necessary, appropriate or advisable to carry out the intents and purposes of this Agreement, the Escrow Agreement and the Exchange Agent Agreement. (c) The Holders Representative may be removed or replaced (or in the event the Holders Representative has resigned, a successor may be appointed) only upon delivery of written notice to the Company and the Buyer by the Company Securityholders holding at least sixty percent (60%) of the Total Outstanding Securities as of immediately prior to the Closing. The Buyer, the Company and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Holders Representative in all matters referred to herein. (d) The Expense Fund will be used for the purposes of paying directly, or reimbursing the Holders Representative for, any third party expenses pursuant to this Agreement and the agreements ancillary hereto. The Company Securityholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Holders Representative any ownership right that they may otherwise have had in any such interest or earnings. The Holders Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Holders Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Holders Representative responsibilities, the Holders Representative will deliver any remaining balance of the Expense Fund to the Exchange Agent for further distribution to the Company Securityholders. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Company Securityholders at the time of the Closing. (e) The Holders Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its gross negligence or willful misconduct. The Holders Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders shall severally, and not jointly, indemnify the Holders Representative against any reasonable, documented, and out- of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Holders Representative, the Holders Representative will reimburse the Company Securityholders the amount of such 66 indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. Representative Losses may be recovered by the Holders Representative from (i) the funds in the Expense Fund and (ii) any other funds that become payable to the Company Securityholders under this Agreement at such time as such amounts would otherwise be distributable to the Company Securityholders; provided, that while the Holders Representative may be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their several obligation to promptly pay such Representative Losses as they are suffered or incurred, in accordance with such Company Securityholder’s Indemnification Pro Rata Portion. In no event will the Holders Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Holders Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Holders Representative or the termination of this Agreement. Article X MISCELLANEOUS PROVISIONS 1.1. Expenses. Except as provided in Sections 1.3(c), 1.6(f), 1.7, 5.4, 9.1and the last sentence of Section 8.10, each of the Parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such Party) in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby whether or not the transactions contemplated hereby are consummated. 1.2. Certain Interpretative Matters. As used herein, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender (or the neuter), and words that are neuter shall be held to include both genders, as the context requires, (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, (c) Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified, (d) unless the context otherwise requires, the word “or” is not exclusive; (e) the headings of the sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any provision hereof; (f) whenever a Party to this Agreement is required to use “commercially reasonable efforts”, such Party shall not be required to incur any out-of-pocket costs or expenses or accept any liability in connection with such obligation; (g) except as expressly provided in this Agreement, in the event a Party is entitled to take any action (or refrain from taking any action), such Party may determine whether to take such action in its sole discretion. Whenever the words “included,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; and (h) all amounts payable to any Party under this Agreement will be paid in Dollars; provided further that any amounts to be converted into Dollars for purpose of calculating any amounts in the Closing Schedule or the Consideration Spreadsheet will be converted into Dollars at the Designated Exchange Rate. 1.3. Notices. All notices or other communications required or permitted hereunder shall be given in writing and given by certified or registered mail, return receipt requested, internationally recognized express delivery service, such as Federal Express, personal delivery against receipt to the Party to whom it is given, or e-mail, in each case, at such Party’s following address or e-mail address set forth below or such other address or e-mail address as such Party may hereafter specify by notice to the other Parties given in accordance herewith: 67

If to the Company Securityholders or, prior to the Closing, the Company, to: TVSquared Ltd 1 Exchange Crescent, Fifth Floor Edinburgh, Scotland, EH3 8UL Email: colin.mclellan@tvsquared.com Attention: Colin McLellan with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati LLP 1700 K Street NW, Fifth Floor Washington, DC 20006 E-mail: mholloway@wsgr.com Attention: Mark P. Holloway If to the Holders Representative, to: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director E-mail: deals@srsacquiom.com with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati LLP 1700 K Street NW, Fifth Floor Washington, DC 20006 E-mail: mholloway@wsgr.com Attention: Mark P. Holloway If to Buyer or, following the Closing, the Company, to: Innovid 30 Irving Place, 12th Floor New York, NY 10003 Email: corporate@innovid.com Attention: Nabilah Irshad; Legal With a copy to: Furth, Wilensky, Mizrachi, Knaani 1 Azrieli Center Tel-Aviv 6701101, Israel Email: erez@fwmk-law.co.il Attention: Erez Mizrachi DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 E-mail: Jon.Venick@us.dlapiper.com; Jeremy.Lustman@us.dlapiper.com Attention: Jon Venick and Jeremy Lustman 68

Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by e-mail (or, if delivered or transmitted after normal business hours at the location of recipient, on the next Business Day), three (3) Business Days after the date when sent by internationally recognized express delivery services or seven (7) days after the date so mailed if by certified or registered mail. 1.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties; provided, however, that without the consent of any other party hereto, the Specified Stockholder may assign this agreement to any member of the Scottish Enterprise Group. Any purported assignment in violation of this Agreement shall be null and void ab initio. 1.5. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding of the Parties and their respective Affiliates with respect to the transactions contemplated hereby and thereby and merges in, supersedes and cancels all prior written or oral commitments, arrangements or understandings with respect thereto. 1.6. Modifications, Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by Buyer and Holders Representative. Any Party may, only by an instrument in writing, waive compliance by any other Party or Parties with any term or provision hereof on the part of such other Party or Parties to be performed or complied with. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any Party of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. Except as expressly provided herein, the rights and remedies of the Parties are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. 1.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed electronically (via pdf or otherwise) and shall be deemed an original, but all of which together shall constitute a single instrument. 1.8. Governing Law; Submission to Jurisdiction. This Agreement and (except as expressly set forth therein) each of the other Transaction Documents shall be governed by and construed in accordance with the laws of the State of Delaware that apply to contracts made and performed entirely within such state. Other than with respect to the matters that must be submitted for resolution by the Independent Accountant, the Parties irrevocably submit, in any legal action or proceeding relating to this Agreement or (except as expressly set forth therein) any other Transaction Document, to the exclusive jurisdiction of the Court of Chancery within New Castle County in the State of Delaware (and any appellate court thereof located within such county) and to the extent such Court of Chancery (or appellate court thereof located within such county) lacks jurisdiction over the matter, the federal courts of the United States of America located within New Castle County in the State of Delaware (or appellate court thereof located within such county), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party’s address set forth herein will be effective service of process for any suit, action, or other proceeding brought in any such court the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. 69

1.9. Waiver of Jury Trial. EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR (EXCEPT AS EXPRESSLY SET FORTH THEREIN) THE OTHER TRANSACTION DOCUMENTS OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR (EXCEPT AS EXPRESSLY SET FORTH THEREIN) OF THE OTHER TRANSACTION DOCUMENTS. 1.10. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and will be interpreted so as reasonably necessary to effect the intent of the Parties. The Parties will use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of such void or unenforceable provision. 1.11. Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement will be deemed a waiver by any Party of any right to specific performance or injunctive relief. It is accordingly agreed that each Party shall be entitled to seek specific performance, injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages or the posting of a bond). 1.12. Schedules. (a) The schedules attached to this Agreement (collectively, the “Disclosure Schedule”, and each individual schedule, a “Schedule”) shall be arranged in sections and subsections corresponding to the numbered section and lettered subsections of this Agreement. The information contained in any Schedule shall be deemed to be incorporated by reference with respect to other representations or warranties if the applicability of such disclosure to such representations or warranties is reasonably apparent on its face (without reference to any other document). (b) No disclosure in the Disclosure Schedule relating to any possible breach, non-compliance with or violation of any agreement, Contract, lease, license, commitment, arrangement or Law shall be construed as an admission or indication that any such breach, non- compliance or violation exists or has actually occurred. 1.13. No Presumption. With regard to each and every term and condition of this Agreement and the other Transaction Documents, the Parties understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement. 1.14. No Third Party Beneficiary. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and, except as provided in Article VIII (which is intended to and shall inure to the benefit of, and may be enforced by, each Indemnified Party), 70 nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 1.15. Waiver of Conflicts Regarding Representation. (a) Each of Wilson Sonsini Goodrich  & Rosati, P.C. and Shepherd and Wedderburn (collectively, “Company Counsel”) has acted as counsel for the Company in connection with the sale of the Company, including the process by which the Company solicited, discussed and negotiated strategic alternatives prior to the date hereof, this Agreement and the other agreements referenced herein or therein and the transactions contemplated hereby and thereby (the “Engagement”) and, in that connection, not as counsel for any other Person, including Buyer or any of its Affiliates. Only the Company shall be considered a client of Company Counsel in the Engagement. Notwithstanding anything contained herein to the contrary, if the Holders Representative or any Seller so desires, Company Counsel shall be permitted, without the need for any future waiver or consent, to represent any of the Holders Representative and/or any Seller (each, a “Company Party”) after the Closing in connection with any matter related to the matters contemplated by this Agreement or any other agreements referenced herein or therein or any disagreement or dispute relating thereto and may in connection therewith represent the agents or Affiliates of any Company Party, in any of the foregoing cases including in any dispute, litigation or other adversary proceeding against, with or involving Buyer, or any of its agents or Affiliates. (b) To the extent that communications between any Company Party, on the one hand, and Company Counsel, on the other hand, relate solely to the Engagement, such communication shall be deemed to be attorney-client confidences that belong solely to the Holders Representative, for and on behalf of the Company Parties. Neither Buyer, nor any of its Affiliates, shall have access to any such communications or the files or work product of Company Counsel, to the extent that they relate solely to the Engagement, whether or not the Closing occurs. Without limiting the generality of the foregoing, Buyer acknowledges and agrees, for itself and on behalf of its Affiliates, upon and after the Closing: (i)  the Holders Representative, for and on behalf of the Company Parties, and Company Counsel shall be the sole holders of the attorney-client privilege with respect to information that relates solely to the Engagement, and neither Buyer nor any of its Affiliates, shall be a holder thereof; (ii) to the extent that files or work product of Company Counsel that relate solely to the Engagement constitute property of the client, only the Holders Representative, for and on behalf of the other Company Parties, shall hold such property rights and have the right to waive or modify such property rights; and (iii) Company Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications, files or work product to Buyer or any of its Affiliates, by reason of any attorney-client relationship between Company Counsel and the Company to the extent relating solely to the Engagement; provided that, to the extent any communication is both related and unrelated to the Engagement, the Holders Representative, for and on behalf of the other Company Parties, shall instruct Company Counsel to provide copies of such communications, files or work product to Buyer or its Affiliates (with only that information that solely relates to the Engagement redacted). 71

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties and is effective as of the date first herein above written. COMPANY: TV SQUARED LIMITED By: /s/ Paul Davidson Name: Paul Davidson Title: Director [Signature Page to Stock Purchase Agreement]

SELLER: 4 J STUDIOS LIMITED By:/s/ CHRISTIAAN VAN DER KUYL Name: CHRISTIAAN VAN DER KUYL Title: Chairman SELLER: ALAN JACKSON By:/s/ ALAN JACKSON SELLER: ANDRE DE QUINCEY By:/s/ ANDRE DE QUINCEY SELLER: ANDREW VEITCH By:/s/ ANDREW VEITCH SELLER: ANNE CONNOLY By:/s/ ANNE CONNOLY SELLER: BLAIR ROBERTSON By:/s/ BLAIR ROBERTSON SELLER: CALUM SMEATON By:/s/ CALUM SEATON SELLER: CHRISTIAAN VAN DER KUYL By:/s/ CHRISTIAAN VAN DER KUYL SELLER: COLIN GILLESPIE By:/s/ COLIN GILLESPIE SELLER: DAVID CONNOLLY By:/s/ DAVID CONNOLLY SELLER: KEVIN DORREN By:/s/ KEVIN DORREN [Signature Page to Stock Purchase Agreement]

SELLER: HEW BRUCE-GARDYNE By:/s/ HEW BRUCE-GARDYNE SELLER: IAIN LICKERISH By:/s/ IAIN LICKERISH SELLER: JOANNE KINSELLA By:/s/JOANNE KINSELLA SELLERS: JOHN AND CATHERINE ROBERTSON By:/s/ JOHN ROBERTSON By:/s/ CATHERINE ROBERTSON SELLER: LUXURY HOLDINGS, LLC By:/s/ PETER KERN Name: PETER KERN Title:CEO SELLER: MIKE MASON By:/s/MIKE MASON SELLER: PATRICK BURNS By:/s/PATRICK BURNS SELLER: RISHI KHOSLA By:/s/RISHI KHOSLA SELLER: RORY PATERSON By:/s/RORY PATERSON SELLER: SIMON SHAW By:/s/SIMON SHAW SELLER: SMEATON AND ASSOCIATES By:/s/ CALUM SMEATON Name: CALUM SMEATON Title:CEO [Signature Page to Stock Purchase Agreement]

SELLER: WEST COAST CAPITAL ASSETS LIMITED By:/s/ PAUL DAVIDSON Name: PAUL DAVIDSON Title:Director [Signature Page to Stock Purchase Agreement]

HOLDERS REPRESENTATIVE: SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Holders Representative By: /s/ Corey Quinlan Name: Corey Quinlan Title: Director [Signature Page to Stock Purchase Agreement]

BUYER: INNOVID CORP By:/s/ ZVIKA NETTER Name: ZVIKA NETTER Title:CEO [Signature Page to Stock Purchase Agreement]

EXHIBIT A CERTAIN DEFINED TERMS 1. For purposes of this Agreement to which this Exhibit A is attached, the following terms shall have the respective meanings specified below. “Acquired Rights Directive” means Council Directive 2001/23/EC of 12 March 2001 on the approximation of the laws of the Member States relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of undertakings or businesses. “Actual Aggregate Cash Closing Consideration” means without duplication (a) One Hundred Million Dollars ($100,000,000), plus (b) the Actual Net Working Capital Surplus, minus (c) the Actual Net Working Capital Deficit, minus (d) the Actual Indebtedness, minus (e) the Actual Sellers Transaction Expenses, plus (f) the Actual Cash, plus (g) the Aggregate Exercise Price Amount. “Actual Cash” means the amount of Cash of the Company as of immediately prior to the Closing. “Actual Indebtedness” means all Indebtedness of the Company as of immediately prior to the Closing. “Actual Net Working Capital” means the Net Working Capital of the Company as of immediately prior to the Closing. “Actual Net Working Capital Deficit” means the positive amount by which the Target Net Working Capital exceeds the Actual Net Working Capital. “Actual Net Working Capital Surplus” means the positive amount by which the Actual Net Working Capital exceeds Target Net Working Capital. “Actual Sellers Transaction Expenses” means all Sellers Transaction Expenses that remain unpaid as of immediately prior to the Closing (but calculated assuming that the Closing has occurred such that any Sellers Transaction Expenses triggered by the Closing are included in Actual Sellers Transaction Expenses). “Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, Controls or is Controlled by or is under common Control with such first Person; provided, that references to an “Affiliate” or “Affiliates” of Seller (or prior to the Closing, the Company or its Subsidiaries) shall be deemed to refer only to Persons Controlled by Seller. “Aggregate Exercise Price Amount” means an amount equal to (a) the aggregate Other EMI Option Exercise Amount, plus (b) the aggregate Minor EMI Option Exercise Amount plus (c) the aggregate Unapproved Option Exercise Amount plus (d) the aggregate exercise price that would be attributable to the Substitute Unapproved Options, Minor ISOs, Substitute ISOs if these were exercised in full, plus (e) the aggregate exercise price of all Company Warrants, minus (h) an amount equal to the employer security contributions that would be payable by the Company or any of its

Subsidiaries if the Rollover Unapproved Options and the Rollover ISOs were exercised immediately prior to Closing (to the extent not included in the calculation of the Sellers Transaction Expenses. “Aggregate Minor Option Cash Out Amount” means an amount in cash equal to (a)(i) Per Share Cash Consideration Cash Out Amount, multiplied by (ii) maximum aggregate number of Company Shares issued pursuant to all Exercised Minor EMI Options and issuable upon full exercise of all Cashed-Out Minor ISOs, plus (b)(i) the Per Share Stock Consideration Cash Out Amount multiplied by (ii) maximum aggregate number of Company Shares issued pursuant to all Exercised Minor EMI Options and issuable upon full exercise of all Cashed-Out Minor ISOs, minus (c) the aggregate exercise price due to the Company on the exercise of all Exercised Minor EMI Options, minus (d) the aggregate exercise price due to the Company on the exercise of all Cashed- Out Minor ISOs. “Aggregate Stock Consideration Value” means Twelve Million Five Hundred Thousand (12,500,000) multiplied by the Buyer Common Stock Price. “Allocable Percentages” means the percentages set forth under the header Allocable Percentages in the Consideration Spreadsheet. “Business” means the business of the Company and its Subsidiaries as conducted on the date of this Agreement. “Business Day” means a day other than Saturday, Sunday or any other day which commercial banks in New York, New York and London, United Kingdom are authorized or required by Law to close. “Buyer Common Stock” means the common stock of the Buyer. “Buyer Common Stock Price” means the volume-weighted average price of one share of Buyer Common Stock on the New York Stock Exchange for the five (5) trading days immediately preceding the day the Consideration Spreadsheet is delivered pursuant to Section 1.12 as reported by The Wall Street Journal or, if not reported thereby, another authoritative source. “Cash” means, as of any date, any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature as of such date, in each case only if and to the extent such amounts will be available for free use without restrictions by Company at the Closing; provided that this will not include any portion of the Aggregate Exercise Price. “Cashed-Out Minor ISO” means a Minor ISO that is cancelled and converted into the right to receive an amount in cash for each Company Share subject to the cancelled Minor ISO pursuant to an Option Cancellation Agreement in the applicable form set out in Exhibit C-2 (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) that is executed and submitted to the Company by a date agreed in writing between the Buyer and the Company prior to Closing. "Cashed-Out Other ISO" means the portion of an Other ISO that is cancelled and converted into the right to receive an amount in cash for each Company Share subject to the cancelled Other ISO pursuant to an Option Cancellation Agreement in the applicable form set out in Exhibit C-3 (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) that is executed and submitted to the Company by a date agreed in writing between the Buyer and the Company prior to Closing and which represents a number of shares in the Company equal to the Option Partial Cash Out Percentage multiplied by the number of shares in the Company over which such Other ISO subsists (rounded up to the nearest whole share). i

“Code” means the Internal Revenue Code of 1986, as amended. “Common Shares” means the ordinary shares of the Company, 10 pence par value per share. “Company Agreements” means all Contracts to which the Company or any Subsidiary of the Company is a party. “Company Convertible Notes” means the outstanding convertible notes of Company as of Closing. “Company Indemnified Parties” means the current officers and directors of the Company and its Subsidiaries and each other Person who is or was a director or officer of the Company and its Subsidiaries at or at any time prior to the Closing. “Company Option” means all issued and outstanding options to purchase or otherwise acquire Company Shares (whether or not vested) held by any Person, pursuant to the terms of the Company Option Plan or otherwise; provided, however for the avoidance of doubt the definition of Company Option shall exclude the Company Warrants and the Company Convertible Notes. “Company Optionholder” means each holder of a Company Option. “Company Option Plan” means the TV Squared Limited Enterprise Management Incentive Scheme as amended inclusive of the US Stock Option Sub-Plan. “Company Owned Intellectual Property” means all Intellectual Property that is owned by the Company or any of its Subsidiaries. “Company Plan” means, without duplication: (a) any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA); (b) any other employee benefit plan, arrangement or policy, including but not limited to any stock option, stock purchase, stock award, deferred compensation, profit sharing, incentive compensation, bonus, change of control, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers’ compensation, unemployment, severance pay, employee loan, or educational assistance plan, policy or arrangement; and (c) any offer letter, employment, indemnification, consulting, change-in-control, retention or severance agreement, which in the case of each of clauses (a), (b) or (c), is sponsored or maintained by the Company, any of the Company’s Subsidiaries or any ERISA Affiliate (or to which any of them is a party), or to which the Company, any of the Company’s Subsidiaries or any ERISA Affiliate contributes or is required to contribute, in each case, on behalf of current or former Employees or any of their beneficiaries or dependents, or with respect to which the Company has any liability or potential liability. Notwithstanding the foregoing, a Company Plan shall not include any statutory plan or plan administered pursuant to applicable Law, with respect to which the Company or any ERISA Affiliate are obligated to make contributions or comply with under applicable Law but for the avoidance of doubt a Company Plan shall include any plan used by the Company, any of the Company’s Subsidiaries or any ERISA Affiliate to comply with its automatic enrolment obligations as required by the UK Pensions Act 2008 and associated legislation. For the avoidance of doubt, the term Company Plan shall also include any employee benefit plan, policy, program or arrangement that covers, is provided or made available to, any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or its ERISA Affiliates pursuant to or under a professional employer organization relationship (a “PEO Plan”) ii

“Company Products” means all products, services and solutions, including the provision of such products and services on a software-as-a-service, web-based application, or other service basis, provided by the Company to its customers as of the date of this Agreement. “Company Shares” means shares of capital stock of the Company. “Company Source Code” means software source code for all proprietary software components of the Company Products. “Company Warrant” means all issued and outstanding warrants to purchase or otherwise acquire Company Shares held by any Person. “Contract” means any binding agreement, contract, written commitment, instrument, license, lease, indenture, evidence of indebtedness, written undertaking or written arrangement. “Control” means (i) the right, whether directly or indirectly, to vote for more than fifty percent (50%) of the Equity Securities of a Person; or (ii) the power, whether directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of Equity Securities, by Contract or otherwise. “Customer Data” means (a) information (other than Personal Data) that is governed, regulated or protected by applicable Laws or (b) subject to restrictions on disclosure or use pursuant to Contracts, in each case of (a) and (b), collected, accessed, held, used, stored, adapted, displayed, distributed or otherwise Processed by or on behalf of the Company or its Subsidiaries for or on behalf of a customer or client. “Data Protection Laws” means, all applicable Laws and industry guidelines having the force of Law that are applicable to the Company or its Subsidiaries regarding privacy, information security, or collecting, accessing, using, disclosing, transmitting, securing, sharing, transferring, storing or otherwise Processing Personal Data, including, as applicable, federal, state or foreign Laws regarding (a) data breach notification, (b) unfair or deceptive practices with respect to data privacy or information security (c) trespass, computer crime and other Laws governing unauthorized access to or use of electronic data; (d) email, telephone, or text message communications; (e) state consumer protection; (f) sales and marketing; (gg) payment card processing; and (h) online behavioral advertising. For the avoidance of doubt, “Data Protection Laws” include the following, to the extent applicable to the Company: General Data Protection Regulation (Regulation (EU) 2016/679) (“EU GDPR”) and the EU GDPR as it forms part of United Kingdom law by virtue of section 3 of the European Union (Withdrawal) Act 2018 (as amended) (“UK GDPR”) (including in the case of the EU GDPR and/or UK GDPR) any applicable national implementing or supplementary laws, regulations or legislation), the California Consumer Privacy Act of 2018 (“CCPA”), Payment Card Industry Data Security Standard (“PCI-DSS”), and the Federal Trade Commission Act. “Debt Payoff Amount” means the Estimated Indebtedness, including for the avoidance of doubt the amounts payable pursuant to the Company Convertible Notes and the RBS Deed of Release and Loan Note Deeds of Release. “Defined Benefit Occupational Pension Plan” means a plan which provides any specified level of benefits or provides that benefits will be calculated by reference to remuneration or length of service of any current or former Employees. “Designated Exchange Rate” means the rate of exchange from the applicable foreign currency to Dollars, as published by the Wall Street Journal at http://www.wsj.com/mdc/public/ page/2_3021-forex.html for the end of the trading on the Business Day immediately preceding the date that is five (5) Business Day prior to the Closing Date. iii

“Dollar” or “$” means the lawful currency of the United States of America. “EMI Option” a Company Option identified as such in the Consideration Spreadsheet. “Employee” means individual who works or performs services under a contract of employment with the Company or one of its Subsidiaries or any other contract, whether express or implied, under which the individual undertakes to do or perform personally any work or services for the Company or any of its Subsidiaries and the terms “contract of employment” and “terms of employment” shall be construed to include such a contract for personal services. “Entity” means any corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, estate, association, joint stock company, or other form of business or legal entity or Governmental Authority. “Environmental Law” means all federal, foreign, state and local statutes, codes, regulations, rules, ordinances, orders or decisions, including the common law, arising out of or relating to: (a)  emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including ambient air, surface water, ground water, land surface or subsurface strata); (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material; (c) liability for personal injury or property damage arising out of the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling, emission, discharge, release, threatened release, or presence of Hazardous Materials at real property; and (d)  remediation, reclamation or restoration of real property relating to Hazardous Materials. “Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock or other equity interests, partnership, membership or limited liability company interests in a partnership or limited liability company, or any other ownership interest or equity participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person, or options or warrants to obtain any of the foregoing. “Estimated Closing Aggregate Consideration” means without duplication (a) One Hundred Million Dollars ($100,000,000), plus (b) the Estimated Net Working Capital Surplus, minus (c) the Estimated Net Working Capital Deficit, minus (d) the Estimated Indebtedness, minus (e) the Estimated Sellers Transaction Expenses, plus (f) the Estimated Cash, plus (g) the Aggregate Exercise Price Amount. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable rulings and regulations thereunder. “ERISA Affiliate” means any entity which is considered a single employer with the Company or any Subsidiary of the Company under Section 414 of the Code. “Estimated Net Working Capital Deficit” means the amount by which the Target Net Working Capital exceeds the Estimated Net Working Capital. “Estimated Net Working Capital Surplus” means the amount by which the Estimated Net Working Capital exceeds Target Net Working Capital. “Exchange Act” mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “Exchange Agent” means Continental Stock Transfer & Trust Company. iv

“Exchange Agent Agreement” means that certain Exchange Agent Agreement to be entered into by and between the Company, Holders Representative and the Exchange Agent in a form reasonably acceptable to the parties. “Exchange Ratio” means quotient obtained by dividing (a) the sum of (i) the Per Share Cash Consideration Amount, (ii) the Per Share Stock Consideration Equivalent Payment, (iii) the Per Share Escrow Amount, and (iv) the Per Share Expense Fund Amount, by (b) the Buyer Common Stock Price. “Exercised EMI Option” means an Exercised Other EMI Option and/or an Exercised Minor EMI Option exercised as the case may be. “Exercised Minor EMI Option” means a Minor EMI Option in respect of which its holder has submitted to the Company a valid Notice of Exercise by a date agreed in writing between the Buyer and the Company prior to Closing, provided that such Notice of Exercise is not revoked prior to the Company Option being so exercised. “Exercised Option” means an Exercised EMI Option and/or an Exercised Unapproved Option as the case may be. “Exercised Other EMI Option” means an Other EMI Option in respect of which its holder has submitted to the Company a valid Notice of Exercise by a date agreed in writing between the Buyer and the Company prior to Closing, provided that such Notice of Exercise is not revoked prior to the Company Option being so exercised. “Exercised Unapproved Option” means the portion of an Unapproved Option in respect of which its holder has submitted to the Company a valid Notice of Exercise by a date agreed in writing between the Buyer and the Company prior to Closing and which represents a number of Company Shares equal to the Option Partial Cash Out Percentage multiplied by the number of Company Shares over which their Unapproved Option subsists (rounded up to the nearest whole share), provided that such Notice of Exercise is not revoked prior to the Company Option being so exercised. “Exercising Minor EMI Optionholder” means the holder of an Exercised Minor EMI Option. “Exercising Optionholder” means the holder of an Exercised EMI Option and/or an Exercised Unapproved Option as the case may be. “Exercising Other EMI Optionholder” means the holder of an Exercised Other EMI Option. “Exercising Unapproved Optionholder” the holder of an Exercised Unapproved Option. “Foreign Plan” means any Company Plan maintained outside of the United States. “fraud” means actual and intentional fraud under applicable Law committed by a Person with respect to the making of the representations and warranties made pursuant to Article II or Article III, as applicable. “Governmental Authority” means any foreign, United States, international, multi-national, supra-national, federal, state or local (or any subdivision thereof) governmental, regulatory or administrative agency, authority, bureau, commission, branch, department or similar body or instrumentality thereof, or any court, panel, tribunal, or judicial or arbitral body. v

“Hazardous Materials” means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which is now or hereafter defined, listed or identified as “hazardous” (including “hazardous substances” or “hazardous wastes”), “toxic”, a “pollutant” or a “contaminant” pursuant to any Environmental Law, including asbestos, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, petroleum (including its derivatives, by-products or other hydrocarbons); and any other substance which is subject in any respect to any Environmental Law. “Income Tax” means any Tax imposed upon or measured by net income or gross income (excluding any Tax based solely on gross receipts). “Income Tax Return” means a Tax Return with respect to Income Taxes. “Indebtedness” means, without duplication, (i) all indebtedness for borrowed money or advances (whether secured or unsecured) of the Company or its Subsidiaries; (ii) notes payable and drafts accepted of the Company or its Subsidiaries representing extensions of credit whether or not representing obligations for borrowed money (for the avoidance of doubt, excluding any trade accounts payable and checks payable to the Company or its Subsidiaries, which have been endorsed by the Company or its Subsidiaries for collection in the Ordinary Course), including all obligations of the Company or its Subsidiaries evidenced by notes, bonds, debentures or other similar instruments and for avoidances of any doubt the Debt Payoff Amount; (iii) all obligations of the Company or its Subsidiaries of the type described in clauses (i) – (ii) of others secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien (other than a Permitted Lien) on property owned or acquired by the Company or its Subsidiaries, whether or not such obligation secured thereby has been assumed; (iv)  guaranties by the Company or its Subsidiaries securing obligations of others including those of the type described in clauses (i) – (ii); (v) all obligations, contingent or otherwise, of the Company or its Subsidiaries as an account party in respect of letters of credit, to the extent drawn, and letters of guaranty; (vi) all obligations, contingent or otherwise, of the Company or its Subsidiaries in respect of bankers’ acceptances; and (vii) any prepayment premiums, accrued interest, fees and expenses related to any of the items in clauses (i) - (vi). Notwithstanding anything to the contrary in the foregoing, “Indebtedness” shall exclude any and all Net Intercompany Liabilities and all liabilities taken into account in calculating Net Working Capital. “Indemnification Pro Rata Portion” means, with respect to any Company Securityholder, the percentage set forth next to such Company Securityholder’s name on the Consideration Spreadsheet. For the avoidance of doubt, the Indemnification Pro Rata Portion of in respect (i) of each Company Securityholder is set forth on the Consideration Spreadsheet, and (ii) of the Minor ISOs and the Exercised Minor EMI Options shall be zero percent (0%). “Indemnified Taxes” means the following (excluding any Option Tax Liabilities): (i) any and all Taxes (or the non-payment thereof) of the Company for any Pre-Closing Period (including, for the avoidance of doubt, the pre-Closing portion of any Straddle Period), excluding any Transfer Taxes and any payroll, social security, unemployment, withholding, or similar Taxes in respect of any Purchase Price paid to the Sellers pursuant to this Agreement; (ii) any and all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign Law or regulation; (iii) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing; and (iv) notwithstanding the foregoing, any Taxes arising as a result of Closing in respect of any Company Options and "employment-related securities" as defined in ITEPA. vi

“Insider” means any Seller, any officer or member of the board of directors of (or Persons in similar positions with) the Company or any Subsidiary of the Company, and to the Knowledge of the Company any Affiliate of any of the foregoing Persons. “Intellectual Property” means any and all intangible property rights in, arising out of, or associated with: (a)  all United States, international and foreign patents and pending applications therefor, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b)  trade secrets; (c)  all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d)  all industrial designs and any registrations and applications therefor throughout the world; (e) all domain names; (f) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (“Trademarks”); (g)  all moral and economic rights of authors and inventors, however denominated, throughout the world; or (h) any similar or equivalent rights to any of the foregoing anywhere in the world. “ISO” means a Company Option identified as such in the Consideration Spreadsheet. "ITEPA" means the UK Income Tax (Earnings and Pensions) Act 2003; “Knowledge of the Company” means any matter, fact, or thing that, as of the date hereof or the Closing Date, is actually known to the individuals listed in Annex IV attached hereto after making due inquiry and reasonable investigation. “Law” or “Laws” means all treaties, statutes, codes, ordinances, decrees, rules, regulations, standards, municipal by-laws, judicial or arbitral or administrative or regulatory judgments, orders, injunctions, decisions, rulings or awards or other requirement of any federal, state, local or foreign Governmental Authority, and including general principles of common law and equity, binding on or affecting the Person referred to in the context in which such word is used. “Legal Expenses” means the reasonable and documented fees, costs and expenses of any kind incurred by any Person indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted Action, or otherwise incurred in connection with cooperating with an Indemnifying Party pursuant to Article VIII or enforcing such Person’s indemnification rights under this Agreement. “Lien” means, with respect to any asset, any lien, pledge, mortgage, deed of trust, conditioned sale or other title retention, security interest, defect in title, encumbrance or charge of any kind. “Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to the business, operations, assets, condition (financial or otherwise) results of operations (excluding the achievement or the ability to achieve forecasts of revenue and/or earnings but not the underlining events which contributed to the failure to achieve the aforesaid) of the Company or the Business, taken as a whole; provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to (i) conditions affecting the industry in which the Company participates, the United States economy as a whole or the capital markets in general or the markets in which the Company operates; (ii) national or international political or social conditions, including, without limitation, the commencement, continuation or escalation of a war, armed hostilities or other international or national calamity or act of terrorism directly or indirectly involving the United States of America or health emergencies, epidemics or vii pandemics (including COVID-19); (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any changes in applicable Laws or accounting rules, including United Kingdom GAAP or the interpretation or enforcement thereof, it being understood and agreed that, in the case of any of clauses  (ii), (iii) and (v) above, only if and to the extent not affecting the Company in a disproportionate manner relative to the Company’s competitors, (vi) the announcement, execution or delivery of this Agreement or the pendency or consummation of the Transactions; (vii)(A) any action taken by the Company at Buyer’s direction or (B) the failure to take any action that was not taken by the Company because Buyer withheld its consent; (viii) any action by the Company that is expressly contemplated by this Agreement; or (ix) any action taken by Buyer; and (b) any adverse change in or effect on the Business that is cured before the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated. “Minor EMI Option” means a Company Option that is identified as such in the Consideration Spreadsheet. “Minor ISO” means a Company Option that is identified as such in the Consideration Spreadsheet. “Net Intercompany Liabilities” means, as of immediately prior to the consummation of the Closing, (i) the amount of accrued liabilities owed to any Seller or its controlled Affiliates (other than the Company and its Subsidiaries) from the Company and its Subsidiaries minus (ii) the amount of accrued liabilities owed to the Company and its Subsidiaries from any Seller or its Controlled Affiliates (other than the Company and its Subsidiaries). “Net Working Capital” means as of any given time and without duplication, an amount (which may be positive or negative) equal to (a) the sum of the Company’s current assets (including accounts receivable, prepaid expenses and other current assets) over (b) the sum of the Company’s current liabilities (including accounts payable, and other current liabilities), determined in accordance with United Kingdom GAAP. Net Working Capital will exclude in each case any amounts included in Cash, Indebtedness or Sellers Transaction Expenses to the extent such amounts are reflected in the calculation of the Purchase Price (to avoid any double-counting with any other adjustments), all in accordance with the illustration attached hereto as Exhibit K. “Non-Competing Persons” means the following individuals: Thomas Duke, Blair Robertson, Calum Smeaton, Andrew De Quincey, Joanne Kinsella, Bob Ivins, Mary Barnas, and Jamie Fishler Lemle. “Non-Exercised Option” means, as the case may be, (i) a Minor ISO, (ii) an Other ISO, or (iii) a Rollover Unapproved Option. “Non-Exercising Optionholder” means an individual identified in Annex III hereto whose holds a Non-Exercised Option. “Non-Scheduled Contracts” means the following Contracts: (a) standard shrink-wrap, click-wrap, terms of service, terms of use, subscription agreements, end user license agreements, purchase order terms, or similar Contracts provided or entered into in connection with commercially available technology or hardware (including technology offered on a SaaS, PaaS, or IaaS or similar basis and technology available through retail channels, distribution networks, or that is pre-installed as a standard part of hardware), (b) Contracts for Open Source Materials, (c) Contracts with current and former employees, directors, advisors, consultants, or contractors of the Company or its Subsidiaries entered into in the Ordinary Course of business, (d) non-disclosure agreements, (e) with respect to Contracts including outbound licenses or other grants of rights under Intellectual Property, those where the only material licenses or rights to Intellectual Property granted by the viii

Company or a Subsidiary of the Company are non-exclusive rights granted to the counterparty to use Intellectual Property for the sole benefit of the Company or its Subsidiaries, (f) with respect to Contracts with the Company’s or its Subsidiaries’ direct and indirect customers or end users, those where the only material licenses or rights under Company Owned Intellectual Property are non- exclusive licenses or other non-exclusive grants of rights relating to or agreeing to provide products or services that have been entered into in the Ordinary Course of business, (g) Privacy Policies, (h) Contracts where the only material licenses to Intellectual Property are with respect to feedback, suggestions, or a party’s Trademark(s) for inclusion on customer lists (or similar promotional purposes) or use in the provision of services, (i) Contracts that provide for licenses or other grants of rights that are ancillary to the purchase or use of equipment or materials, and (j) purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main Contractual relationship between the parties to a particular Contract or group of Contracts. “Notice of Exercise” means a notice of exercise of a Company Option in the applicable form set out in Exhibit F-1 or F-2 (or such other form as may be agreed in writing between Buyer and the Company prior to Closing). “Open Source Materials” means any Software that is licensed pursuant to any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL). “Option Partial Cash Out Percentage” means (a) (i) the Closing Date Cash Payment, minus (ii) the Aggregate Minor Option Cash Out Amount, (iii) plus the Escrow Amount, plus (iv) the Expense Fund Amount, divided by (b) (i) the Closing Date Cash Payment, minus (ii) the Aggregate Minor Option Cash Out Amount, (iii) plus the Escrow Amount, plus (iv) the Expense Fund Amount plus (v) the Aggregate Stock Consideration Value. “Option Partial Rollover Percentage” means the percentage equal to one hundred percent (100%) minus the Option Partial Cash Out Percentage. “Option Tax Liabilities” means the aggregate of each EMI Option Tax Liability, Minor EMI Option Tax Liability and Unapproved Option Tax Liability, in each case, to the extent that such amounts are actually withheld or otherwise paid to the Company by the relevant Company Optionholder. “Ordinary Course” means, with respect to an action taken by a Person, that such action or omission, respectively, is consistent with the past practices of such Person and is taken or not taken, respectively, in the ordinary course of the normal day-to-day operations of such Person. “Organizational Documents” means with respect to an Entity (in each case, as amended or restated to the applicable date of determination): (a) the certificate of incorporation and bylaws (or comparable documents) of a corporation, (b) the certificate of formation and limited liability company agreement (or comparable documents) of a limited liability company, or (c) any charter or similar document adopted or filed in connection with the creation, formation or organization of another Entity, and (d) any amendment to or restatement of any of the foregoing. “Other EMI Option” means each Company Option that is identified as such in the Consideration Spreadsheet. ix

“Other ISO” means each Company Option that is identified as such in the Consideration Spreadsheet. “Per Share Cash Consideration Amount” means an amount in cash equal to(a) (i) the Closing Date Cash Payment, minus (ii) the Aggregate Minor Option Cash Out Amount divided by (b) the Total Outstanding Securities; provided, however that the for the purposes of this definition the Total Outstanding Securities shall exclude the Company Shares issuable pursuant to the Cashed- Out Minor ISOs and the Company Shares issued pursuant to the Exercised Minor EMI Options. “Per Share Cash Consideration Cash Out Amount” means an amount in cash equal to (a) the Closing Date Cash Payment divided by (b) the Total Outstanding Securities. “Per Share Escrow Amount” means the quotient obtained from (a) the Escrow Amount, divided by (b) the Total Outstanding Securities; provided, however that the for the purposes of this definition the Total Outstanding Securities shall exclude the Company Shares issuable pursuant to the Cashed-Out Minor ISOs and the Company Shares issued pursuant to the Exercised Minor EMI Options. “Per Share Expense Fund Amount” means the quotient obtained from (a) the Expense Fund Amount, divided by (b) the Total Outstanding Securities; provided, however that the for the purposes of this definition the Total Outstanding Securities shall exclude the Company Shares issuable pursuant to the Cashed-Out Minor ISOs and the Company Shares issued pursuant to the Exercised Minor EMI Options. “Per Share Stock Consideration Amount” means a number of shares of Buyer Common Stock equal to (x) twelve million five hundred thousand (12,500,000), divided by (y) the Total Outstanding Securities; provided, however that the for the purposes of this definition the Total Outstanding Securities shall exclude the Company Shares issuable pursuant to the Cashed-Out Minor ISOs and the Company Shares issued pursuant to the Exercised Minor EMI Options. “Per Share Stock Consideration Cash Out Amount” means an amount in cash equal to (x) the Aggregate Stock Consideration Value, divided by (y) the Total Outstanding Securities. “Per Share Stock Consideration Equivalent Payment” means an amount in cash equal to (x) the Aggregate Stock Consideration Value, divided by (y) the Total Outstanding Securities; provided, however that the for the purposes of this definition the Total Outstanding Securities shall exclude the Company Shares issuable pursuant to the Cashed-Out Minor ISOs and the Company Shares issued pursuant to the Exercised Minor EMI Options. “Permitted Liens” means (a) statutory liens for Taxes (i) not yet due and payable or (ii) being contested in good faith by any appropriate proceedings for which adequate reserves have been established on the Company’s balance sheet in accordance with GAAP, (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law, (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, (e) liens in favor of customs and revenue authorities arising as a matter of applicable Law to secure payments of customs duties in connection with the importation of goods and (f) with respect to Intellectual Property, (i) restrictions associated with third party rights and licenses and (ii) non-exclusive rights granted under Intellectual Property by the Company or any Subsidiary of the Company; and (iii) other Liens arising in the Ordinary Course of business none of which, individually or in the aggregate, materially impairs the use, value, title or marketability of title of the affected properties or materially impairs the Company or the Business. x

“Person” means any individual or Entity. “Personal Data” means (i) any information (including, but not limited to: (a) first and last name; (b)  home address; (c)  Internet Protocol address; (d)  email address; (e) geographic location; (f)  health or diet information; (g)  family members; (h)  political beliefs; (i)  group memberships; (j) social security numbers or other personal identification number; (k) account number; (l) internet browsing history; (m) internet purchase history; (n) persistent identifier, such as a customer number held in a “cookie” or processor serial number; or (o) one or more factors specific to physical, physiological, genetic, mental, economic, cultural or social identity), to the extent any such information, alone or in combination with other information, identifies or is associated with an identifiable natural person or household; and (ii) any other information which is classified as “personal data,” “personal information,” “personally identifiable information” or similar term under applicable Data Protection Laws. “Personal Data” includes and Pixel Data. “Preference Shares” means the A Shares, B Shares, and C Shares of the Company (each as defined in the Company’s articles of association). “Process” (and any inflection thereof) means the collection, use, interception, alteration, modification, storage, receipt, purchase, sale, maintenance, transmission, transfer, disclosure, or use of Personal Data and/or Sensitive Company Information. “Processor” has the meaning set forth in Section 2.13(c) and includes any other Entity acting as a “processor”, “data processor”, “service provider” or equivalent term, as defined under applicable Data Protection Laws, on behalf of Company or its Subsidiaries. “Real Property Leases” means all leases, subleases, licenses and other occupancy agreements, and all amendments thereto or renewals thereof, relating to real property and to which the Company or any of its Subsidiaries is a party or pursuant to which the Company or any of its Subsidiaries uses or occupies any real property. “Representatives” of any Person means such Person’s officers, directors (or other members of the board of directors or similar governing body), managers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives. “Restricted Territory” means each city or country in which the Company engages in the Business as of the Closing Date. “Rollover ISO” means the portion of an Other ISO that is replaced with an equivalent option over Buyer Common Stock pursuant to an Option Cancellation Agreement and a Replacement ISO Agreement in the applicable form set out in Exhibits C and I respectively (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) that is executed and submitted to the Company by a date agreed in writing between the Buyer and the Company (in the case of the Option Cancellation Agreement) prior to Closing and (in the case of the Replacement Option Agreement) as soon as practicable following Closing, and which shall be a number of shares in the Company equal to the Option Partial Rollover Percentage multiplied by the number of shares in the Company over which their Unapproved Option subsists (rounded down to the nearest whole share). “Rollover Unapproved Option” means the portion of an Unapproved Option that is replaced with an equivalent option over Buyer Common Stock pursuant to an Option Cancellation Agreement and a Replacement Option Agreement in the applicable form set out in Exhibits C and H respectively (or such other form as may be agreed in writing between Buyer and the Company prior to Closing) that is executed and submitted to the Company by a date agreed in writing between the Buyer and the Company (in the case of the Option Cancellation Agreement) prior to Closing xi and (in the case of the Replacement Option Agreement) as soon as practicable following Closing, and which shall be a number of Company Shares equal to the Option Partial Rollover Percentage multiplied by the number of Company Shares over which their Unapproved Option subsists (rounded down to the nearest whole share). “R&W Policy” means the buyer-side representation and warranty insurance policy procured by Buyer, including all declarations and ancillary documents entered into in connection therewith. “Scottish Enterprise Group” means any subsidiary undertaking for the time being of the Specified Stockholder and any company, corporation or other body of persons which shall have acquired the whole or substantially the whole of the undertaking of the Specified Stockholder or any subsidiary undertaking of such company, corporation or body and any other body to which the statutory functions of the Specified Stockholder have been delegated or a Scottish Enterprise Successor. “Scottish Enterprise Successor” means any party succeeding in whole or in part to the interests of the Specified Stockholder. “Sellers Transaction Expenses” means (a) all costs, fees, expenses, or other associated out-of-pocket costs, in each case including any VAT thereon, incurred by or on behalf of, or that are payable and due from, the Company or any of its Subsidiaries, whether incurred directly or indirectly (including, for example, by a Seller) by the Company or any of its Subsidiaries, in each case, from arrangements or agreements entered into on or prior to the Closing, arising out of or in connection with the Transactions, the performance by the Company or any of its Subsidiaries obligations under this Agreement or any other related agreements, the negotiation and execution of this Agreement or any other related agreement or any sale process conducted or pursued by or on behalf of the Company including (A) any fees and expenses of legal counsel and accountants, fees and expenses payable to financial advisors, investment bankers, consultants, brokers, and other advisors of the Company or any of its Subsidiaries notwithstanding any contingencies for earnouts, escrows, or other matters payable in connection with or anticipation of the consummation of the Transactions; (B) any commissions, change of control payments, sale, stay, transaction, retention or similar bonuses, severance or other amounts payable or other obligations to or for the benefit of Employees that are or may become payable in connection with this Agreement or the Transactions pursuant to arrangements (whether written or oral) entered into prior to the Closing; (C) one-half of the premium and underwriting fees associated with obtaining the R&W Policy at the Closing; and (D) the cost of the D&O Tail Policy. Notwithstanding the foregoing, the costs and the fees of the Exchange Agent shall be borne entirely by Buyer. “Sensitive Company Information” means confidential and proprietary information of the Company and its Subsidiaries, including, without limitation, Personal Data and Customer Data. “Specified Stockholder” means Scottish Enterprise, established by the Enterprise and New Towns (Scotland) Act 1990 and having its principal place of business at Atrium Court, 50 Waterloo Street, Glasgow, G2 6HQ. “Software” means any and all set of computer software and code, in any media or form. “Standalone Agreement” means the standalone option agreement entered into between the Company and Stephen Cook on 5 October 2021. “Subsidiary” means, with respect to any Person, any corporation, association, limited liability company or other business entity of which at least fifty percent (50%) of (i) the total equity interest or (ii) total voting power of shares of stock (or equivalent ownership or Controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, xii managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof. “Substitute Option Shares” means the number of shares of Buyer Common Stock in respect of which the Substitute Unapproved Options and the Substitute ISOs are granted. “Substitute Options” means the Substitute Unapproved Options and the Substitute ISOs. “Target Net Working Capital” means Two Million Five Hundred Thousand Dollars ($2,500,000). “Tax Asset” means any net operating loss, net capital loss, carryforward of disallowed amounts of disqualified interest, investment tax credit, foreign tax credit, charitable deduction or any other credit or Tax attribute that could be carried forward or back to reduce Taxes. “Taxes” means all taxes, charges, withholdings fees, levies, or other like assessments, including without limitation, all federal, possession, state, city, county and non-U.S. (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), franchise, gross receipts, sales, use, transfer, stamp, occupation, property, capital, severance, premium, windfall profits, environmental (under Section 59A of the code), customs, duties, ad valorem, value added and excise taxes; Pension Benefit Guaranty Corporation premiums and any other governmental charges of the same or similar nature; including any interest, penalty, or addition thereto, whether disputed or not. Any one of the foregoing shall be referred to as a “Tax.” “Tax Returns” means all returns, reports, notices, forms, estimates, declarations, claims for refund, information statements or returns relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto, and including any amendment or supplement thereof. “Third Party” means any Person other than the Company, the Company’s Subsidiaries, Seller, Buyer, and any of their respective Affiliates. “Top Customers” means (a) the 20 largest customers of the Company and its Subsidiaries, on a consolidated basis, based on sources of revenues, for the period beginning on October 1, 2020 and ending on September 30, 2021, (b) Sinclair Television Group, Inc., (c) NBCUniversal Media, LLC, and (d) Tubi, Inc. “Top Suppliers” means (a) the 10 largest suppliers of goods or services to the Company and its Subsidiaries, on a consolidated basis, based on amounts paid and payable for the period beginning on January 1, 2020 and ending on September 30, 2021 and (b) Experian Marketing Solutions, LLC. “Total Outstanding Securities” means (without duplication), (a) the aggregate number of Common Shares issued and outstanding immediately prior to the Closing, plus (b) the aggregate number of Preference Shares, as issued and outstanding immediately prior to the Closing, and on an as-converted to Common Shares basis, plus (c) the maximum aggregate number of Common Shares issuable upon full exercise of all Company Options and Company Warrants issued and outstanding immediately prior to the Closing. “Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of xiii

Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or interest in, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). “Transaction Documents” means this Agreement, the Exchange Agent Agreement, the Escrow Agreement, the R&W Policy, the Joinder Agreements and the other agreements and certificates contemplated hereby and thereby, including each Exhibit and Schedule hereto and thereto. “TUPE” means the UK Transfer of Undertakings (Protection of Employment) Regulations 1981 or the UK Transfer of Undertakings (Protection of Employment) Regulations 2006, as amended. “Unapproved Option” a Company Option identified as such in the Consideration Spreadsheet. “United Kingdom GAAP” means Generally Accepted Accounting Practice in the United Kingdom. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations promulgated thereunder and any similar state, local or foreign Law. xiv